  As filed with the Securities and Exchange Commission on September 17, 1998
                                                     REGISTRATION NO. 333-53459

===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------
                                Amendment No. 2

                                       To
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ---------------------
                        ALL-TECH INVESTMENT GROUP, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                          7372                     13-2581640
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)

                                160 SUMMIT AVENUE
                           MONTVALE, NEW JERSEY 07645
                                 (201) 782-0200
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                                HARVEY I. HOUTKIN
                             CHIEF EXECUTIVE OFFICER
                         ALL-TECH INVESTMENT GROUP, INC.
                                160 SUMMIT AVENUE
                           MONTVALE, NEW JERSEY 07645
                                 (201) 782-0200
             (Name, Address, Telephone Number of Agent for Service)
                              ---------------------
                                   Copies to:
    RICHARD A. FRIEDMAN, ESQ.                      LAWRENCE B. FISHER, ESQ.
  SICHENZIA, ROSS & FRIEDMAN LLP.            ORRICK, HERRINGTON & SUTCLIFFE LLP
      135 WEST 50TH STREET                            666 FIFTH AVENUE
    NEW YORK, NEW YORK 10020                       NEW YORK, NEW YORK 10103
 Telephone No.: (212) 664-1200                   Telephone No.: (212) 506-5000
 Facsimile No.: (212) 664-7329                   Facsimile No.: (212) 506-5151
                            ---------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ---------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                             ---------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OF DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
===============================================================================

                        CALCULATION OF REGISTRATION FEE
===============================================================================

           Class of                Amount          Maximum             Maximum
  Securities Title of Each to       to be       Offering Price        Aggregate          Registration
         be Registered           Registered    Per Security(1)    Offering Price(1)          Fee
------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
 per share (2) ...............   4,485,000       $  9.00             $40,365,000        $ 11,907.68
------------------------------------------------------------------------------------------------------
Representative's Warrants (3)      390,000       $ .0001             $        39                   (4)
Common Stock, $.001 par value
 (5) .........................     390,000       $ 10.80             $ 4,212,000        $  1,242.54
------------------------------------------------------------------------------------------------------
Totals ......................................................        $44,577,039        $ 13,150.22*
------------------------------------------------------------------------------------------------------


 * previously paid

 (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.

 (2) Includes 585,000 shares of Common Stock (the "Common Stock") subject to sale upon exercise of the Underwriters' Over-Allotment Option granted to the Underwriters.

 (3) Represents warrants to be issued to the Representatives of the several Underwriters to purchase 390,000 shares of Common Stock (the
     "Representatives' Warrants"). See "Underwriting."

 (4) No fee due pursuant to Rule 457(g).

 (5) Represents shares of Common Stock issuable upon the exercise of the Representatives' Warrants, together with such indeterminate number of securities as may be issuable by reason of anti-dilution provisions contained therein.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 17, 1998

PROSPECTUS


LOGO


                        ALL-TECH INVESTMENT GROUP, INC.
                       3,900,000 Shares of Common Stock



     Of the 3,900,000 shares of Common Stock $.001 par value (the "Common Stock") of All-Tech Investment Group, Inc., a Delaware corporation ("All-Tech" or the "Company") offered hereby (the "Offering"), 3,510,000 shares of Common Stock are being issued and sold by All-Tech and 390,000 shares of Common Stock are being sold by the stockholders (the "Selling Stockholders") of All-Tech. All-Tech will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders. See "Use of Proceeds."

     Prior to the Offering, there has been no public market for the Common Stock and there can be no assurance that such a market will develop after the Offering or, if developed, that it will be sustained. It is currently anticipated that the initial public offering price of the Common Stock will be $9.00 per share. The initial public offering price of the Common Stock will be determined through negotiations among the Company, the Selling Stockholders and the Underwriters (as defined herein) in accordance with the recommendation of a "qualified independent underwriter" as required by Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"). See "Underwriting" for a discussion of the factors considered in determining the initial public offering price of the shares of Common Stock. All-Tech has applied to include the Common Stock on the Amex under the symbol "ECN."

        THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND
                        IMMEDIATE SUBSTANTIAL DILUTION.
            SEE "RISK FACTORS" BEGINNING ON PAGE 6 AND "DILUTION."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.



==================================================================================
                                   Underwriting                      Proceeds to
                      Price to     Discounts and    Proceeds to        Selling
                       Public     Commissions(1)     Company(2)    Stockholders(3)
----------------------------------------------------------------------------------
Per Share .........  $           $                 $              $
----------------------------------------------------------------------------------
Total .............  $           $                 $              $
==================================================================================



(1) Does not include additional compensation payable to the representatives (the "Representatives") of the several underwriters (the "Underwriters"), consisting of (i) a non-accountable expense allowance equal to 1 1/2% of the gross offering proceeds, or $526,500 ($605,475 if the Underwriters' over-allotment option is exercised in full), of which $75,000 has been paid to date, and (ii) warrants ("Representatives' Warrants") to be sold by the Company to the Representatives for nominal consideration to purchase up to 390,000 shares of Common Stock at a price of $10.80 per share of Common Stock, subject to anti-dilution provisions thereof, exercisable during the four year period commencing one year after the effective date of this Offering. In addition, see "Underwriting" for information concerning indemnification and contribution arrangements with the several Underwriters and other compensation payable to the Representatives.

(2) After deducting Underwriting discounts and commissions, but before deducting estimated expenses payable by the Company of $936,500, including the Representatives' non-accountable expense allowance on the Common Stock being sold by the Company.

(3) After deducting Underwriting discounts and commissions, but before deducting the non-accountable expense allowance upon the shares sold by the Selling Stockholders payable by the Selling Stockholders to the Representatives.

(4) The Company and the Selling Stockholders have granted the Underwriters an option (the "Over-Allotment Option") exercisable for a period of 45 days after the date of this Prospectus to purchase an aggregate of up to an additional 585,000 shares of Common Stock upon the same terms and conditions set forth above, solely to cover over-allotments, if any. See "Underwriting." If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, Proceeds to Company and
    Proceeds to Selling Shareholders will be $    , $   , $   , and $   ,
    respectively.

     The shares of Common Stock are being offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by their counsel and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify this Offering and to reject any order in whole or in part. It is expected that delivery of the shares of Common Stock offered hereby will be made against payment at the offices of ISG Solid Capital Markets, LLC, New
York, New York on or about   , 1998.

ISG Solid Capital Markets, LLC
                       Joseph Charles & Associates, Inc.
                                                All-Tech Investment Group, Inc.

                   The date of this Prospectus is      , 1998

ATTAIN(R) is a registered trademark of All-Tech. This Prospectus also contains trademarks and trade names of other companies.

--------------------------------------------------------------------------------

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE OR MAINTAIN THE PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET, INCLUDING ENTERING STABILIZING BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS OR IMPOSING PENALTY BIDS. SUCH TRANSACTIONS MAY BE EFFECTED ON THE AMERICAN STOCK EXCHANGE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."


INFORMATION ON THE COMPANY'S WEBSITE SHALL NOT BE DEEMED TO BE PART OF THIS PROSPECTUS.

                                 ------------

     The Company intends to mail to all of its stockholders an annual report containing financial statements audited by its independent accountants for each fiscal year and shall make available to all of its shareholders quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                              PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, including "Risk Factors" and the Financial Statements and Notes thereto, appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results suggested by the forward-looking statements and from the results historically experienced. Factors that may cause or contribute to such differences include, but are not limited to, those discussed under "Risk Factors" and elsewhere in this Prospectus. Unless otherwise indicated, all information in this Prospectus gives effect to a 1 for 1.46546 reverse stock split of the outstanding shares of Common Stock effected in September 1998 and assumes (i) no exercise of the Underwriters' Over-Allotment Option, (ii) no exercise of the Representatives' Warrants and (iii) no exercise of any outstanding options.



                                  The Company

     All-Tech Investment Group, Inc. ("All-Tech" or the "Company"), a registered broker-dealer, through its proprietary ATTAIN(R) trading system software, provides its customers with real-time computerized access to comprehensive price information for over-the-counter ("OTC") securities traded on The Nasdaq Stock Market ("Nasdaq") and securities traded on various national and regional exchanges, and enables its customers to instantaneously transmit buy and sell orders for execution. All-Tech also provides its customers with discounted commissions, electronic reports regarding the customer's orders and account status, customizable display screens, analytical modeling tools and news media reports. The Company has also developed and commenced operation of its ATTAIN(R) ECN (the "ATTAIN ECN"), an electronic communications network ("ECN"). ECNs provide investors an alternative trading system to traditional Nasdaq trading. Through the ATTAIN(R) trading system, subscribers can directly place buy and sell orders for Nasdaq traded stocks. Matching orders are paired off and the trade is executed by the ATTAIN ECN. Additionally, the best bid and offer in each security which is placed on the ATTAIN ECN will be displayed automatically and dynamically on a real-time basis on Nasdaq along with market maker quotations. The ATTAIN trading system permits the customer to eliminate the need to have the customer's order placed through a market maker, therefore eliminating the market maker and the costs associated with such market maker.


     The Company's services are primarily utilized by self-directed "day traders." Day traders actively engage in the buying and selling of securities, based on short-term price volatility, many times during the course of a day. They typically close out all open positions by the end of the day in order to manage risk when the markets are closed. Frequently, a position may be closed within minutes of the initial purchase or sale. All-Tech has over 1,500 active customers, consisting of day traders and active retail customers. The Company's average aggregate customer transaction volume has ranged between 2,500 and 3,000 trades per trading day for the last 12 months. All-Tech's customers can access All-Tech's ATTAIN trading system at All-Tech's main office, at one of its 22 branch offices or in their homes or offices through a computer connected to the ATTAIN trading system via dedicated telephone lines or the Internet. Access to the Company's ATTAIN trading system from remote locations requires the use of the Company's proprietary software, which the Company provides to its customers free of charge.


     All-Tech's objectives are to become the leading provider of electronic brokerage services to self-directed traders and investors and to expand the range of services and business activities engaged in by the Company. The Company's strategy to accomplish its objectives includes (i) enhancing awareness of the Company's ATTAIN trading system and ATTAIN ECN through marketing and advertising, (ii) expanding its customer base through an aggressive marketing campaign, opening additional branch offices and expanding services to attract less active traders, (iii) analyzing and exploring opportunities to commence new business activities, including electronic trading of financial instruments other than stocks and options, underwriting securities offerings, and other traditional investment banking and merchant banking activities, (iv) expanding proprietary trading and (v) pursuing opportunities to offer the Company's services internationally through use of the Internet and telecommunications systems.

     All-Tech was incorporated in New York under the name Concord Capital Corp. in 1981. The Company changed its name to All-State Investment Group, Inc. in March 1988 and changed its name to All- Tech Investment Group, Inc. in December 1988. In May 1998, the Company reincorporated in the State of Delaware. Its principal executive offices are located at 160 Summit Avenue, Montvale, New Jersey 07645. The Company's telephone number is (201) 782-0200; its world-wide website is located at www. attain.com. Information contained in the Company's website shall not be deemed to be part of this Prospectus.


                                 The Offering


Securities Offered by the Company ......................   3,510,000 shares of Common Stock.
Securities Offered by the Selling Stockholders .........   390,000 shares of Common Stock.
Common Stock Outstanding after the Offering ............   14,065,559(1)
Use of Proceeds ........................................   For working capital and other general corporate pur-
                                                           poses, development or acquisition of new areas of
                                                           brokerage business, marketing and proprietary trad-
                                                           ing. The Company will not receive any proceeds
                                                           from the sale of shares of Common Stock by the
                                                           Selling Stockholders. See "Use of Proceeds."
Proposed Amex Symbol ...................................   ECN


-------------

(1) Excludes (i) 1,000,000 shares of Common Stock issuable upon exercise of options to be granted on the effective date of this Offering under the Company's 1998 Stock Option Plan (the "Plan") at an exercise price equal to the initial public offering price of the Common Stock and (ii) 535,354 shares of Common Stock issuable pursuant to options which may be granted under the Plan. See "Management--1998 Stock Option Plan."

                            Summary Financial Data


     The following summary financial data is qualified by the more detailed financial statements of the Company and the notes thereto included elsewhere in this Prospectus and should be read in conjunction with such Financial Statements and notes thereto and the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.



                                                                Years Ended June 30,
                                  --------------------------------------------------------------------------------
                                       1994             1995             1996            1997            1998
                                  --------------  ----------------  --------------  --------------  --------------
                                                  (In thousands, except share and per share data)
Statement of
 Operations Data:
 Total revenues ................   $     14,738     $     2,962      $     11,075    $     16,064    $     18,296
 Total costs and
  expenses .....................         14,968           2,973             9,714          14,462          17,592
 Pre-tax income (loss) .........           (230)            (11)            1,361           1,602             704
 Net income (loss) .............           (230)             (3)              751             937             493
 Basic earnings
  (loss) per com-
  mon share ....................   $       (.02)    $      (.00)     $        .07    $        .09    $        .05
 Weighted average
  shares outstanding ...........     10,555,559      10,555,559        10,555,559      10,555,559      10,555,559




                                    Year Ended
                                     June 30,
                                  --------------
                                       1998
                                  --------------
                                     Pro Forma
                                   Unaudited(1)
Statement of
 Operations Data:
 Total revenues ................   $     18,296
 Total costs and
  expenses .....................         16,700
 Pre-tax income (loss) .........          1,596
 Net income (loss) .............          1,034
 Basic earnings
  (loss) per com-
  mon share ....................   $        .10
 Weighted average
  shares outstanding ...........     10,555,559





                                                              June 30, 1998(2)
                                                         --------------------------
                                        June 30, 1997     Actual     As Adjusted(3)
                                       ---------------   --------   ---------------
                                        (In thousands)
Balance Sheet Data:
 Cash and cash equivalents .........        $  641        $  985        $29,646
 Total assets ......................         3,799         4,279         32,717
 Stockholders' equity ..............         1,855         2,177         30,672



-------------

(1) Unaudited pro forma data reflects summary results of operations as if the executive employment agreements, which were entered into on April 20, 1998 in contemplation of this proposed Offering and commence on the effective date of the Offering, were in effect as of July 1, 1997 (see Management-- Employment Agreements; Key-Man Insurance and Note 5 to the Financial Statements). Such employment agreements provide for annual aggregate compensation of $1,000,000, aggregate additional salaries of 10% of net earnings before taxes to a maximum of an additional $1,000,000 in the first two years and $3,000,000 in the third year. Pro forma adjustments include
   (i) a net reduction in executive compensation of approximately $879,000 and
   (ii) a decrease in payroll taxes of approximately $13,000, which in the aggregate result in a net increase in pretax income of approximately $892,000. Additionally, (a) provision for taxes has been increased by approximately $351,000 due to the increase in pretax income and (b) net income has been increased by approximately $541,000. Future results may differ materially from the pro forma data presented.

(2) Excludes the conversion of $572,559 of indebtedness into additional paid-in capital in July 1998 by Rushmore Financial Services, Inc., ("Rushmore"), which is wholly-owned by Harvey I. Houtkin and Mark D. Shefts, officers and directors of the Company.

(3) As adjusted to give effect to the sale of 3,510,000 shares of Common Stock offered by the Company hereby at an assumed initial public offering price of $9.00 per share of Common Stock and the application of the estimated net proceeds therefrom. See "Use of Proceeds" and "Capitalization."

                                 RISK FACTORS

     This Prospectus contains forward-looking statements that involve risks and uncertainties. Words or phrases such as "should result, are expected to, we anticipate, we estimate, we project" or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company's historical experience and its present expectations or projections. Caution should be taken not to place undue reliance on any such forward-looking statements, since such statements speak only as of the date of the making of such statements. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Prospectus. The following risk factors should be considered carefully in addition to the other information contained in this Prospectus before purchasing the Common Stock offered hereby.

Growth of ECN; Risks of Collection of ECN Accounts Receivable

     All-Tech has recently developed and commenced operation of its ATTAIN ECN. The ATTAIN ECN began to generate revenues in February 1998, and, based upon the revenues recognized by the Company, the Company's advertising and marketing plans, and the potential for growth as a result of the use of the Internet as a medium for communication of trading information, the ATTAIN ECN has become a significant source of revenues. All-Tech engages in trading for its own account, primarily utilizing the ATTAIN ECN. Any discontinuance of trading on the ATTAIN ECN by All-Tech, whether voluntarily or as a result of government regulation, could have a material adverse effect on the Company's business, financial condition and operating results. See "--Potential Regulatory Issues Concerning Operation of the ATTAIN ECN."

     Revenues are recognized by the Company with respect to its ATTAIN ECN on a transaction date basis; users are billed monthly. The Company's accounts receivable have dramatically increased since the commencement of the operation of its ATTAIN ECN. For the period from February 1998 (commencement of the ECN) through June 30, 1998, the Company recognized gross ECN fee revenues of approximately $1,785,000, of which approximately $434,000, $520,000, $491,000 and $340,000 were recognized as of March 31, 1998, April 30, 1998, May 31, 1998 and June 30, 1998, respectively. In addition, the Company recognized allowances of approximately $132,000 in June 1998, resulting in net ECN fee revenues of approximately $1,653,000 as of June 30, 1998. As of June 30, 1998, approximately $662,000 of such net ECN fees have been paid to the Company and approximately $991,000 of such net ECN fees were unpaid outstanding accounts receivable of the Company. In addition, as of June 30, 1998, the Company had established a doubtful account reserve for ECN receivables in the amount of approximately $410,000. Through June 30, 1998, approximately 1.5% of the Company's revenues have been generated by non-affiliated ECN subscribers, while 98.5% has been generated by non-affiliated non-subscribers who access the ECN through Nasdaq.

     The Company is continuously monitoring the ECN fees it charges and such fees were recently reduced from $.015 to a maximum of $.005 per share as a result of competitive pressures and to adhere to maximum fees permitted pursuant to the SEC no-action letter under which the Company operates the ATTAIN ECN. The reduction in rates has negatively impacted ATTAIN ECN revenues. The Company currently has seventeen (17) active ECN subscribers, one of which is owned and operated by Harry Lefkowitz, a director of the Company. In addition, the Company has accepted applications and received binding subscription agreements from an additional eleven (11) broker-dealers to become ECN subscribers, and the Company is currently in the process of arranging for the necessary communication links which will allow such subscribers to access the ATTAIN ECN. The ATTAIN ECN subscription agreements shall continue indefinitely at the discretion of the parties, and the subscribers are granted a non-exclusive, non-transferable license to use the services. See "Business--The ATTAIN ECN."

     There has been a great deal of discussion in the industry regarding the amount of fees non-subscribers are charged to utilize ECNs and the fact that such fees are charged upon usage and not pursuant to a contract. The Company is currently denying access to 33 former ATTAIN ECN users because they have either requested that the Company block their access to the ATTAIN ECN or they have stated to the Company that they would not pay their ATTAIN ECN bills. The Company has requested that the U.S. Department of Justice investigate what the Company believes to be misconduct of Nasdaq market making participants in their refusal to pay the Company's ECN fees. In addition, the Company has commenced an arbitration against a former significant ATTAIN ECN user to collect unpaid ECN fees. The Company has been informed by the National Association of Securities Dealers, Inc. (the "NASD") that, based upon complaints lodged by two broker-dealers, it is conducting an investigation as to whether the Company's denial of access to the ATTAIN ECN constituted "backing away." Although the Company does not believe that there is any merit to such claims, and it intends to vigorously contest any such charge, there can be no assurance that such claims will not result in a formal investigation being commenced, that the Company will not incur substantial fees in contesting such claims, or that an adverse judgment against the Company will not be entered by the NASD which could result in the imposition of sanctions or monetary penalties against the Company. The Company believes that it maintains adequate reserves to account for the non-collection of its accounts receivable. However, the Company has only recently commenced billing users of the ATTAIN ECN and has very limited actual experience on which to base the amount of doubtful accounts receivable relating to revenues from the ATTAIN ECN. There can be no assurance that the rate of non-collection of accounts receivable will not increase as the level of usage of the ATTAIN ECN increases. Such an increase could materially adversely affect the Company's business, financial condition and results of operations. Although the Company intends to vigorously pursue its legal remedies to recover unpaid accounts receivable, there can be no assurance that such efforts will be successful. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Potential Regulatory Issues Concerning Operation of the ATTAIN ECN

     The Company has recently developed and commenced operations of its ATTAIN ECN. The Company operates the ATTAIN ECN pursuant to a no-action letter originally issued by the SEC staff in February 1998, which granted no-action relief through the period ending April 15, 1998. In April 1998, the no-action relief was extended through the period ending August 17, 1998, and in August 1998 the no-action relief was further extended through the period ending October 16, 1998. The no-action letter, as extended, is conditioned upon the continued compliance with the terms expressed in the earlier no-action letters, which include, but are not limited to, rapid response time to orders by the ATTAIN ECN, periodic review of the capacity and integrity of the system, compliance with Year 2000 review and compliance with restrictions on maximum transaction fees. No assurance can be given that the no-action letter will be extended beyond October 16, 1998. Further, SEC no-action letters are generally issued on a specific case-by-case basis and may not apply to other situations.

     All ECNs, including the ATTAIN ECN, are subject to an ongoing review of their operations by the SEC for compliance with the provisions of the no-action letter and for compliance with securities regulations in general. In this regard, the operation of the ATTAIN ECN is examined, on an ongoing basis, by the Division of Market Regulation of the SEC for such compliance. In the course of its review, the Division of Market Regulation of the SEC has questioned whether the Company's operation of the ATTAIN ECN is in the manner described in the Company's letter requesting a no-action position. The Company believes that it has, at all times, operated the ATTAIN ECN in accordance with the provisions of the no-action letter. No assurance can be given that a determination will not be made that the Company's operation of the ATTAIN ECN was not in accordance with the provisions of the no-action letter or securities laws in general. In the event that it is determined that the Company is or was not operating the ATTAIN ECN in accordance with the provisions of the no-action letter or securities laws in general, the SEC could impose restrictions upon the Company or its principals, or refuse to extend the no-action relief for the operation of the ATTAIN ECN. Further, the Company could be required to reduce or adjust the transaction fees which it charges. Any such actions could have a material adverse effect on the Company's business, financial condition and results of operations.

Risks Associated with Securities Business

     The Company, like other securities firms, is directly affected by national and international economic and political conditions, broad trends in business and finance, the level and volatility of interest rates, legislative and regulatory changes, tax law changes, currency fluctuations, inflation, flows of funds into and out of mutual and pension funds, the availability of short-term and long-term funding and capital and substantial fluctuations in volume of securities transactions, all of which may negatively affect trading volume levels generally and by the Company's customers specifically. In recent months, the U.S. securities markets have established record levels of trading which, the Company believes, has favorably impacted its business. A general decrease in trading activity on these markets could adversely affect the level of individual trading activity by All-Tech's customers, which would materially adversely affect the Company's operating results because certain expenses, consisting primarily of salaries and benefits, computer hardware and software costs and occupancy expenses, remain relatively fixed. Certain of the Company's competitors with more diverse product and service offerings may be better positioned to withstand decreased volatility in the securities markets. See "Risk Factors--Competition." Since 1988, the U.S. equity markets have generally risen and have not experienced an extended bear market. There can be no assurance that volume of trading and volatility will not substantially diminish, thereby negatively affecting the Company's commission income.

     All-Tech's brokerage business, by its nature, is subject to various other risks, including customer default, fraud, employees' misconduct and errors, failures in connection with the processing of securities transactions and litigation. The Company guarantees all customer transactions to its clearing broker, which extends margin credit to the Company's customers. To the extent All-Tech's customers purchase securities on margin, the Company is subject to risks inherent in the extension of credit, especially during periods of rapidly declining markets in which the value of the collateral held by the clearing firm could fall below the amount of a customer's indebtedness. Failure of customers to maintain cash or collateral deposit levels at all times at least equal to the value of the related securities could subject All-Tech to risk of loss, should the parties to the borrowing and lending transactions fail to honor their commitments. Risk can be increased dramatically during periods of volatility. Any such losses could have a material adverse effect on the Company's business, financial condition and operating results.

Concentration of Services

     Substantially all of the Company's revenues since inception have been derived from commissions on the intraday trading activity of the Company's customers through the Company's electronic brokerage services. The Company expects that a substantial portion of its future revenues will continue to be derived from customers' day trading activity. As a result, any factor resulting in reductions in commissions received by the Company or declines in demand for the Company's electronic brokerage services would have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company will continue to be successful in marketing its electronic brokerage services offered through its ATTAIN trading system or any new or enhanced versions thereof. Competitive pressures or other factors in the day trading area of the securities industry may result in significant declines in the Company's commissions, which would have a material adverse effect on the Company's business, financial condition and results of operations.

Policy of Regulating Authorities

     "Day trading" involves the buying and selling of securities based upon short-term volatility in the price of a security and closing out that position on the same trading day, perhaps within minutes of the initial purchase or sale. To the extent there is a lack of intra-day volatility, the opportunities to profit from day trading will be diminished. The Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. ("NASD") generally seek opportunities to adopt rules which tend to decrease volatility in the securities markets. To the extent that new rules or regulations or market conditions generally decrease volatility, opportunities for the Company's customers to profit from day trading will decline. Additionally, any regulatory change which limits the ability of individual investors to engage in active day trading or which disadvantages investors who participate in day trading would materially adversely affect the Company's business and results of operations.

     Lack of liquidity could also affect volatility. A recently adopted SEC rule which allows market makers to reduce the number of shares they are obligated to trade from 1,000 to 100 in all Nasdaq quoted stocks could reduce the liquidity available from market makers to order entry firms such as All-Tech. Such potential reduction in liquidity could be substantial. A substantial decrease in overall liquidity in the OTC market could materially adversely affect All-Tech's customers' ability to obtain execution of their orders and therefore could result in a decline in the Company's commission revenues. In addition, any decrease in trading activities of individual investors in equity securities due to tax law changes, recession, depression, increased interest rates on fixed income investments or otherwise could have a material adverse effect on the Company's business, financial condition or results of operations.

Management of Growth and Changing Business

     Over the past several years, the Company has experienced significant growth and change in its business activities and operations. Such changes have involved the Company's brokerage business and have included providing the Company's customers with computerized access to securities price information and analysis and enabling the Company's customers to transmit buy and sell orders for execution via computer, as well as opening branch offices. The Company also commenced operating the ATTAIN ECN in February 1998. The Company is still assessing the full demands of the ATTAIN ECN on the Company's management and the Company's financial and management systems and controls. The Company's growth has required, and will continue to require, increased investment in management personnel, financial and management systems and controls and facilities. The Company's past expansion has placed, and any future expansion would place, significant demands on the Company's administrative, operational, financial and other resources. The Company intends to continue to expand its business and operations, including entry into new markets, which will place additional strain on the Company's management and operations. The Company's future operating results will depend, in part, on its ability to continue to broaden the Company's senior management group and administrative infrastructure, and its ability to attract, hire and retain skilled employees. The Company's success will also depend on the ability of its officers and key employees to continue to implement and improve the Company's operational and financial control systems and to expand, train and manage its employee base. In addition, the Company's future operating results will depend on its ability to expand its sales and marketing capabilities and expand its customer support operations commensurate with its growth, should such growth occur. If the Company's revenues do not increase in proportion to its operating expenses, the Company's management systems do not expand to meet increasing demands, the Company fails to attract, assimilate and retain qualified personnel, or the Company's management otherwise fails to manage the Company's expansion effectively, there would be a material adverse effect on the Company's business, financial condition and operating results.

Dependence on Third Party Vendors

     The Company's viability depends on its ability to obtain for itself and its customers access to a breadth of quality and comprehensive real-time and historical financial market data from third party vendors whose products are technically compatible with the Company's ATTAIN software and its future products and services. The Company currently depends substantially upon relationships with third-party data vendors to ensure such access, including PC Quote, Inc. ("PC Quote"), Dow Jones & Company, Inc., the Nasdaq Stock Market, Inc., and other trading systems or ECNs, including Datek Securities Corp.'s Island system and Terra Nova Trading LLC's Archipelago system. Although the Company has written agreements with each of such third party vendors, if the Company's access to or use of the data provided by any of these third party vendors were interrupted or terminated, the Company would have to make alternative arrangements, either to produce such data itself or with a third party or to obtain comparable data from a different third party, and in the case of one significant vendor the Company has already made an alternative arrangement. It has been publicly reported that PC Quote is experiencing severe financial difficulties. With respect to obtaining quotation information, which the Company currently receives from PC Quote, the Company has entered into an agreement with Standard & Poors Comstock, Inc. in order to have a readily available alternative source for quotation information. There can be no assurance, however, that similar arrangements could be accomplished in a timely and cost effective manner, if at all, or that alternative sources would be available on commercially reasonable terms, if at all. To the extent the Company experiences disruptions, its customers will be inconvenienced and may be adversely affected. As a result, the Company's relationship with such customers would be adversely affected. There is also the risk that such contractual relationships will not be renewed on terms favorable to the Company, if at all. Vendors may also strengthen their alliances with the Company's competitors, discontinue their relationships with the Company, or develop strategic initiatives which involve eliminating or limiting compatibility between the Company's services and the vendor's services. There can be no assurance that the Company will be able to increase the number of compatible data vendors available to it or encourage other trading systems to become compatible with the ATTAIN ECN, or that the Company's existing data sources will continue to exist or cooperate in maintaining technical compatibility with the Company's ATTAIN trading system or the ATTAIN ECN. If the Company were unable to secure additional key data sources and compatibility with other trading systems, or were to lose access to significant amounts of data or to significant trading systems or ECNs, the Company's business, financial condition and results of operations would be materially adversely affected. To the extent third party vendor trading systems do not timely program their trading systems to be compatible with the ATTAIN ECN, the Company's business opportunities would be adversely affected. See "Business--All-Tech's Strategy" and "--Competition."

Lack of Access to Instinet ECN

     Instinet Corporation currently operates the largest ECN ("Instinet"). Historically, Instinet has offered and continues to offer its subscribers access to better stock prices than are available on Nasdaq. Instinet's customers' orders are not displayed by Instinet on Nasdaq unless the Instinet subscriber affirmatively requests that its order be displayed on Nasdaq. Additionally, only the best bid and asked quotations with respect to a specific Nasdaq traded security and for which Nasdaq display is requested by the Instinet subscriber are accessible to non-subscribers on Nasdaq. Moreover, the comprehensive list of bid and ask orders of all Instinet subscribers at any time may be viewed only by Instinet subscribers. This lack of access results in better prices for Instinet subscribers and limits the ability of individual investors, including the Company's customers, to discover trends or the magnitude of trends. Finally, Instinet subscribers are offered price improvement, while non-subscribers who access Instinet through Nasdaq do not receive price improvement. All-Tech has applied to Instinet for subscriber privileges in order to provide access to Instinet to the Company's customers, but Instinet has refused to grant privileges to All-Tech, severely limiting All-Tech's ability to offer these better execution prices to its customers. All-Tech instituted an arbitration proceeding against Instinet, seeking to become an Instinet subscriber, as well as monetary damages. However, its claims were recently dismissed. The order of dismissal requires the Company to pay Instinet $55,000 in reimbursement of legal fees incurred, as well to pay NASD Regulation, Inc. $27,750 in hearing fees. All-Tech may appeal this dismissal.

Competition

     The marketplace for electronic trading brokerage firms is intensely competitive and rapidly changing. All-Tech believes that due to anticipated growth of the market for electronic brokerage services, active stock trading facilities and other factors, competition will substantially increase and intensify in the future. The Company believes its ability to compete will depend upon many factors both within and outside its control, including the timing and market acceptance of new services, products and enhancements developed by the Company and its competitors, functionality of such services and products, data availability, ease of use, pricing, reliability, customer service and support and sales and marketing efforts.

     The Company faces direct competition from a number of publicly-traded and privately-held companies. It competes directly with other firms whose customers engage in active electronic day trading, other ECN systems, large Wall Street securities firms, securities subsidiaries of major commercial bank holding companies, major regional firms and smaller niche players. This competition is based primarily on the quality of services offered and price. The Company's principal competitors in providing electronic brokerage services to day traders currently include such firms as Datek Securities Corp., Terra Nova Trading, LLC. and Block Trading Corp. The Company's ATTAIN ECN competes principally with market makers, Instinet, Datek Securities Corp.'s Island ECN, Terra Nova Trading, LLC's Archipelago ECN, Bloomberg Tradebook LLC's Tradebook System ECN, Spear, Leeds & Kellogg's REDI ECN and Brass Utility Inc.'s BRUT ECN. The Company also competes with on-line trading systems available on the Internet, such as Charles Schwab & Co., Inc., E*Trade Capital Inc. and Accutrade Inc. In addition, the Company faces competition from data vendors, which offer investment analysis software, news quotations and other securities industry products.

     Nasdaq has recently filed a new rule proposal with the SEC to operate a limit order file (essentially an ECN). Should this proposal be adopted and Nasdaq offers a low-cost alternative to privately operated ECNs on which substantial numbers of limit orders are reflected, this could have a negative competitive impact on the ATTAIN ECN, which could materially adversely affect the Company's business, financial condition and results of operations. There can be no assurance whether such proposal will be approved and, if approved, when Nasdaq's ECN might become operational.

     Many of the Company's existing and potential competitors have longer operating histories, significantly greater financial, technical and market resources, greater name recognition and a larger installed customer base than the Company.

     One or more of these competitors may be able to respond more quickly to new or emerging technologies or changes in customer requirements, or to devote greater resources to the development, promotion and sale of their services and products than the Company. There can be no assurance that the Company's existing or potential competitors will not develop services and products comparable or superior to those developed by the Company or adapt more quickly than the Company to new technologies, evolving industry trends or changing customer requirements. Larger competitors are also able to advertise their products and services on a national or regional basis and may have a greater number and variety of distribution outlets for their services. On-line discount brokerage firms market their services through aggressive pricing and promotional efforts.


     The Company's average commission per transaction has fallen from $24.32 for the year ended June 30, 1996 to $23.52 for the year ended June 30, 1998, due to competitive pressures. In addition, the Company is continuously monitoring the ECN fees it charges and such fees were recently reduced from $.015 to a maximum of $.005 per share as a result of competitive pressures and to adhere to maximum fees permitted pursuant to the SEC no-action letter under which the Company operates the ATTAIN ECN. The reduction in rates has negatively impacted ATTAIN ECN revenues. See "Business--The ATTAIN ECN." Increased competition could result in additional price reductions, reduced margins or loss of market share, any one of which could materially adversely affect the Company's business, financial condition and results of operations. There can be no assurance that the Company will be able to compete successfully against current or future competitors, or that competitive pressures faced by the Company will not have a material adverse effect on its business, financial condition and results of operations.


     Competition from commercial banks may increase because of recent acquisitions of securities firms by commercial banks, as well as internal expansion by commercial banks into the securities business. In addition, the Company expects competition from domestic and international banks to increase as a result of recent and anticipated legislative and regulatory initiatives in the United States to remove or relieve certain restrictions on commercial banks. See "Business--Competition."


Competition for Retaining and Recruiting Personnel

     The Company's business is dependent on the highly skilled, and often highly specialized, individuals it employs. Retention of sales, trading, management and administrative professionals is particularly important to the Company's prospects. From time to time, other companies in the securities industry have experienced losses of sales and trading personnel as well as management and administrative professionals. The level of competition for key personnel is expected to increase due to the increasing number of companies offering electronic brokerage services and ECNs. There can be no assurance that losses of key personnel due to such competition or otherwise will not occur in the future. The loss of such professionals, particularly a senior professional, could adversely affect the Company's growth and operating results.

     The Company expects further growth in the number of its personnel. Additionally, the Company expects that continuing competition will cause its compensation costs to increase in the future. There can be no assurance that the Company will be able to recruit a sufficient number of new employees with the desired qualifications in a timely manner. The failure to recruit new employees could materially and adversely affect the Company's future operating results.

     While the Company generally does not have employment agreements with its employees, it attempts to retain its employees with incentives, such as bonuses. Additionally the Company intends to issue options to buy Company stock that vest over a number of years of employment. These incentives, however, may be insufficient in light of the increasing competition for experienced professionals in the securities industry, particularly if the value of the Company's stock declines or fails to appreciate sufficiently to be a competitive incentive for professional compensation. See "Business--Employees" and "Management."


Dependence on Key Personnel


     The Company is substantially dependent upon the efforts and skills of its executive officers, particularly Harvey I. Houtkin and Mark D. Shefts, the Company's Chairman of the Board and Chief Executive Officer, and its President, Chief Operating Officer and Chief Financial Officer, respectively. The loss of the services of either of these executive officers would have a material adverse effect on the Company. The Company has entered into employment agreements with both Messrs. Houtkin and Shefts and is applying for key man life insurance on the lives of Messrs. Houtkin and Shefts in the amount of $1,000,000 each, payable to the Company. The benefits received under these policies would not be sufficient to compensate the Company for the loss of the services of Mr. Houtkin or Mr. Shefts should suitable replacements not be employed. There can be no assurance that key man insurance will be obtained in such amount, if at all. See "Management--Employment Agreements; Key Man Insurance."


Significant Fluctuations in Quarterly Operating Results

     The Company's revenues and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, including access to public markets, fluctuations in the valuation of securities in which the Company has invested as a principal, the level of retail and institutional brokerage transactions, variations in expenditures for personnel, litigation expenses and expenses of establishing new business units. In addition, the timing of the Company's recognition of revenue from a significant transaction can materially affect the Company's quarterly operating results. Due to the foregoing and other factors, there can be no assurance that the Company will be able to sustain profitability on a quarterly or annual basis. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


Securities Regulation in General

     The securities business is subject to extensive regulation under federal and state laws in the United States and the rules and regulations of self regulatory organizations ("SROs"), such as the NASD and the various exchanges, and is also subject to regulation in the foreign countries in which All-Tech may wish to conduct its activities. One of the most important regulations with which the Company must continually comply is Rule 15c3-1 under the Securities Exchange Act of 1934, as amended (the "Net Capital Rule"), which requires the Company to maintain a minimum amount of net capital, as defined under such Rule.

     Compliance with many of the regulations applicable to the Company involves a number of risks, particularly in areas where applicable regulations may be subject to interpretation. In the event of non-compliance with an applicable regulation, governmental regulators and the NASD may institute administrative or judicial proceedings that may result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), issuance of cease-and-desist orders, deregistration or suspension of the non-compliant broker-dealer or investment adviser, suspension or disqualification of the broker-dealer's officers or employees or other adverse consequences. The imposition of any such penalties or orders on the Company could have a material adverse effect on the Company's operating results and financial condition.

     The Company's ability to engage in business is also regulated by the terms of its NASD membership agreement. The Company's membership agreement currently permits the Company to engage in the following business activities: broker or dealer retailing corporate equity securities over-the-counter; broker or dealer retailing corporate debt securities; mutual fund retailer; put and call broker or dealer or option writer; broker or dealer selling tax shelters or limited partnerships; non-exchange member arranging for transactions in listed securities by an exchange member; market maker in corporate OTC securities; municipal securities broker or dealer; underwriter or selling group member in firm commitment and best efforts offerings; and trading for the Company's account. Activities which are not currently permitted by the Company's membership agreement include the following: exchange member engaged in exchange commission business, other than floor activities; exchange member engaged in floor activities; mutual fund underwriter or sponsor; U.S. government securities dealer; broker or dealer selling variable life insurance or annuities; solicitor of time deposits in a financial institution; real estate syndicator; broker or dealer selling oil and gas interests; broker or dealer selling securities of only one issuer or associated issuers; broker or dealer selling securities of non-profit organizations; investment advisory services; and broker or dealer selling interests in mortgages or other receivables. To the extent new business activities are not already permitted under that agreement, the Company is required to seek modification of the agreement. While the Company is not currently seeking any modifications to its membership agreement, there can be no assurance that any modification which may be requested will be made on a timely basis, if at all. The failure to obtain such modification would prohibit the Company from engaging in the activity at issue and could impair the Company's ability to grow or to expand into other areas or business.

     Underwriting commitments, should the Company engage in underwriting and they be incurred, require a charge against net capital and, accordingly, the Company's ability to make underwriting commitments in the future, should it determine to do so, may be limited by the requirement that it must at all times be in compliance with the applicable net capital regulations. See "Business--Government Regulation."

     The regulatory environment in which the Company operates is subject to change. The Company may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC, other United States or foreign governmental regulatory authorities or SROs. The Company also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and the NASD. Furthermore, the Company's businesses may be materially affected not only by regulations applicable to it as a financial market intermediary, but also by regulations of general application.



Benefits of the Offering to Current Stockholders

     Upon completion of this Offering, the current stockholders of the Company will realize significant benefits, including, (i) the creation of a public market for their securities, (ii) assuming the Offering price of the Common Stock is $9.00 per share, the receipt of approximately $3,211,650 in net proceeds from the sale of 390,000 shares of Common Stock (and an additional $2,408,738 in net proceeds, assuming the Over-Allotment Option is exercised in full, from the sale of an additional 292,500 shares of Common Stock subject to the Underwriters' Over-Allotment Option), and (iii) an unrealized gain of approximately $89.4 million with respect to the securities owned by the Company's parent, Rushmore, which is wholly-owned by Messrs. Mark D. Shefts and Harvey I. Houtkin, stockholders, officers and directors of the Company. In addition, the current stockholders will experience an immediate increase in pro forma book value per share (after giving effect to the conversion of $572,559 of indebtedness into additional paid-in capital in July 1998 by Rushmore) owned by them from $.23 per share to $2.20 per share, while the purchasers of Common Stock in this Offering will experience immediate substantial dilution as described below.



Potential Conflicts of Interest


     The Company engages in proprietary trading and acts as a market maker. Therefore, the Company may be competing with its own customers with respect to certain trades. In addition, executive officers, directors and employees of the Company invest in public companies in which the Company acts as a market maker or in which the Company performs proprietary trading. Accordingly, there are certain risks that, as a result of such investment or profits interest, a director, officer or employee may take actions which would conflict with the best interests of the Company. All-Tech Training Group, Inc. ("ATTG") trains potential customers of the Company. The Company, if these trainees open All-Tech accounts, offers them per trade rebates up to, in the aggregate, the amount a customer paid for his or her training. ATTG is owned by Rushmore, which is wholly owned by Harvey I. Houtkin and Mark D. Shefts, officers and directors of the Company. Messrs. Houtkin and Shefts perform duties for other companies directly or indirectly owned by them, such as ATTG and various real estate companies, as well as trade for accounts owned or controlled by them. Although neither Mr. Houtkin nor Mr. Shefts spends a substantial amount of time on such activities at the present time, there can be no assurance that their duties as directors or officers of such other entities will not present conflicts of interest with their duties to the Company in the future. See "Business--Proprietary Trading" and "Certain Transactions."



Risk Associated with Increased Trading



     The Company has recently executed a joint back office agreement and a stock purchase agreement with its clearing firm, which agreements have not yet been executed by the clearing firm or approved by the New York Stock Exchange. In the event that the agreements are executed by the clearing firm and are approved by the New York Stock Exchange, of which no assurance can be given, such agreements would permit All-Tech to trade the Company's proprietary account at increased margin levels. Such increased leverage will permit the Company to greatly increase the amount of proprietary trading it engages in. Proprietary trading subjects the Company to risk of loss of the capital invested; trading at such a highly leveraged rate increases the risk of loss proportionately. Any losses, if significant, would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Proprietary Trading."

Risks Associated with Entry into Institutional Market

     The Company has historically sold its services primarily to individuals and has little experience in marketing its services directly to institutions. The Company believes its future success will depend in part on its ability to move beyond its traditional customer base and market its services to institutions, including brokerage firms with whom the Company currently competes. There can be no assurance that the Company's services will be accepted by institutional investors, which could have a material adverse effect on the Company's business growth. See "Business--All-Tech's Strategy."


Rapid Technological Change and Dependence on New Services

     Electronic stock trading is characterized by rapidly changing technology, evolving industry standards in computer hardware, programming tools, programming languages, operating systems, database technology and information delivery systems, changes in customer requirements and frequent new service introductions and enhancements. The Company's future success will depend upon its ability to maintain and develop competitive technologies, to continue to enhance its current services and to develop and introduce new services in a timely and cost-effective manner that meets changing conditions such as evolving customer needs, new competitive service offerings, emerging industry standards and changing technology. Any failure by the Company to anticipate or to respond quickly to changing market conditions, or any significant delays in development or introduction of new services, could cause potential customers to delay or decide against utilizing the Company's services and existing customers to conduct their trading at competitors of the Company, which could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--All-Tech's Strategy" and "--Future Growth and Development."


Risks Associated with Future Reliance on the Internet

     The Company believes that future development of its service and customer base, and the future growth of the Company, particularly outside of the United States, depends in part upon the utilization of the Internet as a widely used medium for communication of trading information and the delivery of high-quality financial market data, orders, account status information and customer support. The Company currently has a limited number of customers who communicate with the Company via the Internet. If the number of customers accessing All-Tech through the Internet increases, the Company will have to develop additional Internet technical compatibility and adjust its marketing and customer support approaches accordingly. There can be no assurance that the Company will accomplish any of such tasks on a timely, cost-effective basis, if at all. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by this continued growth. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity, or due to governmental regulation. Global commerce and online exchange of information on the Internet and other similar open wide area networks are new and evolving; therefore, it is difficult to predict whether Internet technology developments will keep pace with the demand for Internet services. If the necessary infrastructure or complementary services do not continue to be developed, or if the Internet does not continue as a viable commercial marketplace, or if the Company does not adequately and timely develop the necessary technical compatibility and adjust its marketing and customer support approaches accordingly, the Company's business, financial condition and results of operations could be materially adversely affected. See "Business--Regulatory Background and Development of Active Electronic Trading" and "--All-Tech's Strategy."


Risk of Software Defects


     As a result of their complexity, all software products, including the Company's software, may contain errors. Despite testing by the Company and initial use by customers, when new services and products are introduced or new versions of services and products are released, there can be no assurance that errors will not be found and persist after commencement of use, resulting in loss of revenues, delay in market acceptance or damage to the Company's reputation, any of which could have a material adverse effect upon the Company's business, financial condition and results of operations. All software is inherently limited by the accuracy of the data utilized. The monitoring, collection, storage and delivery of financial market data by data vendors and by the Company's software is inherently complex; therefore, it is subject to delay and to containing errors. The effectiveness of the Company's services is limited by the accuracy of such data. See "Business--Services--ATTAIN Trading System."


Risk of Litigation; Lack of Insurance Coverage


     There has been substantial litigation in the software industry involving intellectual property rights. Although the Company does not believe that it is infringing the intellectual property rights of others, or that others are infringing on its intellectual property rights, there can be no assurance that infringement claims, if asserted against the Company, would not have a material adverse effect on the Company's business, financial condition and results of operations, or that any infringement claim asserted by the Company would be successfully resolved.

     In June 1998, the Company instituted an arbitration against Knight Securities, Inc. ("Knight") by filing a Statement of Claim with the NASD. The arbitration seeks compensatory damages in the amount of $97,537.50, punitive damages in the amount of $500,000, as well as interest, costs, and disbursements and attorneys fees. The arbitration was commenced as a result of Knight's refusal to pay the Company's ECN fees arising from Knight's entering trades involving OTC securities with the ATTAIN ECN. The allegations set forth in the Statement of Claim include claims based upon breach of contract, quantum meruit and fraud. The Company is also currently denying access to Knight, as well as approximately 33 other ATTAIN ECN users, because they have stated to the Company that they will not pay their ATTAIN ECN bills. The Company intends to vigorously pursue its legal remedies to recover unpaid accounts receivable. However, there can be no assurance that such efforts will be successful.


     The Company has requested that the U.S. Department of Justice investigate what the Company believes to be misconduct of the market making participants in their refusal to pay the Company's ECN fees. In addition, the Company has been informed by the NASD that, based upon complaints lodged by two broker-dealers, it is conducting an investigation as to whether the Company's denial of access to the ATTAIN ECN constituted "backing away." Although the Company does not believe that there is any merit to such claims, and it intends to vigorously contest any such charge, there can be no assurance that such claims would not result in a formal investigation being commenced or that the Company would not incur substantial fees in contesting such claims.

     As the Company's services are designed to enable investors to make improved investment and trading decisions, an investor who uses the Company's services and sustains losses or fails to make profits in the securities or financial markets may allege that the Company's services contributed to or resulted in such losses or lost profits and that the Company should be held liable to the investor for such losses. While the Company's account documentation contains certain warnings and disclaimers, they may not be effective in certain jurisdictions or under certain circumstances. The Company currently does not maintain errors and omissions insurance to cover such liability risks, and there can be no assurance that such insurance would be available to the Company on reasonable terms, or at all, or, if obtained, that such insurance would be adequate to cover the amount of such liabilities, if imposed on the Company, or that such insurance would cover the types of claims which might be asserted against the Company. While the Company has never had such a claim successfully asserted against it, there can be no assurance that such claims will not be asserted and that, if asserted, the results will not materially adversely affect the Company's business, financial condition and results of operations. See "Business--Services."


Risks Associated with International Expansion

     A component of the Company's strategy is its planned expansion into international markets. This strategy is dependent, in part, on international customers having access to the appropriate financial market data and on the Company's ability to provide such potential customers with brokerage services under the laws of that jurisdiction. To date, the Company has only limited experience in marketing, selling and delivering its services internationally. There can be no assurance that the Company will be able to successfully market, sell and deliver its services in international markets. In addition, there are certain risks inherent in doing business on an international level, including unexpected changes in regulatory requirements, difficulties in staffing and managing foreign operations, dependence upon strategic partners needed to succeed in certain countries, difficulties in protecting intellectual property rights, longer payment cycles, problems in collecting accounts receivable, political instability, unfamiliarity with local laws and customs, fluctuations in currency exchange rates, and potentially adverse tax consequences. There can be no assurance that one or more of such or other factors will not have a material adverse effect on the Company's ability to expand into international markets or on the Company's future international operations if any, and, consequently, on the Company's business, financial condition and results of operations. There can be no assurance that the Company will expand into international markets. See "Business--Sales and Marketing."


Dependence upon Microsoft's Windows Operating System

     The Company's services are currently designed for use on computers using Microsoft's 32-bit Windows operating system, requiring Windows 95 and Windows NT. The Company may attempt to modify its software to take advantage of later versions of the Windows operating system, such as Windows 98, by Microsoft. To the extent any such later version is not compatible with Windows 95, All-Tech's customers trading from their own locations ("remote customers") would be required to purchase such new version. Any factor adversely affecting the demand for, or the current trends of increasing and expanding use of, the current Windows operating system could have an impact on demand for the Company's services, causing a material adverse effect on the Company's business, financial condition and results of operations. Additionally, changes to the underlying components of the Windows operating system may require changes to the Company's ATTAIN trading system and ECN software. If the Company is not able to successfully develop or implement appropriate modifications to its ATTAIN trading system and ECN software in a timely fashion, the Company's business, financial condition and results of operations could be materially adversely affected. See "Business--Services--The ATTAIN Trading System."


Emerging Market for Electronic Trading

     The market for computer-automated investment and trading on personal computers is relatively new and will be subject to frequent and continuing changes. Any future growth of this market depends upon continued customer acceptance of this type of trading as a viable method of implementing trading strategies. Historically, the Company's policy has been that prospective customers be educated as to the potential advantages of the Company's services and be trained in the trading strategies appropriate for this type of trading. The Company expects that the need for such education will continue for the foreseeable future. There can be no assurance that the Company will be successful in obtaining a sufficient number of educated customers or that the Company will be able to respond effectively to changing customer preferences in this market. If the size of the market is substantially smaller than the Company believes, or if the market for electronic trading fails to grow or grows more slowly than the Company currently anticipates, or if the Company fails to respond effectively to the evolving requirements of this market, the Company's business, financial condition and results of operations would be materially adversely affected. See "Business--Overview."


     The education of prospective customers in electronic day trading strategies is conducted almost wholly by ATTG, a wholly-owned subsidiary of Rushmore, a company which is wholly owned by Messrs. Harvey Houtkin and Mark Shefts, Chairman of the Board, Chief Executive Officer and Secretary and President, Chief Operating Officer, Chief Financial Officer and Treasurer, respectively, of the Company. Approximately 85% of the Company's day trading customers have received training from ATTG. Should ATTG determine to discontinue this business, the Company would have to develop its own educational capabilities or purchase ATTG's operations. The Company has no current intention of developing its own training capabilities. See "Certain Transactions."



Protection of Intellectual Property


     The Company's success is heavily dependent upon its proprietary technology. The Company relies primar-ily on a combination of copyright, trade secret and trademark laws, non-disclosure and other contractual provisions and technical measures to protect its proprietary rights. The Company seeks to protect its software, documentation and other written materials through trade secret and copyright laws, which provide only limited protection. As part of its confidentiality procedures, the Company enters into non-disclosure agreements with its employees, consultants and third party vendors. The Company uses agreements with its customers and ATTAIN ECN subscribers in order to protect its copyrights and trade secrets and to prevent such users from commercially exploiting such copyrights and trade secrets for their own gain. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may copy or otherwise obtain, use or exploit the Company's products or technology independently. Policing unauthorized use of the Company's products is difficult, and the Company is unable to determine the extent to which unauthorized use, if any, of its software products exists. Piracy can be expected to be a persistent problem, particularly in international markets and as a result of the growing use of the Internet. In addition, effective protection of intellectual property rights may be unavailable or limited in certain countries, including some in which the Company may attempt to expand its sales efforts. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technologies or products, either of which could result in a material adverse effect on the Company's business, financial condition and results of operations.

     There has been substantial litigation in the software industry involving intellectual property rights. The Company does not believe that it is infringing the intellectual property rights of others. There can be no assurance that infringement claims would not have a material adverse effect on the Company's business, financial condition and results of operations. In addition, to the extent that the Company acquires or licenses a portion of the software or data included in its software from third parties, its exposure to infringement actions may increase because the Company must rely upon such third parties for information as to the origin and ownership of such acquired or licensed software or data. In the future, litigation may be necessary to establish, enforce and protect trade secrets, copyrights, trademarks and other intellectual property rights of the Company. The Company may also be subject to litigation to defend against claimed infringement of the rights of others or to determine the scope and validity of the intellectual property rights of others. Any such litigation could be costly and divert management's attention, either of which could have a material adverse effect on the Company's business, financial condition and results of operations. Adverse determinations in such litigation could result in the loss of proprietary rights, subject the Company to significant liabilities, require the Company to seek licenses from third parties, which could be expensive, or prevent the Company from selling its services or using its trademarks, any one of which could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Intellectual Property and Other Proprietary Rights."


Risks Associated with Possible Acquisitions

     The Company may acquire businesses, assets, products and technologies that the Company believes could complement or expand the Company's business. The Company currently has no specific plan, commitments or agreements with respect to any acquisitions and there can be no assurance that the Company will be able to identify any appropriate acquisition candidates. If the Company identifies an acquisition candidate, there can be no assurance that the Company will be able to successfully negotiate the terms of any such acquisition, finance such acquisition or integrate such acquired business, assets, products or technologies into the Company's existing business. Furthermore, the negotiation of potential acquisitions as well as the integration of an acquired business could cause diversion of management's time and resources, and require the Company to use proceeds from this Offering to consummate a potential acquisition. See "Business--All-Tech's Strategy."

Possibility of Losses Associated with Principal and Trading Activities

     The Company's securities trading and market-making activities as principal subject the Company's capital to significant risks, including market, credit, leverage, counter-party and liquidity risks. Sudden sharp declines in market values of securities can result in illiquid markets and the failure of issuers and counterparties to perform their obligations, as well as increases in claims and litigation. In such markets, the Company may incur reduced revenues or losses in its principal trading activities. These activities often involve the purchase, sale or short sale of securities as principal in markets that may be characterized by relative illiquidity or that may be particularly susceptible to rapid fluctuations in liquidity and price. The Company intends to use a portion of the net proceeds from this Offering for its proprietary trading activities. See "Business."

Year 2000

     The Company's review of its own operating systems does not indicate any Year 2000 problems. However, the Company is highly dependent on third party vendors. Failures and interruptions, if any, resulting from the inability of certain computing systems of third party vendors, including the Company's clearing broker, to recognize the Year 2000 could have a material adverse effect on the Company's results of operations. The Company's clearing broker has informed the Company that it is not currently Year 2000 compliant. There can be no assurance that the Year 2000 issue can be resolved by any of such third parties prior to the upcoming change in the century. Although the Company may incur substantial costs, particularly costs resulting from increased charges by its third party service providers, as a result of such third party service providers correcting Year 2000 issues, such costs are not sufficiently certain to estimate at this time.



Lack of Off-Site Disaster Recovery Facility

     The Company's principal disaster recovery system is located at the Company's principal offices. The Company's principal backup recovery system includes (i) backup computers which are standing by which have already been loaded with duplicate software to run the ATTAIN trading system and ATTAIN ECN,
(ii) additional "shadow" T-1 communication lines which will be used in the event that the primary T-1 communication lines used by the Company's Internet customers fail, (iii) ISDN communications lines which serve as backup to the T-1 communication lines which connect the Company to its branch offices, and
(iv) T-1 communication lines which serve as backups to the satellite transmission feeds from which the Company obtains its quotation information. Finally, all of the Company's servers, routers and communication equipment is connected to uninteruptable power supplies for protection in the event of short-term electrical outages. No off-site disaster recovery system exists at this time. Recently, the Company experienced certain systems failure resulting from the malfunctioning of two telecommunications satellites, which resulted in the Company being unable to obtain listed quotation information at all of its offices for that trading day and any quotation information at a majority of its branch offices for the trading day. The Company has since implemented a full high speed wire back-up system which will allow the Company to obtain quotations and other information in the event of any future satellite malfunctions. There can be no assurance that the Company will not suffer any other systems failure or interruption, including one caused by a fire, other natural disaster, power or telecommunications failure, act of God, act of war or otherwise, or that the Company's back-up procedures and capabilities in the event of any such failure or interruption, in light of the fact that they are not off-site, will be adequate.


Dependence upon Availability of Capital and Funding

     The Company's business is dependent upon the availability of adequate required capital under applicable regulatory requirements. Historically, the Company has satisfied these needs from internally generated funds. While the proceeds of the Offering can be expected to satisfy the Company's funding and capital needs for the next 12 months, there can be no assurance that any, or sufficient, funding or regulatory capital will continue to be available to the Company thereafter on terms that are acceptable to it. The Company's ability to expand and grow its business in accordance with its current plan, to make acquisitions and to meet its long-term capital requirements beyond any such 12-month period will depend on many factors, including, but not limited to, the receipt of the net proceeds of this Offering, the rate, if any, at which the Company's cash flow increases, the ability and willingness of the Company to accomplish acquisitions and develop new business areas with its capital stock, and the availability to the Company of additional public and private subordinated debt and/or equity financing. No assurance can be given that additional financing will be available or that, if available, it will be available on terms favorable to the Company. See "Use of Proceeds," "Business--Government Regulation," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


Broad Discretion of Management in Use of Proceeds

     The Company has not made specific allocations for the use of the net proceeds from the sale by the Company of the Common Stock and Warrants offered hereby. Rather, the Company intends to use the net proceeds primarily for general corporate purposes, including principal investments and working capital. Accordingly, management will have significant discretion in applying the net proceeds of the Offering. See "Use of Proceeds."


Control by Insiders

     Prior to this Offering, all of the outstanding shares of Common Stock are held by Harvey I. Houtkin, Chairman, Chief Executive Officer and Secretary of the Company, Mark D. Shefts, President, Chief Operating Officer,

Chief Financial Officer and Treasurer of the Company, and Rushmore, a company wholly owned by Messrs. Houtkin and Shefts. Upon completion of the Offering, Messrs. Houtkin and Shefts will beneficially own in the aggregate 72.2% of the outstanding Common Stock (and 68.8% of the Common Stock if the Over-Allotment Option is exercised in full) and therefore will be able to control the outcome of all corporate actions requiring shareholder approval. Therefore, investors' ownership of Common Stock will not provide them with any ability to determine the outcome of matters requiring a shareholder vote, including the election of directors, and any merger, consolidation or sale of all or substantially all of the Company's assets. Additionally Messrs. Houtkin and Shefts shall effectively retain control over the management and affairs of the Company through their significant stock ownership. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of the Company or a merger, consolidation, takeover or other business combination involving the Company or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company. See "Management" and "Principal and Selling Stockholders."



Possible Issuance of Preferred Stock; Barriers to Takeover


     The Company's Certificate of Incorporation and By-Laws, as well as Delaware corporate law, contain certain provisions that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. These provisions could limit the price that certain investors might be willing to pay in the future for shares of Common Stock. Certain of these provisions impose various procedural and other requirements that could make it more difficult for stockholders to effect certain corporate actions. The Company's Certificate of Incorporation also authorizes the Board of Directors to issue, without stockholder approval, 5,000,000 shares of Preferred Stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of Common Stock. Following the Offering, no shares of Preferred Stock of the Company will be outstanding. Any issuances of Preferred Stock could be used for anti-takeover purposes or to discourage, delay or prevent a change of control of the Company. See "Description of Capital Stock."


Absence of Prior Market; Possible Volatility of Price of Common Stock; Arbitrary Determination of Offering Price

     Prior to the Offering, there has been no public market for the Common Stock, and there can be no assurance that an active public market will develop or, if developed, will be sustained following the Offering. The initial public offering price of the Common Stock will be determined through negotiations among the Company, the Selling Stockholders and the Underwriters, based upon several factors although, under Rule 2720 of the NASD Conduct Rules, the initial public offering price can be no higher than that recommended by a "qualified independent underwriter" meeting certain standards. Joseph Charles & Associates, Inc. has agreed to serve in such role. For a discussion of the factors to be taken into account in determining the initial public offering price of the Common Stock, see "Underwriting." Certain factors, such as sales of the Common Stock into the market by existing shareholders, fluctuations in operating results of the Company or its competitors, market conditions for similar stocks, and market conditions generally for other companies in the investment banking industry or in the financial services or technology industries, could cause the market price of the Common Stock to fluctuate substantially. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance of such companies. Accordingly, the market price of the Common Stock may decline even if the Company's operating results or prospects have not changed. There can be no assurance that the Common Stock offered by this Prospectus will trade at market prices in excess of the initial public offering price. See "Underwriting."


Potential Decreases in the Market Price of Common Stock Resulting from Future Sales of Common Stock

     Sales of a substantial number of shares of Common Stock in the public market, whether by purchasers in the Offering or other stockholders of the Company, could adversely affect the prevailing market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities. Without giving effect to exercise of the Underwriters' Over-Allotment Option, there will be

14,065,559 shares of Common Stock outstanding immediately after completion of the Offering, of which 3,900,000 shares of Common Stock will be freely tradeable in the public markets, subject, if purchased by "affiliates", to the volume and other limitations set forth in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The remaining 10,165,559 shares of Common Stock outstanding immediately following the Offering will be "restricted" securities, as that term is defined under Rule
144. Under lock-up agreements (the "Lockup Agreements") each existing stockholder has agreed that such stockholder will not directly or indirectly sell, assign or otherwise transfer any shares of Common Stock for a period of twelve (12) months after the effective date of the Offering, unless released by the Representatives. Any shares subject to the Lockup Agreements may be released by the Representatives at any time without notice to the public. All of such 10,165,559 shares of Common Stock would be eligible for sale, subject to compliance with the volume limitations of Rule 144 by the holders of these shares commencing upon the later of (i) ninety (90) days after the effective date of the Offering or (ii) the expiration or waiver of the Lockup Agreements. See "Shares Eligible for Future Sale" and "Underwriting."



Immediate and Substantial Dilution


     Purchasers of Common Stock in the Offering will experience immediate substantial dilution of $6.80 per share based on the pro forma net tangible book value of the Company at June 30, 1998, and on an initial public offering price of $9.00 per share. See "Dilution."


Lack of Experience of Certain Representatives

     ISG Solid Capital Markets, LLC ("ISG") commenced operations in early 1997. The current president and chief executive officer of ISG has been a principal of various broker-dealers since 1978; however, prior to this Offering, ISG had co-managed only two other public securities offerings and had acted as an underwriter in several other offerings. Prior to this Offering, All-Tech has not co-managed or acted as an underwriter of any other public offerings. The principals of All-Tech have been principals of a broker-dealer which co-managed two public securities offerings and acted as an underwriter in one other offering. Therefore, except for Joseph Charles & Associates, Inc., none of the Representatives have limited experience as a manager, co-manager or underwriter of public offerings of securities. During the five years immediately preceding the filing of the Registration Statement of which this Prospectus forms a part, Joseph Charles & Associates, Inc. has managed or co-managed 12 public offerings of securities.

     The Underwriters are required to make an independent investigation reasonably calculated to reveal all facts pertinent to a prudent investor regarding the Company and the price of the Common Stock. See "Underwriting." There can be no assurance that the limited offering experience of certain of the Representatives will not adversely affect this Offering or the subsequent development, if any, of a trading market for the Common Stock. See "Underwriting."



Limited Marketing Capabilities


     The Company's operating results will depend to a large extent on its ability to successfully market the ATTAIN trading system, the ATTAIN ECN and other services to public customers who are active traders and who require real-time market information. In addition, the Company also hopes to market its services to institutions, including brokerage firms. The Company currently has limited marketing capability. The Company intends to use a portion of the proceeds of the Offering to hire additional sales and marketing personnel and conduct additional advertising. There can be no assurance that any marketing efforts undertaken by the Company will be successful or will result in any significant increase in usage of the ATTAIN trading system, the ATTAIN ECN or other services of the Company. See "Business--All-Tech's Strategy."


No Dividends and None Anticipated


     Although the Company has paid dividends on the Common Stock in the past, it is anticipated that income received from operations, if any, will be retained for the Company's future operations. Accordingly, no dividends are anticipated in the future. See "Dividend Policy."

Limitation on Liability of Directors


     The Company's Certificate of Incorporation limits personal liability of directors to the fullest extent permitted by the General Corporation Law of the State of Delaware. In addition, the Company's By-Laws provide for indemnification of directors, officers, employees or agents of the Company under certain circumstances. See "Description of Capital Stock."

                                USE OF PROCEEDS


     The net proceeds to be received by the Company from the sale of the 3,510,000 of the shares of the Common Stock offered hereby by the Company, based on an assumed initial public offering price of $9.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, are estimated to be $28,494,850 ($30,903,587 assuming exercise of the Over-Allotment Option in full). The net proceeds will be used for general corporate purposes, the development or acquisition of new areas of the brokerage business, advertising and marketing, principal investments, proprietary trading activities and working capital. The Company will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. See "Principal and Selling Stockholders."



                                DIVIDEND POLICY


     The Company has declared and paid cash dividends on its capital stock in the past. The Company currently intends to retain all of its earnings, if any, for use in its business and does not anticipate paying any dividends in the foreseeable future. The payment of any future dividends will be at the discretion of the Company's Board of Directors and will depend upon a number of factors, including future earnings, the success of the Company's business activities, regulatory capital requirements, the general financial condition and future prospects of the Company, general business conditions and such other factors as the Board of Directors may deem relevant.



                                   DILUTION


     The pro forma net tangible book value of the Company as of June 30, 1998 (after giving effect to the conversion of $572,559 of indebtedness owed to Rushmore into additional paid-in capital in July 1998) was approximately $2,455,000 or $.23 per share of Common Stock. Pro forma net tangible book value per share represents the Company's tangible assets less total pro forma liabilities divided by the number of shares of Common Stock outstanding as of June 30, 1998. Dilution per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in the Offering made hereby and the pro forma net tangible book value per share of Common Stock immediately after completion of the Offering. Without taking into account any changes in such pro forma net tangible book value after June 30, 1998, other than to give effect to the sale of 3,510,000 shares of Common Stock (but not the Underwriters' Over-Allotment Option) by the Company in this Offering at an assumed initial public offering price of $9.00 per share and the application of the estimated net proceeds therefrom (after deducting the underwriting discount and commissions and estimated Offering expenses), the pro forma as adjusted net tangible book value of the Company as of June 30, 1998, would have been approximately $30,950,000, or $2.20 per share. This represents an immediate increase in pro forma net tangible book value of $1.97 per share to existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value of $6.80 per share to new investors. The following table illustrates this dilution on a per share basis:




Assumed initial public offering price per share ................................  $9.00
   Pro forma net tangible book value per share as of June 30, 1998    $ .23
   Increase per share attributable to Offering                         1.97
                                                                       ----
Pro forma as adjusted net tangible book value per share after the Offering .....   2.20
                                                                                  -----
Dilution per share to new investors ............................................  $6.80
                                                                                  =====

     The following table summarizes, through the date of this prospectus, the difference between the total consideration paid for the number of shares of Common Stock purchased from the Company and the average price per share paid by existing stockholders and by new investors purchasing shares of Common Stock pursuant to this Offering.





                                      Shares Purchased          Total Consideration
                                  ------------------------   -------------------------    Average Price
                                     Number       Percent        Amount       Percent       Per Share
                                  ------------   ---------   -------------   ---------   --------------
Existing Stockholders .........   10,555,559        75.0%    $ 2,255,154         6.7%        $  .21
New Investors .................    3,510,000        25.0      31,590,000        93.3         $ 9.00
                                  ----------        ----     -----------        ----
   Total ......................   14,065,559         100%    $33,845,154         100%
                                  ==========        ====     ===========        ====

                                CAPITALIZATION


     The following table sets forth the capitalization of the Company as of June 30, 1998 (i) on a pro forma basis (after giving effect to the conversion of $572,559 of indebtedness owed to Rushmore into additional paid-in capital in July 1998) and (ii) as adjusted to reflect the sale by the Company of 3,510,000 shares of Common Stock offered hereby at an assumed initial public offering price of $9.00 per share, and the receipt of the estimated net proceeds therefrom, after deducting estimated underwriting discounts and commissions and offering expenses payable by the Company. This table should be read in conjunction with the Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Prospectus.






                                                                              June 30, 1998
                                                                      ------------------------------
                                                                                         Pro forma
                                                                        Pro forma       As Adjusted
                                                                      -------------   --------------
Stockholders' equity: .............................................
 Preferred Stock, $.01 par value, 5,000,000 shares authorized, none
   outstanding ....................................................    $       --      $        --
    Common Stock, $.001 par value, 55,000,000 shares authorized,
   10,555,559 shares outstanding, actual; and 14,065,559 shares
   outstanding, as adjusted(1) ....................................        10,556           14,066
 Additional paid-in capital .......................................     2,125,771       30,617,111
 Retained earnings ................................................       612,812          612,812
                                                                       ----------      -----------
   Stockholders' equity ...........................................     2,749,139       31,243,989
                                                                       ----------      -----------
      Total capitalization ........................................    $2,749,139      $31,243,989
                                                                       ==========      ===========



------------
(1) Excludes as of June 30, 1998: 1,535,354 shares of Common Stock reserved for issuance under the Company's 1998 Stock Option Plan, none of which had been granted. The Company intends to grant 1,000,000 of such options, such grant to be effective upon the effective date of this Offering. See "Management--1998 Stock Option Plan" and Note 11 of Notes to Financial Statements.

                            SELECTED FINANCIAL DATA

     The following table sets forth selected financial information with respect to the Company as of and for the periods indicated. The financial information as of and for the years ended June 30, 1994, 1995, 1996, 1997 and 1998, has been derived from the audited financial statements of the Company. This selected financial information should be read in conjunction with the Financial Statements and Notes thereto and the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.





                                                                         Years Ended June 30,
                                          ----------------------------------------------------------------------------------
                                                1994              1995             1996            1997            1998
                                          ----------------  ----------------  --------------  --------------  --------------
                                                           (in thousands, except share and per share data)
STATEMENTS OF
OPERATIONS DATA:
Revenues:
 Brokerage .............................    $    15,113       $     2,826      $     10,704    $     15,393    $     16,620
 Trading ...............................           (377)              115                64             132            (393)
 ECN ...................................             --                --                --              --           1,653
 Other .................................              2                21               307             539             416
                                            -----------       -----------      ------------    ------------    ------------
  Total revenues .......................         14,738             2,962            11,075          16,064          18,296
                                            -----------       -----------      ------------    ------------    ------------

Costs and Expenses:
 Clearing charges ......................          5,517               560             2,506           3,689           3,031
 Technology development ................             38                43               209             366             442
 Communication costs ...................            709               229               977           2,376           4,044
 Employee compensation and
  benefits .............................          7,568             1,476             4,161           6,057           6,324
                                            -----------       -----------      ------------    ------------    ------------
 Occupancy costs .......................             96                67               106             386           1,077
 Other .................................          1,040               598             1,755           1,588           2,674
                                            -----------       -----------      ------------    ------------    ------------
  Total costs and expenses .............         14,968             2,973             9,714          14,462          17,592
                                            -----------       -----------      ------------    ------------    ------------
Income (loss) before provision
 for income taxes ......................           (230)              (11)            1,361           1,602             704
Provision (benefit) for income
 taxes .................................             (0)               (8)              610             665             211
                                            --------------    --------------   ------------    ------------    ------------
Net income (loss) ......................    $      (230)      $        (3)     $        751    $        937    $        493
                                            =============     =============    ============    ============    ============
Basic earnings (loss) per share ........    $      (.02)      $      (.00)     $        .07    $        .09    $        .05
                                            =============     =============    ============    ============    ============
Weighted average shares
 outstanding ...........................     10,555,559        10,555,559        10,555,559      10,555,559      10,555,559
                                            =============     =============    ============    ============    ============

                                            Year Ended
                                             June 30,
                                          --------------
                                               1998
                                          --------------
                                             Pro Forma
                                           Unaudited(1)
STATEMENTS OF
OPERATIONS DATA:
Revenues:
 Brokerage .............................   $     16,620
 Trading ...............................           (393)
 ECN ...................................          1,653
 Other .................................            416
                                           ------------
  Total revenues .......................         18,296
                                           ------------

Costs and Expenses:
 Clearing charges ......................          3,031
 Technology development ................            442
 Communication costs ...................          4.044
 Employee compensation and
  benefits .............................          5,432
                                           -------------
 Occupancy costs .......................          1,077
 Other .................................          2,674
                                           -------------
  Total costs and expenses .............         16,700
                                           -------------
Income (loss) before provision
 for income taxes ......................          1,596
Provision (benefit) for income
 taxes .................................            562
                                           -------------
Net income (loss) ......................   $      1,034
                                           =============
Basic earnings (loss) per share ........   $        .10
                                           =============
Weighted average shares
 outstanding ...........................     10,555,559
                                           =============




                                                             June 30,
                                       ----------------------------------------------------
                                         1994       1995       1996       1997      1998(2)
                                       --------   --------   --------   --------   --------
                                                          (in thousands)
BALANCE SHEET DATA:
 Cash and cash equivalents .........    $   84     $   37     $  177     $  641     $  985
 Total assets ......................     1,716      1,657      3,263      3,799      4,279
 Total liabilities .................       197        141        996      1,944      2,102
 Stockholders' equity ..............     1,519      1,516      2,267      1,855      2,177



------------
(1) Unaudited pro forma data reflects results of operations as if the executive employment agreements, which were entered into on April 20, 1998 in contemplation of the proposed Offering and commence on the effective date of the Offering, were in effect as of July 1, 1997 (see Management--Employment Agreements; Key-Man Insurance and Note 5 to the Financial Statements). Such employment agreements provide for annual aggregate compensation of $1,000,000, aggregate additional salaries of 10% of net earnings before taxes to a maximum of an additional $1,000,000 in the first two years and $3,000,000 in the third year. Pro forma adjustments include (i) a net reduction in executive compensation of approximately $879,000 and (ii) a decrease in payroll taxes of approximately $13,000, which in the aggregate result in a net increase in pretax income of approximately $892,000. Additionally, (a) provision for taxes has been increased by approximately $351,000 due to the increase in pretax income and (b) net income has been increased by approximately $541,000. Future results may differ materially from the pro forma data presented.
(2) Excludes the conversion of $572,559 of indebtedness owed to Rushmore into additional paid-in capital in July 1998.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the Financial Statements and Notes thereto included elsewhere in this Prospectus. This discussion contains forward-looking statements. Words or phrases such as "should result, are expected to, we anticipate, we estimate, we project" or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties including, but not limited to, those set forth under "Risk Factors" and elsewhere in this Prospectus that could cause actual results to differ materially from the Company's historical experience and its present expectations or projections. Caution should be taken not to place undue reliance on any such forward-looking statements, since such statements speak only as of the date of the making of such statements.

General

     The Company is a registered securities broker/dealer which provides its customers with computerized access to securities price information and enables its customers to transmit buy and sell orders for execution. The Company also operates an electronic communications network, the ATTAIN ECN, on which subscribers may post bids and offers for OTC securities. Substantially all of the Company's revenues to date have been derived from commissions on customer transactions.

     In fiscal 1995, the Company temporarily substantially discontinued dealing with retail customers and its principals concentrated on market making activities in an affiliated registered broker-dealer, Domestic Securities, Inc. ("DSI"), due to regulatory changes. DSI is a wholly-owned subsidiary of Rushmore, a company which is wholly-owned by Messrs. Harvey I. Houtkin and Mark
D. Shefts, stockholders, officers and directors of the Company. The decision to discontinue the Company's retail business related to the drop in the amount of retail business generated by the Company following modifications to the SOES rules adopted by the NASD. The rule revisions limited the maximum SOES order to 500 shares, down from 1,000 shares and prohibited short selling on SOES. The principals of the Company assessed that these changes were detrimental to its operations and were advantageous to market makers. Accordingly, the principals of the Company determined to focus their efforts on market making activities through DSI. DSI competed on the basis of price rather than the more traditional practice of buying order flow. Due to certain price fixing conventions, the market making business engaged in by the Company's principals through DSI proved unsuccessful. Subsequently, in 1995, the SOES rules modifications were rescinded and thereafter, in fiscal 1996, the Company's principals returned their focus to All-Tech and its brokerage business. The Company's ATTAIN ECN began to generate revenues in February 1998 and has become a significant source of revenues.


Results of Operations

     The following table sets forth, for the periods indicated, the percentage of revenues represented by the items reflected in the Company's Statement of Operations.


                                                             Years Ended June 30,
                                                     ------------------------------------
                                                        1996         1997         1998
                                                     ----------   ----------   ----------
Revenues:
 Brokerage commissions and fees ..................       96.6%        95.8%        90.8%
 Trading gains (losses) ..........................        0.6          0.8        ( 2.1)
 ECN fees ........................................        0.0          0.0          9.0
 Other ...........................................        2.8          3.4          2.3
                                                        -----        -----        -----
Total Revenues ...................................      100.0        100.0        100.0
                                                        -----        -----        -----
Costs and Expenses:
 Clearing charges ................................       22.6         23.0         16.6
 Technology development ..........................        1.9          2.3          2.4
 Communication costs .............................        8.8         14.8         22.1
 Employee compensation and benefits ..............       37.6         37.7         34.6
 Occupancy costs .................................        0.9          2.4          5.9
 Other ...........................................       15.8          9.9         14.6
                                                        -----        -----        -----
Total Costs and Expenses .........................       87.7         90.0         96.2
                                                        -----        -----        -----
Income before provision for income taxes .........       12.3         10.0          3.8
Provision for income taxes .......................        5.5          4.2          1.1
                                                        -----        -----        -----
Net income .......................................        6.8%         5.8%         2.7%
                                                        =====        =====        =====

Year Ended June 30, 1998 Compared to Year Ended June 30, 1997

     Revenues. Total revenues increased approximately $2.2 million or 14% to $18.3 million for the year ended June 30, 1998 from $16.1 million for the year ended June 30, 1997. This increase resulted primarily from an increase in brokerage commissions and fees of approximately $1.2 million and from ECN fees of $1.7 million net of allowances of $132,000 from the Company's ATTAIN ECN which the Company commenced operating on February 17, 1998, offset by trading losses of approximately $.4 million. The Company believes that it has established adequate doubtful account reserves for non-collection of ECN fees receivable as of June 30, 1998, however there can be no assurance that such reserve will be sufficient. Brokerage commissions and fees increased approximately $1.2 million or 8% to $16.6 million for the year ended June 30, 1998, from $15.4 million for the same period in fiscal 1997. The increase in brokerage commissions and fees resulted primarily from an increase in the number of customer transactions processed by the Company. Customer transactions for the year ended June 30, 1998 were approximately 720,000 compared to 653,000 for the comparable period in fiscal 1997, an increase of 10%. Average commissions per transaction declined from $23.79 for the year ended June 30, 1997, to $23.52 for the same period in fiscal 1998. Trading revenue declined approximately $525,000 or 398% from a net gain of $132,000 for the year ended June 30, 1997 to a net loss of $393,000 for the year ended June 30, 1998.

     Other income decreased by approximately $123,000 or 23% to $416,000 from $539,000. This decrease is primarily attributable to a decrease in branch office and remote set-up fees of $152,000 or 31% to $337,000 from $489,000 and a decrease in book sales of $34,000 or 100%, offset by an increase in interest income of $18,000 or 113% from $16,000 to $34,000 and a net increase of other miscellaneous income of $45,000.

     Clearing Charges. Clearing charges decreased approximately $.7 million or 19% to $3.0 million for the year ended June 30, 1998 from $3.7 million for the comparable period in fiscal 1997. Although customer transactions during the year ended June 30, 1998 increased, the decrease in clearing charges is primarily attributable to a negotiated reduction in those charges imposed by the clearing broker.

     Technology Development. Technology development costs increased approximately $76,000 or 21% to $442,000 for the year ended June 30, 1998, from $366,000 for the comparable period in fiscal 1997. This increase is primarily attributable to the hiring of additional personnel to enhance, improve and maintain the Company's extensive data processing activities and the ATTAIN trading system and ECN software.

     Communication Costs. Communication costs increased approximately $1.6 million or 67% to $4.0 million for the year ended June 30, 1998 from $2.4 million for the comparable period in fiscal 1997. This increase is primarily attributable to increased customer transactions processed by the Company and the openings of additional branch offices.

     Employee Compensation and Benefits. Employee compensation and benefits increased approximately $.2 million or 3% to $6.3 million for the year ended June 30, 1998 from $6.1 million for the comparable period in fiscal 1997. This increase is primarily attributable to (i) an increase in employee compensation and benefits exclusive of officers' salaries of $1.0 million or 33% and (ii) a decrease in executive officers' salaries of $.8 million or 27% (of which $1.5 million is attributable to a decrease executive officers' bonuses and $.7 million is attributable to an increase in regular executive salaries). The increases in employee compensation and benefits exclusive of executive officers' salaries were primarily the result of the openings of additional branch offices.

     Occupancy Costs. Occupancy costs increased approximately $.7 million or 175% to $1.1 million for the year ended June 30, 1998 from $.4 million for the comparable period in fiscal 1997. This increase is primarily attributable to the openings of additional branch offices.

     Other Costs and Expenses. Other costs and expenses increased approximately $1.1 million or 69% to $2.7 million for the year ended June 30, 1998 from $1.6 million for the comparable period in fiscal 1997. This increase in other costs and expenses consisted primarily of increases in data processing costs, professional fees and other general office and operating expenses which resulted from the openings of additional branch offices.

     Provision for Income Taxes. Provision for income taxes represents the expense recognized by the Company for federal and state income taxes at an effective rate of 30% for the year ended June 30, 1998, and 42% for the comparable period in fiscal 1997. Provision for income taxes decreased approximately $454,000 or 68% to $211,000 for the year ended June 30, 1998 from $665,000 for the year ended June 30, 1997.

     Net Income. Net income decreased approximately $.4 million or 44% to $.5 million for the year ended June 30, 1998 from $.9 million for the year ended June 30, 1997.



Year Ended June 30, 1997 Compared to Year Ended June 30, 1996

     Revenues. Total revenues increased approximately $5.0 million or 45% to $16.1 million for the year ended June 30, 1997 from $11.1 million for the year ended June 30, 1996. Brokerage commissions and fees increased 44% to $15.4 million for the year ended June 30, 1997 from $10.7 million for fiscal 1996. The increase in brokerage commissions and fees resulted primarily from an increase in the number of customer transactions processed by the Company. The Company processed approximately 653,000 customer transactions for the year ended June 30, 1997, compared to 444,000 for fiscal 1996, or an increase of 47%. Average commissions per transaction declined from $24.32 for the year ended June 30, 1996, to $23.79 for fiscal 1997.

     Other income increased by approximately $232,000 or 76% to $539,000 from $307,000. This increase is primarily attributable to an increase in branch office and remote set-up fees of $264,000 or 122% to $480,000 from $216,000, an increase in interest income of $9,000 or 150% from $6,000 to $15,000, and an increase in other miscellaneous income of $8,000, offset by a decrease in book sales of $49,000 or 59% from $83,000 to $34,000.

     Clearing Charges. Clearing charges increased approximately $1.2 million or 48% to $3.7 million for the year ended June 30, 1997 from $2.5 million for fiscal 1996. The increase in clearing charges is primarily attributable to an increase in the number of customer transactions processed by the Company.

     Technology Development. Technology development costs increased approximately $157,000 or 75% to $366,000 in fiscal 1997 from $209,000 in fiscal 1996. This increase is primarily attributable to the hiring of additional personnel to enhance, improve and maintain the Company's data processing activities and ATTAIN trading system and ECN software.

     Communication Costs. Communication costs increased approximately $1.4 million or 140% to $2.4 million for the year ended June 30, 1997 from $1.0 million for fiscal 1996. This increase is primarily attributable to increased customer transactions processed by the Company and the openings of additional branch offices.

     Employee Compensation and Benefits. Employee compensation and benefits increased approximately $1.9 million or 45% to $6.1 million for the year ended June 30, 1997 from $4.2 million for fiscal 1996. This increase is primarily attributable to (i) an increase in employee compensation and benefits exclusive of officers' salaries of $.5 million or 19% and (ii) an increase in executive officers' salaries of $1.4 million or 93% (of which the entire $1.4 million is attributable to executive officers' bonuses). The increases in employee compensation and benefits were primarily the result of the openings of additional branch offices.

     Occupancy Costs. Occupancy costs increased approximately $.3 million or 300% to $.4 million for the year ended June 30, 1997 from $.1 million for fiscal 1996. This increase is primarily attributable to the openings of additional branch offices.

     Other Costs and Expenses. Other costs and expenses decreased approximately $.2 million or 11% to $1.6 million for the year ended June 30, 1997 from $1.8 million for fiscal 1996. This decrease in other costs and expenses consisted primarily of decreases in data processing costs, professional fees and other general office and operating expenses.


     Provision for Income Taxes. Provision for income taxes represents the expense recognized by the Company for federal and state income taxes at an effective rate of 42% for fiscal 1997 and 45% for fiscal 1996. Provision for income taxes increased approximately $55,000 or 9.0% to $665,000 for the year ended June 30, 1997 from $610,000 for the year ended June 30, 1996.

     Net Income. Net income increased approximately $186,000 or 25% to $937,000 for fiscal 1997 from $751,000 for fiscal 1996.

Quarterly Results



     The following table sets forth certain unaudited quarterly financial data for the eight quarters ended June 30, 1998. In the opinion of the Company's management, this unaudited information has been prepared on the same basis as the audited financial statements contained herein and includes all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information set forth therein when read in conjunction with the Financial Statements and Notes thereto. The operating results for any quarter are not necessarily indicative of results for any future period.




                                            Three Months Ended
                                September 30,    December 31,    March 31,
                                     1996            1996           1997
                               ---------------  --------------  -----------
                                              (In thousands)
Revenues:
   Brokerage commissions
  and fees ..................     $  3,152         $  3,946       $ 4,168
 Trading gains (losses) .....           77              204          (142)
 ECN fees ...................           --               --            --
 Other ......................           79              225           177
                                  --------         --------       -------
  Total revenues ............        3,308            4,375         4,203
                                  --------         --------       -------
Costs and expenses:
 Clearing charges ...........          809              950           943
 Technology
  development ...............           77               78            76
 Communication costs ........          287              572           559
   Employee compensation
  and benefits ..............          707            1,203         1,669
 Occupancy costs ............           55              105           116
 Other ......................          290              425           627
                                  --------         --------       -------
  Total costs and expenses           2,225            3,333         3,991
                                  --------         --------       -------
Income (loss) before
 provision for income
 taxes ......................        1,083            1,042           212
Provision (benefit) for
 income taxes ...............          305              305            --
                                  --------         --------       -------
Net income (loss) ...........     $    778         $    737       $   212
                                  ========         ========       =======
                                     As a Percentage of Total Revenues
                               ----------------------------------------------
Revenues:
   Brokerage commissions
  and fees ..................         95.3%            90.2%         99.2%
 Trading gains (losses) .....          2.3              4.7         ( 3.4)
 ECN fees ...................           --               --            --
 Other ......................          2.4              5.1           4.2
                               -----------         --------       -------
  Total revenues ............        100.0            100.0         100.0
                               -----------         --------       -------
Costs and expenses:
 Clearing charges ...........         24.4             21.7          22.4
 Technology development .....          2.4              1.8           1.8
 Communication costs ........          8.6             13.1          13.4
   Employee compensation
  and benefits ..............         21.4             27.5          39.7
 Occupancy costs ............          1.7              2.4           2.8
 Other ......................          8.8              9.7          14.9
                               -----------         --------       -------
  Total costs and expenses            67.3             76.2          95.0
                               -----------         --------       -------
Income (loss) before
 provision for income
 taxes ......................         32.7             23.8           5.0
Provision (benefit) for
 income taxes ...............          9.2              7.0            --
                               -----------         --------       -------
Net income (loss) ...........         23.5%            16.8%          5.0%
                               ===========         ========       =======


                                                        Three Months Ended
                                 June 30,     September 30,    December 31,    March 31,    June 30,
                                   1997            1997            1997           1998        1998
                               ------------  ---------------  --------------  -----------  ---------
                                                     (In thousands)
Revenues:
   Brokerage commissions
  and fees ..................   $  4,126        $  4,041         $ 4,518       $  3,864     $ 4,196
 Trading gains (losses) .....           (6)           68             (34)          (181)       (245)
 ECN fees ...................         --              --              --            434       1,219
 Other ......................         57             176             260              3         (23)
                                ----------      --------         -------       --------     -------
  Total revenues ............      4,177           4,285           4,744          4,120       5,147
                                ----------      --------         -------       --------     -------
Costs and expenses:
 Clearing charges ...........        986             806             771            697         757
 Technology
  development ...............        134             121             129             94          98
 Communication costs ........        958             774             749          1,440       1,080
   Employee compensation
  and benefits ..............      2,478           1,464           1,768          1,473       1,619
 Occupancy costs ............        110             242             289            269         277
 Other ......................        246             543             585            707         841
                                ----------      --------         -------       --------     -------
  Total costs and expenses         4,912           3,950           4,291          4,680       4,672
                                ----------      --------         -------       --------     -------
Income (loss) before
 provision for income
 taxes ......................       (735)            335             453           (560)        475
Provision (benefit) for
 income taxes ...............         55              80              92           (145)        184
                                ----------      --------         -------       --------     -------
Net income (loss) ...........   $   (790)       $    255         $   361       $   (415)    $   291
                                ==========      ========         =======       ========     =======
                                                  As a Percentage of Total Revenues
                               ----------------------------------------------------------------------
Revenues:
   Brokerage commissions
  and fees ..................       98.8%           94.3%           95.2%          93.8%       81.2%
 Trading gains (losses) .....      ( 0.2)            1.6           ( 0.7)         ( 4.4)      ( 4.8)
 ECN fees ...................         --              --              --           10.5        23.7
 Other ......................        1.4             4.1             5.5             .1       (  .1)
                                ----------      --------         -------       --------     -------
  Total revenues ............      100.0           100.0           100.0          100.0       100.0
                                ----------      --------         -------       --------     -------
Costs and expenses:
 Clearing charges ...........       23.7            18.9            16.3           16.9        14.7
 Technology development .....        3.2             2.8             2.7            2.3         1.9
 Communication costs ........       22.9            18.0            15.8           35.0        21.0
   Employee compensation
  and benefits ..............       59.3            34.2            37.3           35.8        31.5
 Occupancy costs ............        2.6             5.6             6.0            6.5         5.4
 Other ......................        5.9            12.7            12.3           17.1        16.3
                                ----------      --------         -------       --------     -------
  Total costs and expenses         117.6            92.2            90.4          113.6        90.8
                                ----------      --------         -------       --------     -------
Income (loss) before
 provision for income
 taxes ......................      (17.6)            7.8             9.6          (13.6)        9.2
Provision (benefit) for
 income taxes ...............        1.3             1.9             2.0          ( 3.5)        3.6
                                ----------      --------         -------       --------     -------
Net income (loss) ...........      (18.9)%           5.9%            7.6%         (10.1)%       5.7%
                                ==========      ========         =======       ========     =======

     The Company expects to experience significant fluctuations in future quarterly operating results that may be caused by many factors, including, but not limited to, the timing of introductions of enhancements to financial services and products offered by the Company or its competitors; market acceptance of financial services and products; changes in transaction volume on the securities markets; trends in the securities markets; domestic and international regulation of the brokerage industry; changes in pricing policies by the Company or its competitors; changes in strategy; the success of or costs associated with acquisitions or other strategic relationships; changes in key personnel; seasonal trends; the extent of expansion; the mix of sales; changes in the level of operating expenses to support projected growth; and general economic conditions. Due to the foregoing factors, quarterly revenues and operating results are difficult to forecast, and the Company believes that period-to-period comparisons of its operating results will not necessarily be meaningful and should not be relied upon as an indication of future performance. It is likely that the Company's future quarterly operating results from time to time will not meet the expectations of securities analysts or investors, which may have an adverse effect on the market price of the Company's Common Stock and the Warrants.

     The securities industry is subject to extensive regulation under federal, state and applicable international laws. As a result, the Company is required to comply with many complex laws and rules and its ability to do so is dependent in large part upon the establishment and maintenance of a qualified compliance system. See "Risk Factors--Securities Regulation in General."


Liquidity and Capital Resources


     The Company has financed its activities in the periods discussed above from cash provided by operations. The Company currently anticipates that its available cash resources from operations and the net proceeds of this Offering will be sufficient to meet its presently anticipated working capital and capital expenditure requirements for at least the next 12 months. The Company has no lines of credit. During April 1998, the Company borrowed, on an interest-free basis, an aggregate of $611,000 from its parent, Rushmore, in order to provide additional funds for the Company's proprietary trading activities. This amount was reduced by $38,441 which represented an advance by the Company for a portion of Rushmore's federal tax obligation leaving a balance due to Rushmore of $572,559 at June 30, 1998. In July 1998, Rushmore converted this amount of indebtedness into additional paid-in capital of the Company.

     For the period from February 1998 (commencement of the ECN) through June 30, 1998, the Company recognized gross ECN fee revenues of approximately $1,785,000, of which approximately $434,000, $520,000, $491,000 and $340,000 were recognized as of March 31, 1998, April 30, 1998, May 31, 1998 and June 30, 1998, respectively. In addition, the Company recognized allowances of approximately $132,000 in June 1998, resulting in net ECN fee revenues of approximately $1,653,000 as of June 30, 1998. As of June 30, 1998, approximately $662,000 of such net ECN fees have been paid to the Company and approximately $991,000 of such net ECN fees were unpaid outstanding accounts receivable of the Company. In addition, as of June 30, 1998, the Company had established a doubtful account reserve for ECN receivables in the amount of approximately $410,000. The Company is continuously monitoring the fees it charges and such fees were recently reduced from $.015 to a maximum of $.005 per share as a result of competitive pressures and to adhere to maximum fees permitted pursuant to the SEC no-action letter under which the Company operates the ATTAIN ECN. The reduction in rates has negatively impacted ATTAIN ECN revenues. See "Business--The ATTAIN ECN." To the extent that the Company continues to have difficulty in realizing its ECN receivables, the Company's liquidity and results of operations could be adversely impacted.

     Cash provided by operating activities was $388,000 for the year ended June 30, 1998, compared to $1,312,000 for the year ended June 30, 1997. This decrease in cash provided by operating activities of $924,000 was primarily attributable to a decrease in net income of $444,000, a net increase in operating assets over liabilities of $963,000, an increase in deferred tax assets of $71,000, and a reduction in loss on abandonment of $44,000, offset by an increase in depreciation of $188,000 and an increase in allowance for doubtful accounts of $410,000.

     Cash provided by operating activities was $1,312,000 for the year ended June 30, 1997, compared to $195,000 for the year ended June 30, 1996. This increase in cash provided by operating activities of $1,117,000 was primarily attributable to an increase in net income of $187,000, a net decrease in operating assets over liabilities of $851,000, an increase in depreciation of $35,000 and a non-cash charge for abandoned equipment of $44,000.

     Cash used in investing activities for the years ended June 30, 1998, 1997 and 1996 was $431,000, $381,000 and $43,000, respectively. Cash used in investing activities is attributable to purchases of property and equipment.

     Cash provided by financing activities was $387,000 for the year ended June 30, 1998, compared to cash used of $467,000 for the year ended June 30, 1997. This increase in cash provided of $854,000 is primarily attributable to a net repayment of loans with the Company's parent, affiliate and related parties of $102,000 and an increase in deferred offering costs of $223,000 during fiscal 1998, offset by a reduction in dividends paid of $1,179,000 in 1998.

     Cash used in financing activities was $466,000 in fiscal 1997, an increase from $12,000 in fiscal 1996. This increase is primarily attributable to dividends paid of $1,350,000 and a net repayment of a loan to the parent in the amount of $900,000.



Recently Issued Accounting Standards

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. Since the Company intends to set the exercise price of the Company's employee stock options to be granted prior to this Offering equal to the market price of the underlying stock on the date of grant, no compensation expense will be recognized.

     In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128). The new rules are effective for both interim and annual financial statements for the periods ending after December 15, 1997. SFAS 128 supersedes APB No. 15 to conform earnings per share with international standards as well as to simplify the complexity of the computation under APB No. 15. The previous primary earnings per share ("EPS") calculation is replaced with a basic EPS calculation. The basic EPS differs from the primary EPS calculation in that the basic EPS does not include any potentially dilutive securities. Fully dilutive EPS is replaced with diluted EPS and should be disclosed regardless of dilutive impact to basic EPS. Accordingly, the Company has adopted SFAS 128 effective December 31, 1997.

     In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This statement, which is effective for fiscal years beginning after December 15, 1997, expands or modifies disclosures and should have no impact on the Company's financial position, results of operations or cash flows.

     In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). This statement, which is effective for fiscal years beginning after December 15, 1997, establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. This Statements supersedes SFAS 14, "Financial Reporting for Segments of a Business Enterprise", but retains the requirements to report information about major customers. It amends SFAS 94, "Consolidation of All Majority-Owned Subsidiaries", to remove the special disclosure requirements for previously unconsolidated subsidiaries. Management is currently evaluating what impact, if any, SFAS 131 would have on the Company's financial position, results of operations or cash flows.

     In 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" (SFAS 132). This statement, which is effective for fiscal years beginning after December 15, 1997, although earlier application is encouraged, revises employers' disclosures about pension and other postretirement benefit plans, It does not change the measurement or recognition of those plans, It standardizes the disclosure requirements for pension and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer as useful as they were when SFAS 87, "Employers' Accounting for Pensions, No. 88, Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and No. 106, Employers' Accounting for Postretirement Benefits Other than Pensions," were issued. The Statement suggests combined formats for presentation of pension and other postretirement benefit disclosures.


     In 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). This statement, which is effective for years beginning after June 15, 1999, establishes accounting and reporting standards for derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure of changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transactions.



Year 2000


     The Company's review of its own operating systems does not indicate any Year 2000 problems. However, the Company is highly dependent on third party vendors. Failures and interruptions, if any, resulting from the inability of certain computing systems of third party vendors, including the Company's clearing broker to recognize the Year 2000 could have material adverse effect on the Company's results of operations. The Company's clearing broker has informed the Company that it is not currently Year 2000 compliant. There can be no assurance that the Year 2000 issue can be resolved by any of such third parties prior to the upcoming change in the century. Although the Company may incur substantial costs, particularly costs resulting from increased charges by its third party service providers, as a result of such third party service providers correcting Year 2000 issues, such costs are not sufficiently certain to estimate at this time.



Trends

     The Company anticipates that its average commission per customer transaction will continue to decline in order to remain competitive.

                                   BUSINESS


     The following discussion of the Company's business contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this Prospectus.


Overview



     All-Tech, a registered broker-dealer, through its proprietary ATTAIN trading system software, provides its customers with real-time computerized access to comprehensive price information for OTC securities traded on Nasdaq and securities traded on various national and regional exchanges, and enables its customers to instantaneously transmit buy and sell orders for execution. All-Tech also provides its customers with discounted commissions, electronic reports regarding the customer's orders and account status, customizable display screens, analytical modeling tools and news media reports. The Company has also developed and commenced operation of its ATTAIN ECN, an electronic communications network ("ECN"). ECNs provide investors an alternative trading system to traditional Nasdaq trading. Through the ATTAIN trading system, subscribers can directly place buy and sell orders for Nasdaq traded stocks. Matching orders are paired off and the trade is executed by the ATTAIN ECN. Additionally, the best bid and offer in each security which is placed on the ATTAIN ECN will be displayed automatically and dynamically on a real-time basis on Nasdaq along with market maker quotations. The ATTAIN trading system permits the customer to eliminate the need to have the customer's order placed through a market maker, therefore eliminating the market maker and the costs associated with such market maker.



     The Company's services are primarily utilized by self-directed traders who engage in "day trading." Day traders engage in the buying and selling of securities many times during the course of a day based on short-term price volatility. They typically close out all open positions by the end of the day in order to manage risk when the markets are closed. Frequently, a position may be closed within minutes of the initial purchase or sale. All-Tech has over

1,500 active customers, consisting of day traders and active retail customers. The Company's average aggregate customer transaction volume has ranged between 2,500 and 3,000 trades per trading day for the last 12 months. All-Tech's customers can access All-Tech's ATTAIN trading system at All-Tech's main office, at one of its 22 branch offices or in their homes or offices through a computer connected to the ATTAIN trading system via dedicated telephone lines or the Internet. Access to the Company's ATTAIN trading system from remote locations requires the use of the Company's proprietary software, which the Company provides to its customers free of charge.



     All-Tech's objectives are to become the leading provider of electronic brokerage services to self-directed traders and investors and to expand the range of services and business activities engaged in by the Company. The Company's strategy to accomplish its objectives includes (i) enhancing awareness of the Company's ATTAIN trading system and ATTAIN ECN through marketing and advertising, (ii) expanding its customer base through an aggressive marketing campaign, opening additional branch offices and expanding services to attract less active traders, (iii) analyzing and exploring opportunities to commence new business activities, including electronic trading of financial instruments other than stocks and options, underwriting securities offerings, and other traditional investment banking and merchant banking activities, and (iv) pursuing opportunities to offer the Company's services internationally through use of the Internet and telecommunications systems.


Regulatory Background and Development of Active Electronic Trading


     The National Association of Securities Dealers Automated Quotations System was developed by Harris Corporation and commenced operating in the early 1970s. For the first time there was a uniform public display of over-the-counter securities prices. This ability to discover prices is called transparency. Several years later the NASD purchased this system from Harris. Today, Nasdaq provides a dynamic display of quotes from both market makers (broker/dealers which agree to continuously buy and sell securities at their posted prices) and ECNs (electronic trading systems which display bids to buy and offers to sell Nasdaq securities received from subscribers of the ECN and which match bids and offers for the same security at the same price).

     In 1984, Nasdaq developed the Small Order Execution System ("SOES"). SOES is a computerized, order execution system which automatically executes small retail orders to buy or sell securities against market makers quoting the best price available. Each market maker is required to execute orders received, up to the size of its quotation, while that quotation is outstanding (the "Firm Quote Rule", a violation of which is called "backing away"). During the market break of October 1987, many Nasdaq market makers informally withdrew from their markets by refusing to answer the telephone. In the illiquid Nasdaq market which resulted, prices then declined precipitously as customers were left with no way to obtain execution of their orders.

     Following a number of governmental studies of the problem, the NASD required market maker participation in SOES. Market makers could no longer back away because they would receive up to five automatic executions of up to 1,000 shares each. At about the same time All-Tech began to utilize SOES to execute customer orders. The sudden receipt by market makers of these executed orders upset them because they could no longer engage in backing away. The market makers pressured the NASD to eliminate SOES trading, and for several years the Company and other firms utilizing SOES in this manner were subjected to the highest level of scrutiny by the NASD. As a result, the NASD found that the Company had violated certain SOES rules and imposed fines and the NASD suspended the Company from utilizing SOES for seven months in 1988. Additionally, as a result of market maker pressure, the NASD adopted rules designed to severely curtail active trading on SOES. These rules negatively impacted the Company's earnings in the fiscal years ended June 30, 1992 through 1994 by causing the Company to incur significant legal expenditures in connection with its legal battles with the NASD and in the fiscal year ended June 30, 1995, by substantially reducing the number of shares which could be traded via SOES.

     The Company and its principals opposed entrenched industry interests and undertook to enhance the Company's business outlook by bringing pressure to bear to level the playing field for public investors, which the Company believed would encourage them to risk becoming active traders. In 1996, the United States Department of Justice ("DOJ") and the SEC entered into agreements with 24 major market makers and with the NASD, respectively. The DOJ and SEC concluded that these market makers had colluded to fix prices and maintain artificially wide spreads in the over-the-counter market and found that the NASD had, at the urging of market makers, subjected firms such as the Company to disparate treatment, to their detriment.

     In 1996, the SEC adopted rules which brought about sweeping changes in the structure of the over-the-counter market and were very beneficial for the Company and its customers, as well as to public companies and their shareholders. These rules, known as the Order Handling Rules, permitted the creation and operation of electronic communication networks (ECNs). The Order Handling Rules require market makers to display certain limit orders in their quotations or to send those orders to an ECN for display. The increased regulatory emphasis on enforcing compliance with the duty of brokers to obtain the best execution for their customers has fostered the growing importance of ECNs, which provide an ever-increasing source of liquidity (having a ready market to buy or sell stock) in the over-the-counter market. See "--Government Regulation."

     The growth in importance of the ECNs reduces the reliance of the market on quotes from market makers, who continue to lobby the NASD, the SEC and the Congress for ways to reduce their Firm Quote Rule obligations.

Applicable Nasdaq Rules


     Active trading is dependent upon liquidity -- the ability to buy or sell stock at any given time. Until recently, this liquidity was primarily provided by Nasdaq and an alternative trading system called Instinet. Both systems display quoted bid and ask prices for stock and have automatic execution capacity. However, the liquidity on Instinet is available only to institutional customers and certain brokerage firms. In addition, until recently, liquidity on Nasdaq was defined by certain SOES rules, and was either 1,000, 500 or 200 shares, depending on the trading characteristics of each particular stock. Thus, active electronic traders generally traded the most highly capitalized stocks with high trading volume, the Nasdaq 100, trading at least 1,000 shares at a time (the maximum permitted by applicable SOES rules). When active electronic trading was first popularized, each market maker was obligated for five trades of 1,000 shares each at its posted bid or ask quote (the number regulatory officials thought necessary after the 1987 market break). As a result of pressure by market makers, that number of trades has been brought down to 100 shares at their posted quote before being given 17 seconds to change that quote. Since the adoption of the Order Handling Rules, ECNs have provided an increasing share of liquidity to the public, lessening, to a certain extent, dependence on market maker quotations.

Services

     The Company's services are offered to its customers through its proprietary trading system, ATTAIN, which was designed to serve the person actively trading his or her own account. Customers can trade securities at All-Tech's main office, at one of its 21 nationwide branch offices, or from their home or office "remotely."

     The ATTAIN Trading System

     Trading. The Company's proprietary ATTAIN trading system is a fully automated system by which a customer can transmit an order for exchange listed or OTC stocks and for equity and index options to the Company for execution. Through the ATTAIN trading system, the customer can place a long or short, market or limit order (good til canceled, day or limited time period). The Company then, through the ATTAIN trading system, instantaneously reviews the order for compliance with regulatory, margin and risk management guidelines, transmits the order to the customer selected marketplace for execution and immediately and dynamically notifies the customer of the status of that order, as well as of the customer's account generally.

     With just three mouse clicks a customer can place an order to buy or sell a security. In a fraction of a second the order is sent to the marketplace chosen by the customer--a Nasdaq electronic trading system, an ECN such as ATTAIN or a stock exchange. Because All-Tech's customers generally choose a marketplace with automatic execution capacity, the execution frequently takes place within several seconds. The customer electronically receives immediate confirmation of the trade execution.

     Executions through the ATTAIN trading system always take place at the price and on the market the customer, not the Company, deems best. The Company does not participate in payment for order flow arrangements. Broker/dealers that participate in payment for order flow arrangements receive a per share fee for all orders sent to a particular market maker. The Company believes that the sale of its customers' orders for a fee would represent a conflict of interest and influence the choice of where these orders are sent, perhaps not in the customer's best interest. All-Tech's customers therefore frequently receive price improvement (executions at better than the National Best Bid/Offer ("NBBO" or "inside price")).

     The ATTAIN trading system was developed for the active, self-directed trader. However, the Company intends to adapt the ATTAIN trading system for use by less active investors who wish to avail themselves of a point and click system for their occasional trades. All-Tech can provide an easy to use graphical interface used via the Internet. Although active traders generally purchase dedicated telecommunications service for the communication of their orders, the service is available through the Internet as well.

     All-Tech continually makes improvements to its ATTAIN trading system, adding features and additional instruments to trade, such as exchange traded index options, and additional information to assist them with their trading decisions. All-Tech's goal is to enable investors everywhere to trade any instrument traded on any marketplace in the world and to make the financial markets readily accessible anywhere, anytime they are open.

     Market Information. The Company currently purchases quotation information and news through PC Quote and other vendors. All on-site customers receive, free of charge, real-time, dynamically updated information regarding the inside prices for all securities. Some of the Company's well-known on-line competitors require the customer to wait until an order is placed to receive such information. All-Tech believes the customer cannot intelligently place an order without this information. Customers who trade at All-Tech's main office or one of its branch offices receive at no charge, on ATTAIN's easy to use point and click system, detailed real-time, dynamically updated information regarding all quotations of all market makers in OTC securities, as well as trade data, a ticker of trades effected by All-Tech for its customers, all bid and offer quotations in the ATTAIN ECN, news, and real-time analytic charts and graphs. Remote customers must pay $250 monthly for such service plus an additional charge for news, but high volume traders have their monthly fees waived.

     Account Information. Through the ATTAIN trading system, each All-Tech customer can receive, on a continuous basis, account information setting forth all open positions and, on an intra-day basis, realized and unrealized profit and loss. In addition to screen displays of account activity and profit and loss, active customers receive a daily printout of trade confirmations and buying power, and receive detailed monthly statements.

     Account Security. All-Tech utilizes a combination of proprietary and industry standard security measures to protect customers assets. Customers are assigned unique account numbers and user identifications and select their own passwords that must be used each time they log on to the ATTAIN trading system. The Company relies on encryption and authentication technology, including technology licensed from Check Point Software Technologies Ltd., to provide the security and authentication necessary to effect the secure exchange of information. In addition, the Company uses secure socket layer technology for data encryption (the system will permit communications only from recognized account sources) to protect the ATTAIN trading system. A second level of password protection must be used prior to order placement. Telephone transactions are secured through a personal identification number.

     The ATTAIN ECN


     All-Tech's proprietary ATTAIN ECN is a system by which subscribers (broker/dealers) can post bids and offers expressing their customer's trading interest in a particular over-the-counter security. The best bid and offer for each security is posted on Nasdaq. Customers frequently utilize the ATTAIN ECN to post a new "inside" buy or sell order (at a price better than the current
NBBO) on Nasdaq and thereby attract any party interested in buying or selling at that price. All-Tech attracts customers by offering its ATTAIN ECN service free of charge to All-Tech accounts.

     The Company operates the ATTAIN ECN pursuant to a no-action letter originally issued by the SEC staff in February 1998, which letter, by its terms, limited the no-action relief to the period ending April 15, 1998. In April 1998, the SEC extended the no-action relief granted in the original no-action letter to the period ending August 17, 1998, and in August 1998, the SEC further extended the no-action relief to the period ending October 16, 1998. Pursuant to the no-action letter issued by the SEC to the Company, the Company is permitted to charge NASD members who execute against the ATTAIN ECN order displayed in Nasdaq no more than the fee the Company charges a substantial portion of its broker-dealer subscribers, and in any event, no more than $.015 per share. Accordingly, subscribers of the ATTAIN ECN are charged from $1.00 per transaction up to $.005 per share for using the ATTAIN ECN and non-subscribers who access the ATTAIN ECN through Nasdaq are charged up to $.005 per share for each executed order. In light of the requirements of the SEC no-action letter and competitive pressures, the Company is continuously monitoring the fees it charges. All-Tech has recognized approximately $1,653,000 in revenues through June 30, 1998, from the operation of the ATTAIN ECN since it commenced operating in February 1998. Of such revenues, approximately 1.5% has been generated by non-affiliated ECN subscribers, while 98.5% has been generated by non-affiliated non-subscribers who access the ECN through Nasdaq.

     The Company has recently reduced its fee to non-subscribers from $.015 to a maximum of $.005 per share as a result of competitive pressures and the SEC's no-action position. The reduction in rates has negatively impacted ATTAIN ECN revenues. The Company currently has seventeen (17) active ECN subscribers, one of which is owned and operated by Harry Lefkowitz, a director of the Company. In addition, the Company has accepted applications and received binding subscription agreements from an additional eleven (11) broker-dealers to become ECN subscribers, and the Company is currently in the process of arranging for the necessary communication links which will allow such subscribers to access the ATTAIN ECN.


     Controversy as well as competitive pressures exist regarding the fees charged by various ECNs to non-subscribers. The Company has experienced some resistance and delay in collecting these fees. See "Business--

Legal Proceedings." For the period from February 1998 (commencement of the ECN) through June 30, 1998, the Company recognized gross ECN fee revenues of approximately $1,785,000, of which approximately $434,000, $520,000, $491,000 and $340,000 were recognized as of March 31, 1998, April 30, 1998, May 31, 1998 and June 30, 1998, respectively. In addition the Company recognized allowances of approximately $132,000 in June 1998, resulting in net ECN fee revenues of approximately $1,653,000 as of June 30, 1998. As of June 30, 1998, approximately $662,000 of such net ECN fees have been paid to the Company and approximately $991,000 of such net ECN fees were unpaid outstanding accounts receivable of the Company. In addition, as of June 30, 1998, the Company had established a doubtful account reserve for ECN receivables in the amount of approximately $410,000. The resistance to paying the ECN fees has been primarily generated by non-subscriber, broker-dealers, especially marker makers, who feel that they should not be required to pay for access to ECN's. All-Tech is pursuing vigorously its legal remedies to enforce such collection. Additionally, Nasdaq itself has proposed that it be permitted to operate a limit order book (essentially an ECN). Should this proposal be adopted and Nasdaq offer a low-cost alternative to privately operated ECNs on which substantial numbers of limit orders were reflected, this could have a negative competitive impact on the ATTAIN ECN. There can be no assurance whether such proposal will be approved and, if approved, when Nasdaq's ECN might become operational. This proposal is vigorously opposed by a number of industry participants, including All-Tech, as potentially anti-competitive. There can be no assurance as to when, if at all, such proposal will be approved by the SEC. See "--Government Regulation."


Branch Offices



     The Company conducts retail business at its 22 branch offices located throughout the United States, one of which is located in property owned by Mark
D. Shefts, President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company, and is not as active as the other 21 branch offices. Each branch office is managed by one or more branch managers, who are employees of the Company. In general, branch managers pay a one-time, non-refundable, negotiated fee for the opportunity to manage a branch. All operational policies and procedures of the branch offices are controlled by the Company.


     The branch offices and branch office managers operate pursuant to a standard branch office management agreement, which agreement is for a three (3) year term, and is automatically renewed for two additional three year terms unless terminated earlier. All orders received by or generated from any of the Company's branch offices are transmitted to the Company's main office for execution. The branch office manager bears complete financial responsibility for opening and operating the branch office, including entering into a lease agreement, as the lessee, for the space in which the branch office is located. The Company, in turn, subleases the branch office from the manager pursuant to an oral agreement. In addition, the branch office may be required to maintain an error account fund which fund is established by the Company withholding a fee on each transaction effected by the branch office until the fund reaches the required amount. Upon termination of the branch office agreement, the fund may be used to offset any amounts owed by the branch office under the agreement. The Company also may charge the branch office a ticket charge for each ticket for national advertising, marketing and public relations. In consideration of agreeing to operate the branch office, the branch office manager receives all of the "monthly gross revenue" (which includes all commission revenue generated during a month through the efforts of the branch office personnel and received by the Company prior to the 20th day of the immediately succeeding month) generated by the branch office less the branch expenses for the monthly gross revenues generated in the immediately preceding month. Finally, the branch office management agreement subjects the branch office manager to certain non-compete and confidentiality provisions.



Proprietary Trading


     All-Tech engages in trading for its own account, primarily utilizing the ATTAIN ECN. All-Tech has recently executed a joint back office agreement and a stock purchase agreement with Southwest Securities, Inc. ("Southwest"), its clearing firm, which agreements are subject to execution by Southwest and review and approval by the New York Stock Exchange. No assurance can be given as to when, or if, the joint back office arrangement will be executed by Southwest or approved by the New York Stock Exchange. Pursuant to the proposed joint back office arrangement All-Tech would become a shareholder of Southwest. As a result, All-Tech would no longer be deemed a customer of Southwest, and would qualify for an exemption available under Regulation T promulgated by the Board of Governors of the Federal Reserve System, which exemption would allow the Company to trade its proprietary account at increased margin levels. All-Tech also acts as a market maker in a limited number of securities.


All-Tech's Strategy


     The Company's objective is to maintain a leadership position in the electronic trading industry and to increase the range of the Company's business activities. The key elements of the Company's strategy to accomplish this objective include:


   (1) Enhancing awareness of the Company's identity and its ATTAIN trading system and ATTAIN ECN services through a significant advertising and marketing campaign;


   (2) Expanding the customer base through an aggressive marketing campaign, the opening of additional branch offices and attracting less active traders through aggressive promotion of the Company as an electronic trading company which provides many additional profit enhancing features for average investors;

   (3) Broadening the range of the Company's activities. The Company is analyzing a number of business options which it could pursue, such as underwriting, investment banking, merchant banking, entering additional domestic and foreign markets and promoting electronic trading on exchanges and in instruments other than stocks, general retail business, market data vending and market making; and


   (4) Expanding internationally by obtaining permission to offer brokerage services around the world, utilizing Internet or private telecommunications systems.


     The Company's strategy will require substantial investment of time and money by the Company. The Company's ability to engage in business is regulated by the terms of its NASD membership agreement. There can be no assurance that the Company will obtain any necessary NASD, SEC or other regulatory approvals to engage in new activities or undertake any new activities or that any new activities can be accomplished or will be successful.


Strategic Relationships


     The Company has a number of relationships with third party vendors which are essential to the operation of its business. All-Tech clears on a fully disclosed basis through Southwest, a large regional brokerage firm, pursuant to a written clearing agreement. The Company enjoys a good relationship with Southwest, which also offers its correspondents connection to All-Tech's ATTAIN ECN. While alternative clearing firms are available at competitive rates, there can be no assurance that All-Tech would achieve the same level of credit availability, financial security or service with another firm.


     The Company obtains quotation information from PC Quote, which in turn obtains its quotations from exchanges and Nasdaq. While the Company is satisfied with its service from PC Quote, it has been publicly reported that PC Quote has been experiencing severe financing difficulties. Any interruption in quotation service would materially adversely affect the Company. There can be no assurance that PC Quote will not continue to experience such difficulties or that they will continue to offer their quotation service. The Company has arranged back-up quotation service from Standard & Poor's Comstock, and is developing its own back-up service directly from Nasdaq.


     The Company utilizes the news service of Dow Jones & Company, Inc. ("Dow Jones"), which recently has been offered for sale by its current owner. If Dow Jones is sold there can be no assurance that service prices and/or reliability will remain the same for service currently provided by Dow Jones. The Company also utilizes the services of Nasdaq. Nasdaq has experienced operating problems in the past and there can be no assurance that such problems will not worsen or that rates will not be increased. The Company's success also depends on its ability to obtain for itself and its customers access to a breadth of quality and comprehensive real-time and historical financial market data from vendors whose products are technically compatible with the Company's ATTAIN trading system software and its future products and services. The Company believes that satisfactory alternative arrangements are available from other firms, but there can be no assurance that the terms or level of service would be as satisfactory.



     The Company subscribes to the Island and Archipelago ECNs. Instinet, the largest ECN, does not permit the Company to subscribe to its services. Instinet executions can be more economically advantageous to its subscribers than to non-subscribers who access Instinet through Nasdaq's SelectNet system. The Company's business has been negatively affected by the inability to offer Instinet to its subscribers. The Company commenced, together with an affiliated company, an arbitration against Instinet for wrongful denial of service in violation of federal and state law and NASD rules, but its claims were recently dismissed. The failure to obtain such service will continue to have a material adverse effect on the Company's business, financial condition and results of operations. The Company may appeal the dismissal.



Risk Management


     The Company has established various policies and procedures to manage its exposure to risk. The Company closely monitors its core business, which consists of servicing active day traders and operating its ATTAIN ECN. Specifically, the Company requires each day trading customer to open his or her day trading account with a minimum balance of $50,000. In addition, the Company monitors each of its customers via computer analysis to assess the risk of each trade and the customer's overall account position. The Company takes appropriate steps with respect to customers who appear to hold overly concentrated or risky positions, including limiting or rejecting undercapitalized trades or requiring a customer to close out a position or, if required, liquidate securities.


     Although the Company has established certain risk policies and procedures, there can be no assurance that such procedures will prevent or substantially limit all losses to the Company. In addition, if the Company diversifies its activities following completion of the Offering, as it intends to do, the Company will become subject to new risk management concerns. The Company may be required to incur substantial expenditures and to implement significant management controls to address such new risk management concerns.


     Similar to other broker/dealers, the Company faces operating, principal and credit risks. Operating risk arises out of the daily conduct of the Company's business and relates to the possibility that one or more of the Company's personnel could cause the Company to engage in imprudent business activities. Principal risk relates to the fact that the Company holds securities that are subject to changes in value and could result in the Company incurring material losses. Credit risk occurs because the Company guarantees credit extended through its clearing broker to various of its customers in the form of margin loans, activities which constitute normal industry practice.


     All-Tech also engages in trading for its own account, primarily utilizing the ATTAIN ECN. Pursuant to a proposed joint back office arrangement with the Company's clearing firm, the Company would be permitted to trade its proprietary account at increased margin levels. The monetary risks associated with proprietary trading are managed through real-time monitoring of the amount and types of securities held from time to time by the Company and limiting the exposure to any one investment or type of investment. These risks are monitored both by the Company's own operations personnel and by the Company's clearing broker. See "Business--Proprietary Trading."


Sales and Marketing


     The Company markets its services directly, through its own sales personnel, and on its Website at www.attain.com. All-Tech advertises in national and regional print and radio and television media. The Company intends to increase its sales and marketing expenditures and efforts following the completion of the Offering.



     The most significant source of customers for the Company has been the All-Tech Training Group, Inc. ("ATTG") day trading training program. ATTG is an affiliate of the Company and a wholly-owned subsidiary of Rushmore. Rushmore, a principal shareholder of the Company and a Selling Shareholder in this Offering, is owned by Harvey I. Houtkin, the Chairman, Chief Executive Officer and Secretary of the Company, and Mark D. Shefts, the President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company. See "Certain Transactions" and "Principal and Selling Stockholders." ATTG students are not required to become customers of All-Tech, but the majority of them do so. All-Tech offers ATTG students a discounted commission equal, in the aggregate, up to the amount of their tuition. All-Tech strongly encourages all of its customers to take training at ATTG or elsewhere if they are not experienced traders, but no training is required. ATTG attracts its students through national and local advertising. ATTG offers an intensive three week training course in electronic day trading on All-Tech's ATTAIN trading system and the ATTAIN ECN adjacent to the Company's offices in Montvale, New Jersey and Seattle, Washington. ATTG also offers two-day weekend courses from time to time at each of the Company's branch office locations. ATTG does not charge All-Tech for offering its training course at All-Tech's facilities and All-Tech does not charge ATTG for use of its facilities. There can be no assurance that ATTG and the Company will continue these arrangements, or that ATTG will continue to train people who wish to become active day traders. Although the Company could commence its own training program, it has no plan to do so at this time.



Competition


     The marketplace for electronic trading firms is intensely competitive and rapidly changing. All-Tech believes that due to the anticipated growth of the market for electronic brokerage services, active stock trading facilities, and other factors, competition will increase in the future, even if there is a consolidation among electronic trading firms. The Company believes its ability to compete will depend upon many factors, both within and outside its control, including the timing and market acceptance of new services and enhancements developed by the Company and its competitors, functionality of such services, data availability, ease of use, customer service and support, pricing, reliability, and sales and marketing efforts.


     All-Tech faces direct competition from a number of publicly-traded and privately-held companies. It competes directly with other firms whose customers engage in active day trading, other ECN systems, large Wall Street securities firms, securities subsidiaries of major commercial bank holding companies and major regional firms. The Company's principal competitors in providing electronic brokerage services currently include such firms as Datek Securities Corp., Terra Nova Trading, LLC, Block Trading Corp. and Instinet Corporation, a division of Reuters. The Company's ATTAIN ECN competes principally with Nasdaq market makers, Instinet, Datek Securities Corp.'s Island ECN, Terra Nova Trading, LLC's Archipelago ECN, Bloomberg Tradebook LLC's System ECN and Spear, Leeds & Kellogg's REDI ECN. The Company also competes with on-line trading systems available on the Internet, such as Charles Schwab & Co. Inc., E*Trade Capital Inc. and Accutrade Inc. In addition, the Company faces competition from data vendors which offer investment analysis software, news, quotations and other securities industry products.


     Additionally, Nasdaq recently made a rule filing with the SEC which contains a proposal to operate a limit order book (essentially an ECN). All-Tech believes the operation of an ECN by Nasdaq represents a potential conflict of interest for Nasdaq, which is supposed to act as a neutral operator and regulator of the OTC marketplace. The ECN proposed to be operated by Nasdaq would substantially favor market makers over order-entry firms such as All-Tech. All-Tech vigorously opposes Nasdaq operation of this ECN, as do many brokerage firms.

     All-Tech seeks to offer its customers low prices, quality services and continuous innovation. Although All-Tech offers competitively discounted commissions, it does not seek to offer the very lowest commission rates, which at some firms can be as low as $7.50 per trade. Such low rates are generally offered by firms that also earn revenues from directing order flow to another broker/dealer for execution in exchange for a per share fee. The ATTAIN trading system permits the Company's customers to decide where their orders are displayed and executed. The Company does not direct order flow because it believes that the practice of directing order flow interferes with the broker's fiduciary duty to its customer to obtain the best available price for the customer.

     The general financial success of companies engaging in electronic day trading within the securities industry over the past several years has strengthened existing competitors and has led to the entrance into this field of many existing and newly established brokerage firms. Management believes that such success will continue to attract new competitors. Additionally, it is possible that new alliances among competitors may also emerge, with such alliances acquiring significant market share.

     Many of the Company's existing and potential competitors have longer operating histories, significantly greater financial, technical and market resources, greater name recognition and a larger installed customer base than the Company. One or more of these competitors may be able to respond more quickly to new or emerging technologies or changes in customer requirements, or to devote greater resources to the development, promotion and sale of their services and products than the Company. Larger and better capitalized competitors are able to more aggressively advertise their products and services on a national basis and many have a greater number and variety of distribution outlets for their services. So-called on-line discount brokerage firms market their services through aggressive pricing and promotional efforts.


     The average commission per transaction earned by the Company has declined from $24.32 for the year ended June 30, 1996 to $23.52 for the year ended June 30, 1998, due to competitive factors. The Company is continuously monitoring the fees it charges and such fees were recently reduced from $.015 to a maximum of $.005 per share as a result of competitive pressures and to adhere to maximum fees permitted pursuant to the SEC no-action letter under which the Company operates the ATTAIN ECN. The reduction in rates has negatively impacted ATTAIN ECN revenues. See "Business--The ATTAIN ECN." Increased competition could result in additional price reductions, reduced margins or loss of market share, any of which could materially adversely affect the Company's business, financial condition and results of operations. There can be no assurance that the Company will be able to compete successfully against current or future competitors, or that competitive pressures faced by the Company will not have a material adverse effect on its business, financial condition and results of operations or the Company's ability to attract and retain highly skilled individuals.

Intellectual Property and Other Proprietary Rights

     The Company's success depends to a significant extent on its proprietary technology. The Company relies primarily on copyright, trade secret and trademark law to protect its technology. The Company has no patents. The Company has registered its ATTAIN trademark in the United States, but has not yet registered it in any foreign countries. There can be no guarantee of effective trademark protection available for the Company's trademarks, trade names or service marks. The Company's name has not been registered except with the SEC and the NASD. The possible inability of the Company to effectively protect its trade name and trademarks outside the United States could have an adverse effect on the Company but at this time such effect is not expected to be material.


     The source code for the Company's proprietary software is protected both as a trade secret and as a copyrighted work. The Company enters into confidentiality and/or assignment agreements with its employees, associates, consultants and vendors with access to the Company's proprietary information to control access to, and distribution of, its software, documentation and other proprietary information. Notwithstanding the precautions taken by the Company, it may be possible for a third party to copy or otherwise obtain and use the Company's software or other proprietary information without authorization or to develop similar software independently. The laws of other countries may afford the Company little or no effective protection of its intellectual property. The inability of the Company to protect its intellectual property rights could have a material adverse effect on the Company's business, financial condition and operating results.


     The Company may, in the future, receive notices of claims of infringement of other parties' proprietary rights. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management's attention and resources or require the Company to enter into royalty or licensing agreements. There can be no assurance that such licenses would be available on reasonable terms, if at all, and the assertion or prosecution of any such claims could have a material adverse effect on the Company's business, financial condition and operating results.

Government Regulation

     Securities Industry Regulation:


     The securities industry in the United States is subject to extensive regulation under both federal and state laws. The SEC is the federal agency responsible for the administration of the federal securities laws. All-Tech is registered with the SEC as a broker/dealer. Most of the regulation of broker/dealers has been delegated by the SEC to self-regulatory organizations ("SROs"), principally the NASD, which is the Company's primary regulator. These SROs adopt rules (subject to SEC approval) that govern the industry. They conduct periodic examinations of all the operations of all broker/dealers. Pursuant to a membership agreement, the NASD sets forth activities a member firm is permitted to engage in. Some of the new activities the Company may wish to engage in may require modification of the Company's membership agreement, the obtaining of a modification, if required, cannot be assured. Broker/dealers are also subject to extensive regulation by the states and the District of Columbia. The Company also is or will be subject to regulation by any foreign jurisdiction or subdivision thereof where it seeks to conduct business. See "Risk Factors--Securities Regulation in General."

     The Company is licensed as a broker/dealer to conduct business in 47 states and the District of Columbia. The Company, as a foreign broker/dealer, may not be granted a license to conduct business in certain foreign jurisdictions.


     Broker/dealers are subject to regulations covering all aspects of the securities business, including sales methods, trade practices among broker/dealers, use and safekeeping of customers funds and securities, capital structure, record-keeping and the conduct of officers, directors and employees. The Company is required to comply with many complex and evolving laws and rules, including rules relating to electronic trading. All-Tech's operation of the ATTAIN trading system and the ATTAIN ECN, for example, subjects the Company to Rule 17a-23 of the Exchange Act, which regulates certain communications carried by on-line trading systems, requiring the Company to conduct certain record keeping and reporting activities.

     Additional legislation, changes in rules promulgated by the SEC, the NASD, other SROs or one or more states, or changes in the enforcement of existing laws and rules, may directly affect the mode of operation and profitability of broker/dealers in general, and electronic trading firms such as All-Tech in particular. The SEC, the NASD, other SROs and state securities commissions may conduct administrative proceedings, which can result in censure, fine, the issuance of cease-and-desist orders or the suspension or expulsion of a broker/dealer or any of its officers or employees. The Company's ability to comply with all applicable laws and rules is dependent in large part upon the maintenance of a compliance system reasonably designed to ensure such compliance. The principal purpose of regulation and discipline of broker/dealers is the protection of customers and the securities markets, rather than protection of creditors and shareholders of broker/dealers.

     The Company anticipates that it may be subject to additional regulation as the market for online commerce evolves. Currently, the ATTAIN ECN does not subject All-Tech to regulation as an exchange. The SEC has proposed and published for comment a new regulatory framework for alternative trading systems. There can be no assurance as to the effect, if any, of any rules which may be adopted based on such proposal. However, due to operation of the ATTAIN ECN, the Company may have to choose to register as broker-dealer with certain additional requirements or alternatively, as an exchange. The SEC has drafted this proposal to address certain regulatory gaps created by the growth of ECNs. Any changes to the current regulatory structure could impose additional compliance costs on the Company and could adversely affect the Company's competitive position.

     In addition, Congress has also held hearings on whether to regulate providers of services and transactions in the electronic commerce market, and federal or state authorities could enact laws, rules or regulations affecting the Company's business or operations. The Company may be subject to federal, state and foreign money transmitter laws and state and foreign sales and use tax laws. If enacted or deemed applicable to the Company, such laws, rules or regulations could be imposed on the Company's activities or its business.

     Due to the increasing popularity of the Internet, it is possible that laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy, pricing, content and quality of products and services. The Telecommunications Act of 1996 (the "Telecommunications Act"), which was enacted in January 1996, prohibits the transmission over the Internet of certain types of information and content. Although certain of these prohibitions have been held unconstitutional, the increased attention focused upon these liability issues as a result of the Telecommunications Act could adversely affect the growth of the Internet, private network use and electronic trading.

     All-Tech is a member of Securities Investor Protection Corporation ("SIPC"), which provides, in the event of the liquidation of a broker/dealer, protection for customers accounts held by such broker/dealer of up to $500,000 for each customer account, subject to a limitation of $100,000 for claims for cash balances. Additionally, the Company's clearing firm, Southwest, which carries customer funds and securities for All-Tech, has obtained additional insurance, in the amount of $24.5 million for each customer account, in the form of an excess securities bond from American International Group.

     The Company plans to institute an aggressive marketing campaign following the closing of this Offering. All advertising materials are subject to NASD review and prior to use must be reviewed by All-Tech's compliance officer to ensure that they comply with applicable rules.


     The Company currently does not solicit orders from its customers or make investment recommendations. However, if the Company were to engage in such activities, it would become subject to additional rules and regulations governing, among other things, the suitability of recommendations to customers and sales practices.


     The Company intends to expand its business internationally. In order to expand globally, the Company will be required to comply with regulations of each specific country in which it does business. Such regulations may limit the Company's rate of international expansion.

     Net Capital Requirements:

     As a registered broker/dealer and member of the NASD, All-Tech is subject to net capital rules, which specify minimum net capital requirements for broker/dealers and are designed to measure the general financial integrity and liquidity of a broker/dealer. Such rules require that at least a minimum part of its assets be kept in relatively liquid form.


     As of June 30, 1998, All-Tech is required to maintain minimum net capital, as defined in the Net Capital Rule, equal to the greater of (i) $100,000 or
(ii) $2,500 for each stock the Company posts a quote in that trades above $5.00 per share and $1,000 for each stock the Company posts a quote in that trades $5.00 or less per share, up to $1,000,000. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the SEC and/or suspension or expulsion by the NASD and other regulatory bodies and ultimately could require a firm's liquidation. The Net Capital Rule prohibits payments of dividends, redemption of stock, the prepayment of subordinated indebtedness, and the making of any unsecured advance or loan to a shareholder, employee or affiliate, if aggregate debit items (i.e. assets that have, as their source, transactions with customers (primarily margin loans)) rise beyond 5% of net capital. The Net Capital Rule also provides that the SEC may restrict, for up to 20 business days, any withdrawal of equity capital, or unsecured loans or advances to shareholders, employees or affiliates ("capital withdrawal") if such capital withdrawal, together with all other net capital withdrawals during a 30-day period, exceeds 30% of excess net capital and the SEC concludes that the capital withdrawal may be detrimental to the financial integrity of the broker/dealer.


     Net capital is essentially defined as net worth (assets minus liabilities) plus qualifying subordinated borrowing and certain discretionary liabilities, less certain mandatory deductions that result from excluding assets that are not readily convertible into cash and from valuing conservatively certain other assets. Among these deductions are adjustments (called "haircuts") which reflect the possibility of a decline in the market value of an asset prior to its disposition.

     A change in the Net Capital Rule, the imposition of new rules or any unusually large charge against net capital could limit those operations of the Company that require the intensive use of capital, such as underwriting, trading activities and the financing of customer account balances, and also could restrict the Company's ability to pay dividends, repay debt and redeem or purchase shares of its outstanding stock.


     The Company believes that at all times it has been in compliance with the applicable minimum net capital rules of the SEC and the NASD. As of June 30, 1998, the Company had net capital of approximately $552,000, or approximately $227,000 in excess of the minimum amount required.


     The failure of a broker/dealer to maintain its minimum required net capital would require it to cease executing customer transactions until it came back into compliance, and could cause it to lose its NASD membership, its registration with the SEC, or require its liquidation. Further, the decline in a broker/dealer's net capital below certain "early warning levels," even though above minimum net capital requirements, could cause material adverse consequences to the broker/dealer.

Employees


     As of August 19, 1998, the Company had a total of 114 employees. Of the total, 39 were in management (including branch management), nine were in technology development and service and 66 were in administration and operations. None of the Company's employees are represented by a labor union or are subject to a collective bargaining agreement. The Company has not experienced any work stoppages and considers its relations with its employees to be good. Additionally, many of the Company's employees, including the Company's proprietary traders, employees who deal with customers or with the execution of customer orders, and all persons who supervise the activities of the previously mentioned employees, are required to be registered with the NASD. The registration process for such employees includes passing certain examinations and obtaining certain licenses which are required by the NASD.


Facilities

     The Company's executive offices, technology development and administrative functions are located in Montvale, New Jersey, in approximately 12,395 feet of space in a building owned by a company which is wholly owned by Messrs. Houtkin and Shefts. The annual rent and maintenance for the facility are approximately $265,000. See "Certain Transactions."


     Eighteen of the Company's twenty-two branch offices are leased by unaffiliated third parties directly to the branch managers or companies controlled by them. In order not to be liable for the primary lease obligations, the Company sublets such branch offices on a month-to-month basis. Although the Company is not liable on such leases, it has a right to sublet the facility from the primary lessor should the branch manager not remain in his position. Three of the remaining four branch office facilities are subleased from Double H Management, a wholly-owned subsidiary of Rushmore, at an aggregate annual rental of $80,242, and the fourth facility is located in property owned by Mark D. Shefts, President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company, and is utilized at no cost to the Company.

Legal Proceedings

     The Company is not a party to any material legal proceedings except as follows:


     The Company and an affiliate instituted an arbitration against Instinet Corporation for wrongful denial of service, seeking access to the Instinet ECN as well as monetary damages, but its claims were recently dismissed. The Company has limited access to Instinet, the largest ECN, through Nasdaq and through its clearing firm. The Company's failure to obtain full access to Instinet could have a material adverse effect on the Company's ability to provide the best trading opportunities to its customers and on the Company's business, financial condition and results of operations. The order of dismissal requires the Company to pay Instinet $55,000 in reimbursement of legal fees incurred, as well to pay NASD Regulation, Inc. $27,750 in hearing fees. The Company may appeal the dismissal.

     In June 1998, the Company instituted an arbitration against Knight Securities, Inc. ("Knight") by filing a Statement of Claim with the National Association of Securities Dealers, Inc. The arbitration seeks compensatory damages in the amount of $97,537.50, punitive damages in the amount of $500,000, as well as interest, costs, and disbursements and attorneys fees. The arbitration was commenced as a result of Knight's refusal to pay the Company's ECN fees arising from Knight's entering trades involving OTC securities with the ATTAIN ECN. The allegations set forth in the Statement of Claim include claims based upon breach of contract, quantum meruit and fraud. The Company is also currently denying access to Knight, as well as 32 other ATTAIN ECN users, because they have either requested that the Company block their access to the ATTAIN ECN or they have stated to the Company that they will not pay their ATTAIN ECN bills. The Company intends to vigorously pursue its legal remedies to recover unpaid accounts receivable. However, there can be no assurance that such efforts will be successful.


     The Company has requested that the U.S. Department of Justice investigate what the Company believes to be misconduct of Nasdaq market making participants in their refusal to pay the Company's ECN fees. In addition, the Company has been informed by the NASD that, based upon complaints lodged by two broker-dealers, it is conducting an investigation as to whether the Company's denial of access to the ATTAIN ECN constituted "backing away." Although the Company does not believe that there is any merit to such claims, and it intends to vigorously contest any such charge, there can be no assurance that such claims would not result in a formal investigation being commenced or that the Company would not incur substantial fees in contesting such claims.

     From time to time the Company has been threatened with, or named as a defendant in, lawsuits and administrative claims. Compliance, trading and administrative problems that are reported to the NASD, SEC or state regulators by dissatisfied customers are investigated by such regulators and, if pursued by such customers, may rise to the level of arbitration or disciplinary action. The Company's management does not believe any current investigations or claims are material. There can be no assurance that one or more future lawsuits, claims or disciplinary actions, if decided adversely to the Company, would not have a material adverse effect on the Company's business, financial condition and results of operations. The Company is also subject to periodic audits and inspections.

                                  MANAGEMENT

Directors and Executives Officers

     The directors and executive officers of the Company are as follows:





             Name                Age                          Position
-----------------------------   -----   ----------------------------------------------------
Harvey I. Houtkin ...........    49     Chairman of the Board, Chief Executive Officer,
                                        Secretary (1)
Mark D. Shefts ..............    41     President, Chief Operating Officer, Chief Financial
                                        Officer, Treasurer, Director (2)
Harry M. Lefkowitz ..........    42     Senior Vice President--Operations, Director
Linda Lerner ................    55     Executive Vice President, General Counsel
Josef A. Ross ...............    68     Director-Nominee (3)(4)
Robert D. Kashan ............    44     Director-Nominee (3)(4)



(1) To become a member of the Audit Committees upon completion of the Offering.

(2) To become a member of the Compensation Committee upon completion of the Offering.

(3) To become a member of the Compensation, Audit and Option Committees upon completion of the Offering.

(4) Appointment to become effective upon completion of the Offering.



     Harvey I. Houtkin joined All-Tech in 1991 and has been the Company's Chairman of the Board, Chief Executive Officer and Secretary since March 1993. From September 1996 to January 1997 he also served as President of the Company but not as Secretary. Mr. Houtkin has over 30 years experience in the securities industry. He graduated from Baruch College of the City University of New York in 1970 with a Bachelor of Science Degree and in 1973 with a Masters Degree in Business Administration. His masters thesis was entitled "The Impact of Nasdaq on the Over-the-Counter Market." He is an associate member of the American Stock Exchange. He held a seat on the New York Stock Exchange for several years and co-owns a broker/dealer which operated a floor brokerage business on that Exchange. He also has been a member of the New York Futures Exchange. He is the author of The SOES Bandits' Guide-Day Trading in the 21st Century and Secrets of the SOES Bandit.

     Mark D. Shefts has been a principal of All-Tech since early 1988 and has been its President, Chief Operating Officer, Chief Financial Officer, Treasurer and a Director since such time. From September 1996 to January 1997 he was the Secretary of the Company and during such period he did not hold the office of President. Mr. Shefts has over 17 years experience in the industry. Mr. Shefts graduated in 1979 from Brooklyn College of the City of New York with a Bachelor of Science Degree in Accounting. He is a member of the Chicago Stock Exchange and co-owns a broker/dealer which operated a floor brokerage business on the New York Stock Exchange. Mr. Shefts is licensed as a Commodity Pool Operator and a Commodity Trading Advisor by the National Futures Association. He is also a Certified Financial Services Auditor, a Certified Fraud Examiner and an arbitrator for the American Arbitration Association and NASD Regulation, Inc. In the Fall of 1997, he was an Adjunct Professor of Business at Ramapo College of the State University of New Jersey.

     Harry M. Lefkowitz has over 16 years experience in the securities industry. He has been with All-Tech since 1991. Mr. Lefkowitz is the Senior Vice President-Operations and a Director of All-Tech. He is also the sole officer, director and shareholder of HMS Securities, Inc., an NASD registered broker/dealer which engages in only very limited activity at present and to which Mr. Lefkowitz now devotes only an insubstantial amount of time. Mr. Lefkowitz obtained as Associate Degree at Kingsborough Community College in 1977.


     Linda Lerner has been General Counsel to All-Tech since January 1993. In May 1998 she became Executive Vice President of the Company. Prior to joining All-Tech, Ms. Lerner practiced law in various law firms from 1976 through May 1991, when she joined Home Box Office, Inc. as counsel. Ms. Lerner obtained a Bachelor of Arts from Brandeis University in 1964, a Masters of Science from Columbia University in 1976 and a Juris Doctor from Brooklyn Law School in 1976. Ms. Lerner is a member of the Market Operations Committee and the Trading Rules Subcommittee of The Nasdaq Stock Market, Inc. and of the Member Admission Review Committee of NASD Regulation, Inc.

     Josef A. Ross is the Chairman of the Board and Chief Executive Officer of Universal Travel Corp., a manufacturer, importer and distributor of luggage products and fine art graphic display systems which he founded in 1963. Mr. Ross also owns several other businesses.


     Robert D. Kashan has been the Chairman and Chief Executive Officer of Earth Color Group., Inc. and its predecessors, a printer of promotional material for Fortune 500 companies since 1983. Mr. Kashan obtained a Bachelor of Science degree in marketing from the University of Maryland in 1976.



     The Company's By-Laws provide for a division of the Board of Directors into three classes as nearly equal as possible, with the members of each class being elected to serve for a staggered term of three years, and one class being elected annually. The Class I director, Harry M. Lefkowitz, serves for a term expiring at the 1999 annual meeting of stockholders. The Class II directors, Mark D. Shefts and, upon completion of the Offering, Robert D. Kashan, serve for a term expiring at the 2000 annual meeting of stockholders. The Class III directors, Harvey I. Houtkin, and upon completion of the Offering, Josef A. Ross, serve for a term expiring at the 2001 annual meeting of stockholders. All executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified. Other than Mr. Houtkin and Mr. Shefts, who are brothers-in-law, there are no family relationships among any of the directors and executive officers of the Company. Effective upon the consummation of this Offering, the Board of Directors will have a Compensation Committee, which will approve salaries and certain incentive compensation for management and key employees of the Company; an Audit Committee, which will review the results and scope of the audit and other services provided by the Company's independent accountants; and an Option Committee, which will administer the Company's 1998 Stock Option Plan. The Compensation Committee will be composed of Messrs. Shefts, Ross and Kashan; the Audit Committee will be composed of Messrs. Houtkin, Ross and Kashan; the Option Committee will be composed of Messrs. Ross and Kashan.


     From time to time, situations may arise in which certain of the Company's officers and/or directors may be presented with situations in which they are faced with a conflict of interest arising from the fact that such persons are affiliated with entities other than the Company. Accordingly, all future transactions and loans between the Company and its officers, directors and 5% shareholders will be entered into on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the independent, disinterested directors of the Company.


Directors' Compensation

     Each of the Company's independent, non-employee Directors will receive compensation of $1,500 per meeting for each regularly scheduled meeting in which he participates. In addition, each of the independent, non-employee members of the Board who serve on the Audit, Compensation and/or Option Committee of the Board of Directors will receive a $750 fee per meeting for each regularly scheduled Committee meeting in which he participates unless such meeting is held on the day of a regularly scheduled meeting of the Board of Directors. The Company also will provide reimbursement to Directors for reasonable and necessary expenses incurred in connection with attendance at meetings of the Board of Directors or its Committees. Directors are eligible to receive stock option grants pursuant to the Company's 1998 Stock Option Plan.


Executive Compensation


     The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and each of the other executive officers of the Company whose salary exceeded $100,000 (collectively, the "Named Executives") during the year ended June 30, 1998.

                          Summary Compensation Table




            Name and Principal Position                  Salary        Bonus
---------------------------------------------------   -----------   -----------
Harvey I. Houtkin
Chairman, Chief Executive Officer and Secretary
Year ended June 30:
   1998 ...........................................    $919,231      $100,000
   1997 ...........................................     618,093       800,000
   1996 ...........................................     595,000       156,000
Mark D. Shefts
President, Chief Operating Officer, Chief Financial
Officer, Treasurer and Director
Year ended June 30:
   1998 ...........................................     943,363       100,000
   1997 ...........................................     557,692       900,000
   1996 ...........................................     600,000       176,000
Linda Lerner
Executive Vice President and General Counsel
Year ended June 30:
   1998 ...........................................     149,038            --
   1997 ...........................................     110,000        10,000
   1996 ...........................................     100,000         5,000


1998 Stock Option Plan



     The Company's 1998 Stock Option Plan (the "Plan") was adopted by the Board of Directors and the shareholders of the Company on May 11, 1998. A total of 1,535,354 shares of Common Stock are reserved for issuance upon exercise of options to be granted under the Plan, 1,000,000 of which will be granted as of the effective date of this Offering. No other options have been granted under the Plan. Those eligible to receive stock option grants under the Plan include employees, Directors and consultants. The Plan will be administered by the Option Committee of the Board of Directors of the Company, which will be comprised of the two outside directors, Messrs. Ross and Kashan.



     Subject to the provisions of the Plan, the Option Committee, as administrator of the Plan, has the discretion to determine the optionees and/or grantees, the type of options to be granted (incentive stock options ("ISOs") or non-qualified stock options (" NQSOs")), the vesting provisions, the terms of the option grants and such other related provisions as are consistent with the Plan. The exercise price of an ISO may not be less than the fair market value per share of the Common Stock on the date of grant or, in the case of an optionee who beneficially owns 10% or more of the outstanding capital stock of the Company, not less than 110% of the fair market value per share on the date of grant.


     The options terminate not more than ten years from the date of grant, subject to earlier termination on the optionee's death, disability or termination of employment with the Company, but provide that the term of any options granted to a holder of more than 10% of the outstanding shares of Common Stock may be no longer than five years. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's assets in which the successor corporation does not assume outstanding options or issue equivalent options, the Board of Directors of the Company is required to provide accelerated vesting of outstanding options. The Plan terminates on May 10, 2008.



     As of April 30, 1998, no awards had been granted by the Company under the Plan. The Company intends to grant NQSOs to purchase 1,000,000 shares of Common stock to its employees and director-nominees, such grants to become effective only upon the successful completion of the Offering. Such options will be exercisable at a price per share equal to the initial public offering price of the shares of Common Stock, will have an expiration date of September 30, 2008, and will vest at a rate of twenty-five percent per year from the date of grant.

401(k) Plan

     The Company currently maintains a 401(k) salary reduction plan (the "401(k) Plan") which is intended to qualify under Section 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, all employees who are not members of a collective bargaining group and who are 21 years of age or older are eligible to participate in the 401(k) Plan after they complete six months of service. All eligible executive officers other than Messrs. Houtkins, Shefts and Waldman participate in the 401(k) Plan.

     Eligible employees electing to participate in the 401(k) Plan may defer a portion of their compensation on a pre-tax basis by contributing a percentage thereof to the 401(k) Plan. There is no minimum contribution, and the maximum contribution is prescribed in Section 401(k) of the Code. Such maximum for 1998 is $10,000. The Company makes matching contributions equal to 3% of the first 6% of a participating employee's annual salary, up to $4,800. Eligible employees who elect to participate in the Company's 401(k) Plan vest in the Company's matching contribution as follows: less than one year of service--0%; one year of service--20%; two years of service--40%; three years of service--60%; four years of service--80%; and five years of service--100%.

Employment Agreements; Key-Man Insurance


     On April 20, 1998, the Company entered into three-year employment agreements with Harvey I. Houtkin Chairman, Chief Executive Officer and Secretary of the Company, and Mark D. Shefts, President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company commencing the effective date of the Offering. Pursuant to the terms of these agreements, Messrs. Houtkin and Shefts are each entitled to receive $500,000 plus 5% of net earnings before taxes per year for the terms of the agreements, to a maximum of an additional $500,000 in each of the first two years and $1,500,000 in the third year, life insurance, benefits under any Company benefit plans, as well as reimbursement of certain employment related expenses. In the event of a change of control of ownership of the Company, each employment agreement will be extended so that the new term of the employment agreement, as of the date of the change of control, will be three years. Should such employment agreements not be renewed by the Company, Messrs. Houtkin and/or Shefts will continue to receive compensation under the employment agreements for an additional one-year period. If Mr. Houtkin shall not be elected Chairman and Chief Executive Officer of the Company, or Mr. Shefts not be elected President, Chief Operating Officer, and Treasurer of the Company, or given authority or responsibilities appropriate to their respective positions, Mr. Houtkin or Mr. Shefts, as the case may be, could terminate his employment and receive all amounts that otherwise would have been paid during the three year term or, if the unexpired portion of the term is less than two years, compensation for a two year period. The same compensation amounts would also be paid by the Company should Messrs. Houtkin or Shefts be terminated without cause. Each of the employment agreements contains a prohibition against competing with the Company or soliciting customers or employees from the Company for a period of two years after the termination of the agreement or for such longer period as the employee is compensated by the Company; provided, however, that such non-compete provisions are reduced and/or eliminated in their entirety after six or nine years, respectively. Each of the agreements permits the Company to terminate the agreement for cause or upon the death or disability of Mr. Houtkin or Mr. Shefts.


     The Company is applying for key-man insurance on the lives of Messrs. Houtkin and Shefts in the amount of $1 million each. There can be no assurance that such insurance can be obtained in such amount, if at all.

                              CERTAIN TRANSACTIONS

     During the fiscal year ended June 30, 1997, the Company made a series of non-interest bearing, revolving loans to Messrs. Mark D. Shefts and Harvey I. Houtkin, shareholders, officers and directors of the Company, which loans were payable on demand. The loans to Mark D. Shefts totaled $433,722 and the loans to Harvey I. Houtkin totaled $300,292. Said loans were repaid in full during the fiscal year ended June 30, 1997.

     During the fiscal year ended June 30, 1997, the Company made two non-interest bearing, revolving loans to its parent Rushmore, for working capital purposes, which loans were payable on demand. The loans to Rushmore totaled $500,000. Said loans, together with previously outstanding loans totaling $886,877, were repaid during the fiscal year ended June 30, 1997.

     During the nine months ended March 31, 1998, the Company made a series of non-interest bearing, revolving loans to its parent Rushmore, for working capital purposes, which loans were payable on demand. The loans to Rushmore totaled $1,774,323. Said loans, together with previously outstanding loans totaling $199,941, were repaid during the nine months ended March 31, 1998.

     As of the date hereof, there were no remaining outstanding loans to officers, directors, parents or affiliates of the Company.


     During April 1998, the Company borrowed, on an interest-free basis, an aggregate of $611,000 from its parent, Rushmore, in order to provide additional funds for the Company's proprietary trading activities. This amount was reduced by $38,441, which represented an advance by the Company for a portion of Rushmore's federal tax obligation, leaving a balance due to Rushmore of $572,559 at June 30, 1998. In July 1998, Rushmore converted the balance of $572,559 into additional paid-in capital.

     During May 1998, the Company borrowed, on an interest-free basis, an aggregate of $135,000 from its affiliate, ATTG, for working capital purposes. The loan was repaid in June 1998.


     All-Tech leases its principal office space in Montvale, New Jersey, which consists of 12,395 square feet of space from Summit Plaza, Inc., a company wholly owned by Messrs. Houtkin and Shefts. The annual rent, excluding certain additional maintenance expenses, is $247,900; this lease expires on March 31, 2003. This lease was modified in May 1998. Prior to such modification, the Company occupied 12,395 square feet of space at an annual rental of $181,460, pursuant to both a long-term lease and a month-to-month rental arrangement. Approximately 400 square feet of such space was subleased to affiliates of the Company, including Rushmore and ATTG, and to a non-affiliate. The Company believes that its lease has been and is on terms no less favorable than could be obtained from an unaffiliated third party. Double H Management Corp. ("Double H"), another wholly owned subsidiary of the Company's parent, Rushmore, leases space for three branch offices of the Company. The Company reimburses Double H for the rent due pursuant to such leases. An additional branch office is located on property owned by Mr. Shefts, at no cost to the Company.


     ATTG, a wholly owned subsidiary of the Company's parent, operates an electronic day trading training program. ATTG students are not required to become customers of the Company nor does the Company require its customers to take the ATTG program; however, ATTG is a significant source of referrals for the Company, as approximately 85% of the Company's customers have completed this program. Students who do open accounts at the Company are entitled to a discounted commission equal, in the aggregate, up to the amount of their tuition. The aggregate amount of discounted commissions accorded to students who attend ATTG's electronic day trading training program was approximately $272,000 and $375,000 for the year ended June 30, 1997 and the year ended June 30, 1998, respectively. When such programs are offered at branch locations, the Company does not charge ATTG for use of its facilities. There can be no assurance that ATTG and the Company will continue these arrangements or that ATTG will continue to train people who wish to become active electronic day traders. Although the Company could commence its own training, it has no plan to do so at this time.

                      PRINCIPAL AND SELLING STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of June 30, 1998, and as adjusted to reflect the sales of the shares of Common Stock offered hereby, with respect to the beneficial ownership of the Common Stock of the Company by (i) each person known to the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each of the Company's directors and director-nominees, (iii) each of the Named Executives, (iv) all of the directors, director-nominees and executive officers as a group, and (v) the Selling Stockholders.



                                                             Shares
                                                          Beneficially
                                                         Owned Prior to
                                                            Offering
       Name of Beneficial Owner(1)(2)                Number           Percent(3)
--------------------------------------------  -------------------  ---------------
Harvey I. Houtkin ..........................       10,344,448(4)     98.0%(4)
Mark D. Shefts .............................       10,344,448(4)     98.0%(4)
Rushmore Financial Services, Inc. ..........       10,133,337        96.0%
Harry M. Lefkowitz .........................               --          --
Linda Lerner ...............................               --          --
Robert D. Kashan(7) ........................               --          --
Josef A. Ross (7) ..........................               --          --
    All Directors, Director-Nominees and
 executive officers as a group (6 persons) .       10,555,559         100%


                                                                                  Shares
                                                   Number                      Beneficially
                                                  Of Shares                  Owned After the
                                                    Being                        Offering
       Name of Beneficial Owner(1)(2)              Offered                Number              Percent(3)
--------------------------------------------  ----------------  -------------------------  ---------------
Harvey I. Houtkin ..........................       195,000(5)           10,149,448(4)(6)         72.2%(4)
Mark D. Shefts .............................       195,000(5)           10,149,448(4)(6)         72.2%(4)
Rushmore Financial Services, Inc. ..........            --              10,133,337(6)            72.0%
Harry M. Lefkowitz .........................            --                      --                 --
Linda Lerner ...............................            --                      --                 --
Robert D. Kashan(7) ........................            --                      --                 --
Josef A. Ross (7) ..........................            --                      --                 --
    All Directors, Director-Nominees and
 executive officers as a group (6 persons) .       390,000              10,149,448               72.2%

------------
(1) The address of each beneficial owner is in care of the Company, 160 Summit Avenue, Montvale, New Jersey 07645.

(2) Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Generally, a person is deemed to be the beneficial owner of a security if she/he has the right to acquire voting or investment power within 60 days. Except as set forth in the footnotes to this table, the persons and entity named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder.


(3) The applicable percentage of ownership is based on shares of Common Stock outstanding on June 30, 1998, and shares of Common Stock outstanding after the completion of this Offering.


(4) Includes shares beneficially owned by Rushmore, which is 50% owned by Mr. Houtkin and 50% owned by Mr. Shefts.


(5) Shares of Common Stock being offered by such stockholder as a Selling Stockholder in this Offering.

(6) The Selling Stockholders have granted the Underwriters an Over-Allotment Option to purchase up to 292,500 shares of Common Stock solely to cover over-allotments, if any. This table assumes that the Over-Allotment Option will not be exercised by the Underwriters. See "Underwriting."

(7) Director-nominee.

                         DESCRIPTION OF CAPITAL STOCK


     The Company's authorized capital stock consists of 55,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of undesignated Preferred Stock, $.01 par value per share. As of the date of this Prospectus, there were 10,555,559 shares of Common Stock issued and outstanding and held of record by three shareholders. There are no shares of Preferred Stock designated or issued. See "Capitalization."


     The following statements are brief summaries of certain provisions with respect to the Company's capital stock contained in its Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to the Registration Statement. The following summary is qualified in its entirety by reference thereto.


Common Stock


     Holders of shares of Common Stock are entitled to one vote for each share held of record on matters to be voted on by the shareholders of the Company. Subject to the rights of holders of shares of Preferred Stock, if any, holders of shares of Common Stock will be entitled to receive dividends when, as and if declared by the Board of Directors and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of the liquidation, dissolution or winding up of the Company. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. All of the issued and outstanding shares of Common Stock are, and all shares of Common Stock to be sold in this Offering will be, duly authorized, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, shares of any series of Preferred Stock that the Company may designate and issue in the future.


Preferred Stock



     The Company's Board of Directors may, without further action by the Company's shareholders, from time to time, direct the issuance of any authorized but unissued or unreserved shares of Preferred Stock in series and may, at the time of issuance, determine the rights preferences and limitations of each series. The holders of Preferred Stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of the Common Stock. The Board of Directors could issue Preferred Stock with voting and other rights that could adversely affect the voting power of the holders of Common Stock and could have certain anti-takeover effects. The Company has no present plan to issue any shares of Preferred Stock.



Registration Rights



     Pursuant to the Representatives' Warrant Agreement between the Representatives (other than All-Tech) and the Company, for a period of five years commencing on the effective date of this Offering the Representatives may request that the Company file a registration statement covering the sale of the 390,000 shares of Common Stock which may be issued upon exercise of the Representatives' Warrants. In general, all fees, costs and expenses of any such registration will be borne by the Company. The Representatives may also request that any registration statement filed by the Company during the five year period commencing on the date of this Prospectus cover the sale of such shares of Common Stock, at the Company's expense. See "Underwriting."



Limitation of Director Liability


     The Certificate of Incorporation of the Company limits the liability of directors of the Company to the Company and its shareholders to the fullest extent permitted by Delaware law. Specifically, directors of the Company will not be personally liable for money damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporate Law ("DGCL"), which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

     In addition, the Company's By-Laws provide for indemnification of directors, officers, employees or agents of the Company under certain circumstances. Specifically, the Company shall indemnify any person who (i) was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, has no reasonable cause to believe his or her conduct was unlawful, or (ii) was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjusted to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.


Delaware Law and Certain Charter and By-Law Provisions


 Delaware Law:


     The Company is subject to the provisions of Section 203 ("Section 203") of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless the business combination is approved in a prescribed manner. A "business combination" is defined generally to include mergers or consolidations, asset sales and certain other transactions resulting in a financial benefit to the "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in certain cases, within three years prior, did own) 15% or more of the corporation's outstanding voting stock. Under Section 203, a business combination between the Company and an "interested stockholder" is prohibited unless it satisfies one of the following conditions: (i) the Com-pany's Board of Directors must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an "interested stockholder," or (ii) upon consummation of the transaction that resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced (excluding, for purposes of determining the number of shares outstanding, shares owned by (a) persons who are directors and also officers and (b) employee stock plans, in certain instances); or (iii) the business combination is approved by the Board of Directors and authorized at an annual or special meeting of the shareholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder."


 Special Meetings:


     The By-Laws provide that special meetings of shareholders for any purpose or purposes can be called only upon the request of the Chairman of the Board or the written consent of three-quarters of the entire Board.


Number of Directors; Removal; Filling Vacancies


     Subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances, the By-laws provide that the number of directors shall be not less than two nor more than 12; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors are elected to staggered terms of three years. Any vacancy occurring in the Board caused by death, resignation, removal or otherwise, and any newly created directorship resulting from an increase in the number of directors, may be filled only by the affirmative vote of at least a majority of the directors then in office, although such directors are less than a quorum, or by the sole remaining director. Furthermore, the By-Laws provide that any one or more of the directors of the Company may be removed from office only for cause and only by the affirmative vote of three-quarters of the entire Board of Directors or by the affirmative vote of two-thirds of the votes represented by the issued and outstanding shares of the Company entitled to vote at a meeting called for such purpose.

     The provisions of the By-Laws governing terms of office and removal may have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company, or of attempting to change the composition or policies of the Board of Directors, even though such attempt might be beneficial to the Company or its shareholders. These provisions of the By-Laws could thus increase the likelihood that incumbent directors will retain their positions.

 Amendment of Company By-Laws:

     In order to adopt, repeal, alter or amend the provisions set forth therein, the By-Laws require the unanimous written consent of all directors or the affirmative vote of a majority of the entire Board of Directors acting at a regular or special meeting called by written notice, which written notice shall include notice of the proposed action to amend the By-Laws, or by the affirmative vote of a majority of votes represented by the issued and outstanding shares of the Company entitled to vote at a meeting called for such purpose.


Classified Board

     The Certificate of Incorporation and By-Laws provide that the Board of Directors be divided into three classes with each class serving for a three-year term. Each class will consist, as nearly as possible, of an equal number of directors. Classes shall be elected in successive years.


Consent of Shareholders


     The Certificate of Incorporation provides that any action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may not be taken by written consent without a meeting except in the case of a merger in which the Corporation is the surviving corporation.


     Certain provisions of Delaware Law, the Certificate of Incorporation and the By-Laws may have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Corporation, or of attempting to change the composition or policies of the Board of Directors, even though such attempt might be beneficial to the Corporation or its shareholders. These provisions of Delaware Law, the Certificate of Incorporation and the By-Laws could thus increase the likelihood that incumbent directors will retain their positions.


Transfer Agent and Registrar


     The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Immediately following the consummation of this Offering there will be 14,065,559 shares of Common Stock issued and outstanding (assuming no exercise of the Underwriter's Over-Allotment Option). Of these shares, the 3,900,000 shares of Common Stock sold in this Offering will be freely transferable and tradeable in the United States (except for shares held by affiliates of the Company) without restriction or further registration under the Securities Act. An additional 1,535,354 shares of Common Stock are reserved for issuance under the Company's 1998 Stock Option Plan. The remaining 10,165,559 shares of Common Stock outstanding will be "restricted securities" for purposes of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption afforded by Rule 144. Additionally, each officer, director and holder of Common Stock of the Company and all holders of options to acquire shares of Common Stock have agreed not to, directly or indirectly, offer, sell, transfer, pledge, assign, hypothecate or otherwise encumber or dispose of any securities of the Company for a period of 12 months following the date of this Prospectus without the prior written consent of the Representatives. All of such shares of Common Stock will be eligible for resale in the public market without registration, subject to certain volume and other limitations, pursuant to Rule 144 upon the later to occur of (i) 90 days after the effective date of this Offering or (ii) expiration or waiver of the Lockup Agreements.

     In general, under Rule 144(e), as currently in effect, a stockholder (or stockholders whose shares are aggregated), including an affiliate, who has beneficially owned for at least one year shares of Common Stock that are treated as "restricted securities," would be entitled to sell publicly, within any three-month period, up to the greater of 1% of the then outstanding shares of Common Stock (140,655 shares immediately after the completion of this Offering) or the average weekly reported trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of sale is given, provided certain requirements are satisfied. In addition, affiliates of the Company must comply with additional requirements of Rule 144 in order to sell shares of Common Stock (including shares acquired by affiliates in this Offering). Under Rule 144, a shareholder deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale by him or her, and who has beneficially owned for at least two years shares of Common Stock that are treated as "restricted securities," would be entitled to sell those shares without regard to the foregoing requirements.


     No predictions can be made as to the effect, if any, that sales of securities or the availability of securities for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock in the public market, or the perception that such sales could occur, could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities. See "Risk Factors--Potential Decreases in the Market Price of Common Stock Resulting from Future Sale of Common Stock."

                                 UNDERWRITING



     The Underwriters named below (the "Underwriters"), acting through their representatives, ISG Solid Capital Markets, LLC, Joseph Charles & Associates, Inc., and All-Tech Investment Group, Inc. (the "Representatives"), have severally agreed, subject to the terms and conditions contained in the Underwriting Agreement (the "Underwriting Agreement"), to purchase from the Company and the Selling Stockholders, and the Company and the Selling Stockholders have agreed to sell to the Underwriters on a firm commitment basis, the respective number of shares of Common Stock set forth opposite their names:





                                               Number of
                Underwriter                     Shares
-------------------------------------------   ----------
ISG Solid Capital Markets, LLC ............
Joseph Charles & Associates, Inc. .........
All-Tech Investment Group, Inc. ...........
 Total ....................................   3,900,000
                                              =========




     The Underwriters are committed to purchase all of the shares of Common Stock offered hereby, if any of the shares are purchased. The Underwriting Agreement provides that the obligations of the several Underwriters are subject to the conditions precedent specified therein.


     The Company and the Selling Stockholders have been advised by the Representative that the Underwriters initially propose to offer the shares of Common Stock to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less concessions
not in excess of $     per share. Such dealers may re-allow a concession not in
excess of $     per share to certain other dealers. After the commencement of the Offering, the public offering price, concessions and re-allowances may be changed by the Representatives. Pursuant to the Rules of the NASD, the Underwriters will not make any sales to discretionary accounts.


     The Company and the Selling Stockholders have granted to the Underwriters the Over-Allotment Option, exercisable during the 45-day period from the date of this Prospectus, to purchase from the Company and the Selling Shareholders up to an additional 585,000 shares of Common Stock in the aggregate at the initial public offering price, less underwriting discounts and the non-accountable expense allowance. Such option may be exercised only for the purpose of covering over-allotments, if any, incurred in the sale of the Common Stock offered hereby. To the extent such option is exercised in whole or in part, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the number of shares of Common Stock proportionate to its initial commitment.


     The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make. The Company and the Selling Stockholders have agreed to pay to the Representatives a non-accountable expense allowance equal to 1 1/2% of the gross proceeds derived from the sale of the Common Stock underwritten, or $526,500 ($605,475 if the Underwriter's Over-Allotment Option is exercised in full), of which $75,000 has been paid to date by the Company.


     In connection with this Offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase the Common Stock for the purpose of stabilizing market prices. The Underwriters also may create a short position for the account of the Underwriters by selling more shares of Common Stock in connection with the Offering than they are committed to purchase from the Company and the Selling Stockholders, and in such case may purchase shares of Common Stock in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to 585,000 shares of Common Stock by exercising the Over-Allotment Option referred to above. In addition, the Representatives may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the Offering) for the account of other Underwriters, the selling concession with respect to the shares of Common Stock that are distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.


     All directors, officers and holders of shares of Common Stock, options, warrants or other securities convertible, exercisable or exchangeable for Common Stock have, pursuant to certain lock-up agreements, agreed not to offer, sell or otherwise dispose of any securities of the Company for a period of 12 months following the date of this Prospectus without the prior written consent of the Representatives and the Company. An appropriate legend shall be placed on the certificates representing such securities. The Representatives have no general policy with respect to the release of such securities prior to the expiration of the lock-up period and no present intention to waive or modify any of these restrictions on the sale of Company securities.


     In connection with this Offering, the Company has agreed to sell to the Representatives (other than All-Tech), and/or its designees, for nominal consideration, Representatives' Warrants to purchase from the Company up to 390,000 shares of Common Stock. The Representatives' Warrants are initially exercisable at any time during a period of four (4) years commencing at the beginning of the second year after their issuance and sale at a price of $ (120% of the public offering price of the Common Stock) per share of Common Stock. The Representatives' Warrants provide for adjustment in the number of securities issuable upon the exercise thereof as a result of certain subdivisions and combinations of the Common Stock. The Representatives' Warrants grant to the holders thereof certain rights of registration for the securities issuable upon exercise thereof. In addition, the Representatives' Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one year from the date of this Prospectus except to officers of the Representatives. All-Tech will not be entitled to any portion of the Representatives' Warrants.


     Prior to this Offering, there has been no public market for the Common Stock. Consequently, the initial public offering price of the Common Stock has been determined by negotiation between the Company, the Selling Stockholders and the Representatives and does not necessarily bear any relationship to the Company's asset value, net worth or other established criteria of value. The factors considered in such negotiations, in addition to prevailing market conditions, included the history of and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure and such other factors as were deemed relevant. Under the Rules of the NASD, when an NASD member such as All-Tech participates in the distribution of its securities, the public offering price can be no higher than that recommended by a "qualified independent underwriter" meeting certain standards. In accordance with this requirement, Joseph Charles & Associates Inc. has served as a "qualified independent underwriter" of the Offering, and in connection therewith recommended a price in compliance with the Rules, and conducted due diligence, and participated in the preparation of the Registration Statement of which this Prospectus is a part.


     ISG Solid Capital Markets, LLC ("ISG") commenced operations in early 1997. The current president and chief executive officer of ISG has been a principal of various broker-dealers since 1978; however, prior to this Offering, ISG had co-managed only two other public securities offerings, and had acted as an underwriter in several other offerings. Prior to this Offering, All-Tech had not co-managed or acted as an underwriter of any other public offerings. However, the principals of All-Tech have been principals of a broker-dealer which co-managed only two other public securities offerings and had acted as an underwriter in one other offering. Therefore, except for Joseph Charles & Associates, Inc., each of the Representatives has limited experience as a manager, co-manager or underwriter of public offerings of securities. During the five years immediately preceding the filing of the Registration Statement of which this prospectus forms a part, Joseph Charles & Associates, Inc. has managed or co-managed 12 public offerings of securities.



     The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to a copy of each such agreement which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Additional Information."

                                 LEGAL MATTERS


     The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Sichenzia, Ross & Friedman LLP, located in New York, New York. Orrick, Herrington & Sutcliffe LLP, New York, New York, has acted as counsel for the Underwriters in connection with the Offering.



                                    EXPERTS

     The financial statements of All-Tech Investment Group, Inc. have been audited by Wolinetz, Gottlieb & Lafazan, P.C., independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.



                            ADDITIONAL INFORMATION


     The Company has filed with the Securities and Exchange Commission in Washington, D.C., a Registration Statement under the Securities Act for the shares of Common Stock offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits included with the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and with respect to any contract or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference. For further information about the Company and the Securities offered by this Prospectus, reference is hereby made to the Registration Statement and exhibits included with the Registration Statement. A copy of the Registration Statement, including exhibits, may be inspected without charge at the Securities and Exchange Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of certain prescribed rates.


     Upon consummation of the Offering, the Company will become subject to the information requirements of the Exchange Act and, in accordance therewith, will file reports and other information with the Securities and Exchange Commission in accordance with its rules. These reports and other information concerning the Company may be inspected and copied at the public reference facilities referred to above as well as certain regional offices of the Securities and Exchange Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

     The Securities and Exchange Commission also maintains a Web Site which contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission (such as the Company) at http:\\www.sec.gov.

                        ALL-TECH INVESTMENT GROUP, INC.

                         INDEX TO FINANCIAL STATEMENTS




                                                                              Page
                                                                             -----
Independent Auditors' Report .............................................    F-2
Balance Sheets as of June 30, 1997 and 1998 ..............................    F-3
Statements of Operations for the Years Ended June 30, 1996, 1997 and 1998     F-4
Statement of Changes in Stockholders' Equity for the Years Ended June 30,
1996, 1997 and 1998 .....................................................     F-5
Statements of Cash Flows for the Years Ended June 30, 1996, 1997 and 1998     F-6
Notes to Financial Statements ............................................    F-7

                         INDEPENDENT AUDITORS' REPORT

To the Officers and Directors
All-Tech Investment Group, Inc.
Montvale, New Jersey



We have audited the accompanying balance sheets of All-Tech Investment Group, Inc. as of June 30, 1997 and 1998, and the related statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of All-Tech Investment Group, Inc. as of June 30, 1997 and 1998, and the results of its operations and cash flows for each of the three years in the period ended June 30, 1998 in conformity with generally accepted accounting principles.


                                        WOLINETZ, GOTTLIEB & LAFAZAN, P.C.



Rockville Centre, New York
August 20, 1998
 (Except for Note 12, as to which
 the date is September 11, 1998)

                        ALL-TECH INVESTMENT GROUP, INC.
                                BALANCE SHEETS




                                                                             June 30,
                                                                   -----------------------------
                                                                        1997            1998
                                                                   -------------   -------------
ASSETS
 Cash and cash equivalents .....................................    $  641,414      $  985,182
 Receivable from brokers (net of allowance for doubtful
   accounts of $409,921 in 1998) ...............................        98,033       1,648,071
 Securities owned -- at market value ...........................     2,243,007         546,084
 Other receivables .............................................       195,870         213,643
 Property and equipment -- net .................................       411,322         591,859
 Loan receivable -- parent .....................................       199,941              --
 Loans receivable -- affiliates ................................         9,000              --
 Deferred tax assets ...........................................            --          71,000
 Deferred offering costs .......................................                       223,099
                                                                                    ----------
Total Assets ...................................................    $3,798,587      $4,278,938
                                                                    ==========      ==========
LIABILITIES AND STOCKHOLDERS'
 EQUITY
Liabilities:
 Payable to clearing broker ....................................    $1,027,113      $       --
 Accounts payable ..............................................       501,766         811,920
 Securities sold, not yet purchased -- at market value .........       368,800         378,067
 Income taxes payable ..........................................        46,250         339,812
 Loan payable-parent ...........................................            --         572,559
                                                                    ----------      ----------
   Total Liabilities ...........................................     1,943,929       2,102,358
                                                                    ----------      ----------
Commitments and Contingencies
Stockholders' Equity:
 Preferred stock, $.01 par value;
   5,000,000 shares authorized, none outstanding ...............            --              --
 Common stock, $.001 par value; 55,000,000
   shares authorized, 10,555,559 shares issued
   and outstanding .............................................        10,556          10,556
 Additional paid-in capital ....................................     1,553,212       1,553,212
 Retained earnings .............................................       290,890         612,812
                                                                    ----------      ----------
   Total Stockholders' Equity ..................................     1,854,658       2,176,580
                                                                    ----------      ----------
Total Liabilities and Stockholders' Equity .....................    $3,798,587      $4,278,938
                                                                    ==========      ==========


    The accompanying notes are an integral part of the financial statements.

                        ALL-TECH INVESTMENT GROUP, INC.
                           STATEMENTS OF OPERATIONS




                                                                    Years Ended
                                                                      June 30,
                                                ----------------------------------------------------
                                                      1996               1997              1998
                                                ----------------   ----------------   --------------
REVENUES:
 Brokerage commissions and fees .............     $ 10,703,575       $ 15,392,862      $16,619,453
 Trading gains (losses) .....................           64,112            132,421         (392,558)
 ECN fees -- net ............................               --                 --        1,652,536
 Other ......................................          306,892            538,533          416,418
                                                  ------------       ------------      -----------
    Total Revenues ..........................       11,074,579         16,063,816       18,295,849
                                                  ------------       ------------      -----------
COSTS AND EXPENSES:
 Clearing charges ...........................        2,505,805          3,688,293        3,030,722
 Technology development .....................          208,877            366,475          442,177
 Communication costs ........................          976,626          2,376,036        4,043,794
 Employee compensation and benefits .........        4,161,102          6,056,590        6,323,938
 Occupancy costs ............................          105,585            386,271        1,077,104
 Other ......................................        1,755,160          1,588,210        2,674,251
                                                  ------------       ------------      -----------
    Total Costs and Expenses ................        9,713,155         14,461,875       17,591,986
                                                  ------------       ------------      -----------
INCOME BEFORE PROVISION
 FOR INCOME TAXES ...........................        1,361,424          1,601,941          703,863
PROVISION FOR INCOME TAXES ..................          610,278            664,505          211,000
                                                  ------------       ------------      -----------
NET INCOME ..................................     $    751,146       $    937,436      $   492,863
                                                  ============       ============      ===========
Basic earnings per common share .............     $        .07       $        .09      $       .05
                                                  ============       ============      ===========
 Weighted average common shares outstanding         10,555,559         10,555,559       10,555,559
                                                  ============       ============      ===========



    The accompanying notes are an integral part of the financial statements.

                        ALL-TECH INVESTMENT GROUP, INC.
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY






                                                                  Additional        Retained
                                       Preferred      Common        Paid-In         Earnings
                                         Stock         Stock        Capital        (Deficit)           Total
                                      -----------   ----------   ------------   ---------------   ---------------
Balances -- July 1, 1995 ..........       $ --       $10,556     $1,553,212      $    (47,692)     $  1,516,076
Net Income ........................         --            --             --           751,146           751,146
                                          ----       -------     ----------      ------------      ------------
Balances -- June 30, 1996 .........         --        10,556      1,553,212           703,454         2,267,222
Net Income ........................         --            --             --           937,436           937,436
Dividends Paid ....................         --            --             --        (1,350,000)       (1,350,000)
                                          ----       -------     ----------      ------------      ------------
Balances -- June 30, 1997 .........         --        10,556      1,553,212           290,890         1,854,658
Net Income ........................         --            --             --           492,863           492,863
Dividends Paid ....................         --            --             --          (170,941)         (170,941)
                                          ----       -------     ----------      ------------      ------------
Balances -- June 30, 1998 .........       $ --       $10,556     $1,553,212      $    612,812      $  2,176,580
                                          ====       =======     ==========      ============      ============


    The accompanying notes are an integral part of the financial statements.

                        ALL-TECH INVESTMENT GROUP, INC.
                           STATEMENTS OF CASH FLOWS





                                                                                             Years Ended
                                                                         ---------------------------------------------------
                                                                                              June 30,
                                                                         ---------------------------------------------------
                                                                               1996              1997              1998
                                                                         ---------------   ---------------   ---------------
Cash Flows from Operating Activities:
 Net income ..........................................................    $    751,146      $    937,436      $    492,863
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation .......................................................          28,159            63,026           250,871
  Allowance for doubtful accounts ....................................              --                --           409,921
  Loss on abandonment ................................................              --            43,544                --
  Deferred tax assets ................................................              --                --           (71,000)
  Changes in Operating Assets and
   Liabilities:
   Receivable from brokers ...........................................        (479,188)          624,819        (1,959,959)
   Securities owned -- at market value ...............................        (947,941)       (1,143,636)        1,696,923
   Prepaid expenses ..................................................          18,661                --                --
   Other receivables .................................................         (30,889)         (161,581)          (17,773)
   Other .............................................................              --                --                --
   Accounts payable ..................................................          28,391           408,932           310,154
   Payable to clearing broker ........................................         181,055           769,237        (1,027,113)
   Securities sold, not yet purchased-at market value ................          35,291           333,509             9,267
   Income taxes payable ..............................................         610,000          (563,750)          293,562
                                                                          ------------      ------------      ------------
Net Cash Provided by Operating Activities ............................         194,685         1,311,536           387,716
                                                                          ------------      ------------      ------------
Cash Flows from Investing Activities:
 Purchases of property and equipment .................................         (43,074)         (380,632)         (431,408)
                                                                          ------------      ------------      ------------
Cash Flows from Financing Activities:
 Payments of loans -- parent .........................................      (1,774,378)         (500,000)       (1,812,764)
 Procceds of loans -- parent .........................................       1,768,700         1,386,877         2,585,264
 Dividends paid ......................................................              --        (1,350,000)         (170,941)
 Loan to related parties and affiliates ..............................         (49,429)         (743,014)               --
 Repayment of loans to related parties and
  affiliates .........................................................          43,463           739,980             9,000
 Proceeds of loans -- affiliate ......................................              --                --           135,000
 Repayments of loans -- affiliate ....................................              --                --          (135,000)
 Deferred offering costs .............................................              --                --          (223,099)
                                                                          ------------      ------------      ------------
Net Cash Provided (Used) by Financing
 Activities ..........................................................         (11,644)         (466,157)          387,460
                                                                          ------------      ------------      ------------
Increase in Cash and Cash
 Equivalents .........................................................         139,967           464,747           343,768
Cash and Cash Equivalents -- Beginning of Period .....................          36,700           176,667           641,414
                                                                          ------------      ------------      ------------
Cash and Cash Equivalents -- End of Period ...........................    $    176,667      $    641,414      $    985,182
                                                                          ============      ============      ============
Supplemental Cash Flow Disclosure:
 Cash Paid for Interest ..............................................    $     20,174      $     41,975      $     27,511
                                                                          ============      ============      ============
 Cash Paid for Income Taxes ..........................................    $         --      $  1,246,965      $     49,480
                                                                          ============      ============      ============


    The accompanying notes are an integral part of the financial statements.

                        ALL-TECH INVESTMENT GROUP, INC.


                         Notes to Financial Statements


NOTE 1 -- Nature of Business and Summary of Significant Accounting Policies


     Nature of Business


     All-Tech Investment Group, Inc., (the "Company") is a corporation formed for the purpose of conducting business as a broker/dealer in securities. The Company is a 96% owned subsidiary of Rushmore Financial Services, Inc., a privately owned corporation (the "Parent").

     The Company operates under the provisions of Paragraph (k)(2)(ii) of Rule 15c3-3 of the Securities and Exchange Commission and, accordingly, is exempt from the remaining provisions of that Rule. Essentially, the requirements of Paragraph (k)(2)(ii) provide that the Company clear all transactions on behalf of customers on a fully disclosed basis with a clearing broker/dealer, and promptly transmit all customer funds and securities to the clearing broker/dealer. The clearing broker/dealer carries all of the accounts of the customers and maintains and preserves all related books and records as are customarily kept by a clearing broker/dealer.

     The Company, through its trading system software, provides its customers with real time computerized access to price information for over-the-counter securities traded on Nasdaq and securities traded on various national and regional exchanges, and enables its customers to instaneously transmit buy and sell orders for execution. The Company has also commenced operation of an electronic communications network ("ECN").



     Revenue Recognition


     The Company derives its revenues primarily from commissions related to customer transactions. The Company records client and proprietary trading transactions on a settlement date basis, which is generally three business days after trade date. Revenues and expenses related to such transactions are recorded on settlement date which is not materially different than trade date. The Company is exposed to risk of loss on these transactions in the event a client or broker fails to meet the terms of their contracts, in which case the Company may have to purchase or sell the positions at prevailing market prices.



     The Company records revenues from its ECN subscribers and non-subscribers on a transaction date basis. Revenues from remote customers are recognized on the last date of the month for the services provided for that month.

     High volume users are not billed for the monthly remote service fee.

     Students of ATTG (see Note 10) receive a rebate based on the amount of trades executed during the month. This amount is recorded as a reduction of income.

     One time, non-refundable fees for the opportunity to manage a branch are recognized upon execution of the branch office management agreement.


     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.


     Cash and Cash Equivalents


     The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. Cash equivalents consist primarily of money market accounts.


     Marketable Securities

     Securities owned and securities sold but not yet purchased are stated at fair market value and represent equity securities in which the Company acts as market maker and performs proprietary trading. Securities owned and securities sold but not yet purchased consist of equity securities.

                        ALL-TECH INVESTMENT GROUP, INC.

NOTE 1 -- Nature of Business and Summary of Significant Accounting Policies -- (Continued)

     Securities sold but not yet purchased represent obligations of the Company to deliver the specified security at the contracted price. A liability is thereby created to purchase the security in the market at prevailing prices. Accordingly, these transactions result in off-balance-sheet risk as the Company's ultimate obligation to satisfy the sale of securities sold but not yet purchased may exceed the amount recognized in the statement of operations.


     Unrealized gains and losses on securities are reflected in the statement of operations.


     Depreciation



     Property and equipment is stated at cost, less accumulated depreciation. Depreciation is computed primarily by the straight-line method over the estimated useful lives of the related assets, which approximate three to five years.



     Estimated Fair Value of Financial Instruments


     Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments," requires the Company to report the fair value of financial instruments, as defined. Substantially all of the Company's assets and liabilities are carried at fair value or contracted amounts which approximate fair value.


     Brokerage receivables and payables are recorded at contracted amounts which approximate fair value.


     Technology Development Costs


     Technology development costs are charged to operations as incurred. Technology development costs include costs incurred in the development and enhancement of software used in connection with services provided by the Company.


     Income Taxes


     The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax liabilities and assets at tax rates expected to be in effect when these balances reverse. Future tax benefits attributable to temporary differences are recognized to the extent that realization of such benefits is more likely than not.


     Deferred Offering Costs



     Deferred offering costs represent charges incurred in connection with a proposed initial public offering of the Company's Common Stock and Warrants. Upon successful completion of such Offering, the aggregate offering costs will be charged to additional paid-in capital. In the event that the proposed Offering is unsuccessful, the aggregate offering costs will be charged to operations in the appropriate period.

     Reclassifications


     Certain items in these financial statements have been reclassified to conform to the current period presentation.


     Stock-Based Compensation


     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an

                        ALL-TECH INVESTMENT GROUP, INC.

NOTE 1 -- Nature of Business and Summary of Significant Accounting Policies -- (Continued)

employee must pay to acquire the stock. Since the Company intends to set the exercise price of the Company's employee stock options to be granted prior to the Company's proposed initial public offering (see Note 9) equal to the market price of the underlying stock on the date of grant, no compensation expense will be recognized.

     New Accounting Pronouncements

     In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128). The new rules are effective for both interim and annual financial statements for the periods ending after December 15, 1997. SFAS 128 supersedes APB No. 15 to conform earnings per share with international standards as well as to simplify the complexity of the computation under APB No. 15. The previous primary earnings per share ("EPS") calculation is replaced with a basic EPS calculation. The basic EPS differs from the primary EPS calculation in that the basic EPS does not include any potentially dilutive securities. Fully dilutive EPS is replaced with diluted EPS and should be disclosed regardless of dilutive impact to basic EPS. Accordingly, the Company has adopted SFAS 128 effective December 31, 1997.

     In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This statement, which is effective for fiscal years beginning after December 15, 1997, expands or modifies disclosures and should have no impact on the Company's financial position, results of operations or cash flows.

     In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). This statement, which is effective for fiscal years beginning after December 15, 1997, establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. This Statements supersedes SFAS 14, "Financial Reporting for Segments of a Business Enterprise", but retains the requirements to report information about major customers. It amends SFAS 94, "Consolidation of All Majority-Owned Subsidiaries", to remove the special disclosure requirements for previously unconsolidated subsidiaries. Management is currently evaluating what impact, if any, SFAS 131 would have on the Company's financial position, results of operations or cash flows.

     In 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" (SFAS 132). This statement, which is effective for fiscal years beginning after December 15, 1997, although earlier application is encouraged, revises employers' disclosures about pension and other postretirement benefit plans, It does not change the measurement or recognition of those plans, It standardizes the disclosure requirements for pension and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer as useful as they were when SFAS 87, "Employers' Accounting for Pensions, No. 88, Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and No. 106, Employers' Accounting for Postretirement Benefits Other than Pensions," were issued. The Statement suggests combined formats for presentation of pension and other postretirement benefit disclosures.

     In 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). This statement, which is effective for years beginning after June 15, 1999, establishes accounting and reporting standards for derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities.
It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure of changes in the fair value of a recognized asset or liability or an unrecognized firm commitment,
(b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transactions.

                        ALL-TECH INVESTMENT GROUP, INC.

NOTE 2 -- Brokerage Receivables and Payables




                                                                             June 30,
                                                                    --------------------------
                                                                       1997           1998
                                                                    ----------   -------------
Receivable from brokers consist of the following:
Receivable from clearing broker-commissions and trading .........    $65,396      $1,041,323
Clearing broker deposit receivable ..............................     32,637          25,576
Receivable from brokers--ECN fees (net of
 allowance for doubtful accounts of $409,921) ...................         --         581,172
                                                                     -------      ----------
                                                                     $98,033      $1,648,071
                                                                     =======      ==========


     Payable to clearing broker represents net amounts owed on security positions.


NOTE 3 -- Property and Equipment




                                                           June 30,
                                                    -----------------------
                                                       1997         1998
                                                    ----------   ----------
Property and equipment consists of the following:
Furniture and Fixtures ..........................    $ 78,570     $ 78,570
Office Equipment and Computers ..................     380,632      800,040
Vehicles ........................................      51,739       51,739
Leasehold Improvements ..........................          --       12,000
                                                     --------     --------
                                                      510,941      942,349
Less: Accumulated Depreciation ..................      99,619      350,490
                                                     --------     --------
                                                     $411,322     $591,859
                                                     ========     ========


NOTE 4 -- Regulatory Requirements


     The Company is subject to the Uniform Net Capital Rule (the "Rule") under the Securities Exchange Act of 1934. Under this Rule, the Company is required to maintain net capital, as defined, equal to the greater of $100,000 or $2,500 for each stock it posts a quote in that trades above $5 per share and $1,000 for each stock it posts a quote in that trades at $5 or less per share, up to $1,000,000 and a net capital ratio, as defined, of a maximum of 1500%. At June 30, 1997 the Company's net capital was $453,672, which exceeded its net capital requirement by $353,672 and its net capital ratio was 121%. At June 30, 1998 the Company's net capital was $551,934, which exceeded its minimum net capital requirement by $227,434 and its net capital ratio was 312%.


NOTE 5 -- Commitments and Contingencies

     Lease Commitments


     The Company has entered into a new lease commencing June 1, 1998 and ending March 31, 2003 for office facilities. The lessor is a corporation whose stockholders are also the stockholders of both the Company's parent and the Company. The lease provides for annual base rent of approximately $248,000 and the payment of other occupancy costs. The lease also provides that the Company pay for increases in its pro-rata share of real estate taxes and utility costs above the original base period. The Company sublets a portion of its office facilities on a month to month basis to certain related companies.

                        ALL-TECH INVESTMENT GROUP, INC.

NOTE 5 -- Commitments and Contingencies  -- (Continued)

     Approximate future minimum rentals under this lease is summarized as follows:




 Year Ending June 30,
---------------------
         1999            $248,000
         2000            $248,000
         2001            $248,000
         2002            $248,000
         2003            $186,000




     Rent expense net of sublets under a prior lease with this affiliate for the years ended June 30, 1996, 1997 and 1998 was approximately $65,100, $69,900 and $142,000 respectively.


     Third Party Vendors


     The Company depends on third party vendors for real time and historical financial market data. The Company has written agreements with these vendors. The Company has an alternative arrangement for backup with respect to one significant vendor and will have to make additional alternative arrangements if other vendors become unable to perform. These arrangements with third party vendors are generally for one to two year periods. Minimum annual commitments at June 30, 1998 under these agreements were approximately $130,000 expiring June 30, 1999.


     Legal


     The Company is involved in legal proceedings and claims which arise in the ordinary course of its business. Management believes that the outcome of such litigation and claims will not result in any material adverse effect on the Company's financial position or results of operations.

     Litigation

     In June 1998, the Company instituted an arbitration against a broker dealer ("B/D") by filing a Statement of Claim with the National Association of Securities Dealers, Inc. The arbitration seeks compensatory damages in the amount of $97,538, punitive damages in the amount of $500,000, as well as interest, costs, and disbursements and attorneys fees. The arbitration was commenced as a result of the B/D's refusal to pay the Company's ECN fees arising from the B/D's entering trades involving OTC securities with the ATTAIN ECN. The allegations set forth in the Statement of Claim include claims based upon breach of contract, quantum meruit and fraud. The Company is also currently denying access to the B/D, as well as 33 other ATTAIN ECN users, because they have either requested that the Company block their access to the ATTAIN ECN or they have stated to the Company that they will not pay their ATTAIN ECN bills. The Company intends to vigorously pursue its legal remedies to recover unpaid accounts receivable. However, there can be no assurance that such efforts will be successful.

     Employment Agreements

     The Company has employment agreements with two senior executives and stockholders of the Company. The employment agreements were made on April 20, 1998 and commence on the effective date of the Company's proposed initial public offering of its Common Stock (see Note 9). The agreements have a term of three years from the effective date and provide for annual aggregate compensation of $1,000,000, aggregate additional salaries of 10% of net earnings before taxes to a maximum of an additional $1,000,000 in the first two years and $3,000,000 in the third year, and payment of certain employment related expenses.

     ATTAIN ECN

     The Company operates the ATTAIN ECN pursuant to a no-action letter originally issued by the SEC in February 1998, which granted no-action relief through the period ending April 15, 1998. In April 1998 the no-action relief was extended through the period ending August 17, 1998, and in August 1998, the no-action relief was further extended through the period ending October 16, 1998. The no-action letter, as extended, is

                        ALL-TECH INVESTMENT GROUP, INC.

NOTE 5 -- Commitments and Contingencies  -- (Continued)


conditioned upon the continued compliance with the terms expressed in the earlier no-action letters, which include, but are not limited to, rapid response time to orders by the ATTAIN ECN, periodic review of the capacity and integrity of the system, compliance with Year 2000 review and compliance with restrictions as to maximum transaction fees.


     All ECN's, including the ATTAIN ECN, are subject to an ongoing review of their operations by the SEC for compliance with the provisions of the no-action letter and for compliance with securities regulations in general. In this regard, the operation of the ATTAIN ECN is examined, on an ongoing basis, by the Division of Market Regulation of the SEC for such compliance. In the course of its review, the Division of Market Regulation of the SEC has questioned whether the Company's operation of the ATTAIN ECN is in the manner described in the Company's letter requesting a no-action position. The Company believes that it has, at all times, operated the ATTAIN ECN in accordance with the provisions of the no-action letter. No assurance can be given that a determination will not be made that the Company's operation of the ATTAIN ECN was not in accordance with the provisions of the no-action letter or securities laws in general.


Year 2000


     The Company's review of its own operating systems does not indicate any Year 2000 problems. However, the Company is highly dependent on third party vendors. Failures and interruptions, if any, resulting from the inability of certain computing systems of third party vendors, including the Company's clearing broker, to recognize the Year 2000 could have a material adverse effect on the Company's results of operations. The Company's clearing broker has recently informed the Company that it is not currently Year 2000 compliant. There can be no assurance that the Year 2000 issue can be resolved by any of such third parties prior to the upcoming change in the century. Although the Company may incur substantial costs, particularly costs resulting from increased charges by its third party service providers, as a result of such third party service providers correcting Year 2000 issues, such costs are not sufficiently certain to estimate at this time.



NOTE 6 -- Financial Instruments with Off-Balance Sheet Credit Risk


     As a securities broker, the Company is engaged in buying and selling securities for a diverse group of investors. The Company introduces these transactions for clearance to another broker/dealer on a fully disclosed basis.




     The Company's exposure to credit risk associated with non-performance of customers in fulfilling their contractual obligations pursuant to securities transactions can be directly impacted by volatile trading markets which may impair the customers' ability to satisfy their obligations to the Company and the Company's ability to liquidate the collateral at an amount equal to the original contracted amount. The agreement between the Company and its clearing broker provides that the Company is obligated to assume any exposure related to such non-performance by its customers. The Company seeks to control the aforementioned risks by requiring customers to maintain margin collateral in compliance with various regulatory requirements and the clearing broker's internal guidelines. The Company monitors its customer activity by reviewing information it receives from its clearing broker on a daily basis, and requiring customers to deposit additional collateral, or reduce positions when necessary. At June 30, 1998, the Company believes that its exposure to such credit risk is immaterial.


     The Company is obligated to settle transactions with brokers and/or other financial institutions even if its customers fail to meet their obligations to the Company. Customers are required to complete their transactions on settlement date, generally three business days after trade date. If customers do not fulfill their contractual obligations, the Company may incur losses. The Company has established procedures to reduce this risk by requiring that customers deposit cash and/or securities into their account prior to placing an order. In addition, the Company monitors each of its customers via computer analysis to assess risk of each trade and the customer's overall position.

                        ALL-TECH INVESTMENT GROUP, INC.

NOTE 6 -- Financial Instruments with Off-Balance Sheet Credit Risk
 -- (Continued)


     The Company may at times maintain inventories in equity securities on both a long and short basis. While long inventory positions represent the Company's ownership of securities, short inventory positions represent obligations of the Company to deliver specified securities at a contracted price, which may differ from market prices prevailing at the time of completion of the transactions. Accordingly, both long and short inventory positions may result in losses or gains to the Company as market values of securities fluctuate. To mitigate the risk of losses, long and short positions are marked to market daily and are continuously monitored by the Company.



NOTE 7 -- Savings Plan


     The Company established a defined contribution 401(k) plan effective January 1, 1998 that covers substantially all employees meeting certain minimum eligibility requirements. Participating employees can elect to defer a portion of their compensation and contribute it to the plan on a pretax basis. The Company may also match certain amounts and/or provide additional discretionary contributions, as defined. The Company has made discretionary contributions of approximately $34,000 to date.


NOTE 8 -- Income Taxes
     The Company and its Parent and subsidiaries are members of a group of affiliated companies which join in filing a consolidated federal income tax return. In addition, the Company also files separate state and local tax returns.

     Each company in the consolidated group pays its share of federal income taxes based on its taxable income. Members with losses record tax benefits to the extent such losses are recognized in the consolidated federal tax provisions. Federal taxes are paid to, or received from, the Parent based upon each company's unconsolidated taxable income or loss. State and local taxes are paid on a separate basis by each company. At June 30, 1997 and 1998, the Company had no taxes payable to the Parent.


     The components of income tax provision (benefit) are as follows:




                                                                  Year Ended June 30
                                                        ---------------------------------------
                                                            1996          1997          1998
                                                        -----------   -----------   -----------
Current:
Federal (Net of benefit of $88,000 in 1998) .........    $417,198      $512,505      $ 207,000
State ...............................................     193,080       152,000         75,000
                                                         --------      --------      ---------
   Total current ....................................     610,278       664,505        282,000
Deferred -- (benefit) ...............................          --            --        (71,000)
                                                         --------      --------      ---------
Total income tax provision ..........................    $610,278      $664,505      $ 211,000
                                                         ========      ========      =========

     Deferred income taxes are recorded when revenues and expenses are recognized in different periods for financial statement and tax return purposes. Temporary differences that created deferred tax assets are as follows:






                                          Year Ended June 30
                                     ----------------------------
                                      1996     1997       1998
                                     ------   ------   ----------
Deferred Tax Assets:
  Depreciation ...................    $--      $--      $25,000
  Uncollectible Reserves .........     --       --       46,000
                                      ---      ---      -------
                                      $--      $--      $71,000
                                      ===      ===      =======

                        ALL-TECH INVESTMENT GROUP, INC.

     NOTE 8 -- Income Taxes -- (Continued)

     The effective tax rates differed from the federal statutory rates as follows:


                                                                   Year Ended June 30,
                                                           ------------------------------------
                                                              1996         1997         1998
                                                           ----------   ----------   ----------
Tax expense at federal statutory rate ..................   34.0%        34.0%           34%
State income taxes, net of federal tax benefit .........   10.4          6.3           7.0
Federal income tax refund ..............................     --           --         (12.5)
Other ..................................................     .4          1.2           1.5
                                                           -----        -----        ------
   Effective tax rate ..................................   44.8%        41.5%         30.0%
                                                           =====        =====        ======


NOTE 9 -- Proposed Initial Public Offering

     The Company has filed a Registration Statement relating to the initial public offering of its common stock (the "Offering"). The Company intends to offer to the public 3,510,000 shares of its Common Stock at $9.00 per share for gross proceeds to the Company of $31,590,000 before underwriting costs and expenses of the Offering. In addition, the Company may sell an additional 292,500 shares at $9.00 per share pursuant to an over-allotment option exercisable by the Underwriters. Additional terms of the Offering include: the sale of 390,000 shares of Common Stock at $9.00 per share to be offered by Selling Stockholders, an Over-Allotment Option of 292,500 shares at $9.00 per share to be offered by Selling Stockholders exercisable by the Underwriters and at the closing of the proposed Offering a grant to the Underwriter of five year warrants.


NOTE 10 -- Related Party Transactions

     The Company has an agreement with All-Tech Training Group, Inc. ("ATTG"), an affiliate and wholly-owned subsidiary of the Company's Parent, whereby the Company offers ATTG students a discounted commission equal, in the aggregate, up to the amount of their tuition.

     The Company subleases on a month to month basis three branch office facilities from Double H Management, Inc. ("Double H"), an affiliate and wholly owned subsidiary of the Company's Parent at an aggregate annual rental of approximately $80,000.

     The Company leases its executive offices from Summit Plaza Associates, Inc. ("Summit"), an affiliate of the Company's Parent at an aggregate annual rental of approximately $248,000 (See Note 5).

     In April 1998 the Company borrowed $611,000 from its Parent. The loan is non-interest bearing and payable on demand. This amount was reduced by $38,441, which represented an advance by the Company for a portion of the Parent's federal tax obligation, leaving a balance due to the Parent of $572,559 at June 30, 1998.

NOTE 11 -- Stockholders' Equity

     Recapitalization and Reincorporation

     In May, 1998 the Company re-incorporated in the State of Delaware with authorized capital stock consisting of 55,000,000 shares of Common Stock, par value $.001 per share and 5,000,000 shares of undesignated Preferred Stock, $.01 par value per share. Concurrently, the Company effected a 68.75 for 1 forward split on the new Delaware common shares. All share and per share data have been restated to give retroactive effect to this recapitalization.


     The Company's Board of Directors may, without further action by the Company's stockholders, from time to time, direct the issuance of any authorized but unissued or unreserved shares of Preferred Stock in series and

                        ALL-TECH INVESTMENT GROUP, INC.

NOTE 11 -- Stockholders' Equity  -- (Continued)


may, at the time of issuance, determine the rights, preferences and limitations of each series. The holders of Preferred Stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of the Common Stock. The Board of Directors could issue Preferred Stock with voting and other rights that could adversely affect the voting power of the holders of Common Stock and could have certain anti-takeover effects.


     Stock Option Plan


     The Company's 1998 Stock Option Plan (the "Plan") was adopted by the Board of Directors of the Company on May 11, 1998. A total of 1,535,354 shares of Common Stock are reserved for issuance upon exercise of options to be granted under the Plan, of which the Company intends to grant 1,000,000 stock options as of the effective date of the Company's proposed initial public offering of its Common Stock and Warrants. The options granted will be exercisable at a price equal to the initial public offering price per share, have an expiration date of September 30, 2008, and vest at a rate of 25% per year from the date of grant.

Note 12 -- Subsequent Events
     In July 1998, the Parent converted its loan to the Company of $572,559 into additional paid-in capital (see Note 10).
     On September 9, 1998 NASD Regulation, Inc. issued an order of dismissal, dismissing the Company's claims against Instinet Corporation. The order of dismissal requires the Company to pay Instinet $55,000 in reimbursement of legal fees incurred, as well to pay NASD Regulation, Inc. $27,750 in hearing fees.
     On September 11, 1998 the Company effected a 1.46546 for 1 reverse split on its common stock. All share and per share data have been restated to give retroactive effect to this recapitalization.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       No Underwriter, dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with this Offering other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, by any Selling Stockholder or by any Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates or an offer to, or a solicitation of, any person in any jurisdiction where such an offer or solicitation is unauthorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                     -----------------------------------
                               TABLE OF CONTENTS




                                                   Page
                                                ---------
Prospectus Summary ..........................        3
Risk Factors ................................        6
Use of Proceeds .............................       22
Dividend Policy .............................       22
Dilution ....................................       23
Capitalization ..............................       24
Selected Financial Data .....................       25
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations ...............................       26
Business ....................................       33
Management ..................................       45
Certain Transactions ........................       49
Principal and Selling Shareholders ..........       50
Description of Capital Stock ................       51
Shares Eligible for Future Sale .............       55
Underwriting ................................       56
Legal Matters ...............................       58
Experts .....................................       58
Additional Information ......................       58
Index to Financial Statements ...............      F-1


                     -----------------------------------
       Until    , 1998 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
--------------------------------------------------------------------------------
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



[GRAPHIC OMITTED]


                                   All-Tech
                            Investment Group, Inc.



                        3,900,000 Shares of Common Stock







                   ----------------------------------------
                                  PROSPECTUS
                   ----------------------------------------

ISG Solid Capital Markets, LLC
                       Joseph Charles & Associates, Inc.
                                                 All-Tech Investment Group, Inc.

                                      , 1998




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 13. Other Expenses of Issuance and Distribution


     The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of Common Stock being registered, excluding underwriting discounts and commissions and the Representative's non-accountable expense allowance. All amounts are estimates except the SEC registration fee, the NASD filing fee and the AMEX listing fee.




                                                   Amount to
                                                    be Paid
                                                ---------------
       SEC registration fee .................   $ 32,677.71
       NASD filing fee ......................     11,577.19
       AMEX listing fee .....................     50,000.00
       Printing and engraving ...............    110,000.00
       Legal fees and expenses ..............     70,000.00
       Accounting fees and expenses .........     75,000.00
       Blue sky fees and expenses ...........     20,000.00
       Transfer agent fees ..................      5,000.00
       Miscellaneous ........................     35,745.10
                                                ------------
        Total ...............................   $410,000.00
                                                ============


ITEM 14. Indemnification of Directors and Officers


     Section 145 of the General Corporation Law of the State of Delaware ("Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner s/he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his or her duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.


     In accordance with Delaware Law, the Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Registrant for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.


     Article 13 of the By-Laws of the Registrant provides for indemnification of the officers and directors of the Registrant to the fullest extent permitted by applicable law.

     In connection with the reincorporation of the Registrant in the State of Delaware, the Registrant entered into indemnification agreements with each director and officer, a form of which is attached as Exhibit 10.1 hereto. The indemnification agreements provide indemnification to such directors and officers under certain circumstances for acts or omissions which may not be covered by directors' and officers' liability insurance. Reference is also made to Section 8 of the Underwriting Agreement contained in Exhibit 1.1 hereto, indemnifying officers and directors of the Registrant against certain liabilities.


ITEM 15. Recent Sales of Unregistered Securities

     None.


ITEM 16. Exhibits and Financial Statement Schedules

     (1) Exhibits




        Exhibit
        Number           Document Description
       ---------         --------------------
         *1.1       Form of Underwriting Agreement.
         *3.1       Certificate of Incorporation.
         *3.2       By-Laws of the Registrant.
         *4.1       Specimen of Common Stock Certificate.
         *4.2       Form of Representative's Warrant Agreement, including Form of Representative's Warrant
                    Certificate.
        **5.1       Opinion of Sichenzia, Ross & Friedman LLP.
         *10.1      1998 Stock Option Plan.
         *10.2      401(k) Plan.
         *10.3      Lease of premises at 160 Summit Avenue, Montvale, New Jersey.
         *10.4      Employment Agreement dated April 20, 1998, by and between Harvey I. Houtkin and the
                    Registrant.
         *10.5      Employment Agreement dated April 20, 1998, by and between Mark D. Shefts and the Registrant.
        *+10.6      Clearing Agreement between Registrant and Southwest Securities Corp. dated July 15, 1997, as amended August 4, 1997.
         *10.7      License Agreement dated January 31, 1995 by and between the Registrant and PC Quote.
         *10.8      Dow Jones Financial News Services 2 Year Plan Subscription Agreement.
         *10.9      S&P Comstock Subscriber Agreement.
         10.10      Form of Branch Office Management Agreement.
          23.1      Consent of Independent Auditors.
        **23.2      Consent of Counsel (included in Exhibit 5.1).
         *24.1      Power of Attorney (see page II-4).
          27.1      Financial Data Schedule as of and for the year ended June 30, 1997 and as of and for the year ended June 30, 1998.
         *99.1      Consent of Josef A. Ross.
         *99.2      Consent of Robert D. Kashan.


------------
 * Previously filed
** To be filed by amendment

 + Certain portions of this Exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been separately filed with the Commission under the confidentiality request


     (2) Financial Statement Schedules

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the Financial Statements or Notes thereto.

ITEM 17. Undertakings


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Restated By-Laws of Registrant, Indemnification Agreements entered into between the Registrant and its directors and officers, Underwriting Agreement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MONTVALE, STATE OF NEW JERSEY ON THIS 17TH DAY OF SEPTEMBER, 1998.
                                          ALL-TECH INVESTMENT GROUP, INC.



                                          By /s/ Harvey I. Houtkin

                                            -------------------------------
                                             Harvey I. Houtkin
                                             Chairman and Chief
                                             Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Harvey Houtkin and Mark Shefts, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and a new Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


                                  SIGNATURES





/s/ Harvey I. Houtkin              Chief Executive Officer, Secretary and Director
-----------------------------      September 17, 1998
     Harvey I. Houtkin


/s/ Mark D. Shefts                 President, Treasurer and Director
-----------------------------      September 17, 1998
     Mark D. Shefts


/s/ Harry M. Lefkowitz             Senior Vice President and Director
-----------------------------      September 17, 1998
     Harry M. Lefkowitz

                                 EXHIBIT INDEX




        Exhibit
        Number           Document Description
      ----------         --------------------
              *1.1       Form of Underwriting Agreement.
              *3.1       Certificate of Incorporation.
              *3.2       By-Laws of the Registrant.
              *4.1       Specimen of Common Stock Certificate.
              *4.2       Form of Representative's Warrant Agreement, including Form of Representative's Warrant
                         Certificate.
             **5.1       Opinion of Sichenzia, Ross & Friedman LLP.
              *10.1      1998 Stock Option Plan.
              *10.2      401(k) Plan.
              *10.3      Lease of premises at 160 Summit Avenue, Montvale, New Jersey.
              *10.4      Employment Agreement dated April 20, 1998, by and between Harvey I. Houtkin and the
                         Registrant.
              *10.5      Employment Agreement dated April 20, 1998, by and between Mark D. Shefts and the Registrant.
             *+10.6      Clearing Agreement between Registrant and Southwest Securities Corp. dated July 15, 1997, as amended August 4, 1997.
              *10.7      License Agreement dated January 31, 1995 by and between the Registrant and PC Quote.
              *10.8      Dow Jones Financial News Services 2 Year Plan Subscription Agreement.
              *10.9      S&P Comstock Subscriber Agreement.
               10.10     Form of Branch Office Management Agreement.
               23.1      Consent of Independent Auditors.
             **23.2      Consent of Counsel (included in Exhibit 5.1).
              *24.1      Power of Attorney (see page II-4).
               27.1      Financial Data Schedule as of and for the year ended June 30, 1997 and as of and for the year ended June 30, 1998.
              *99.1      Consent of Josef A. Ross.
              *99.2      Consent of Robert D. Kashan.


------------
 * Previously filed
** To be filed by amendment

 + Certain portions of this Exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been separately filed with the Commission under the confidentiality request.